Filed pursuant to Rule 424(b)(2)
File No. 333-236415
The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 12, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated February 13, 2020)
Prospect Capital Corporation
Shares
$ Aggregate Liquidation Preference

5.50% Series A2 Preferred Stock
This is an offering by Prospect Capital Corporation of shares, par value $0.001 per share of preferred stock, with a $ aggregate liquidation preference (the “Preferred Stock”). The Preferred Stock will be issued as shares of 5.50% Series A2 Preferred Stock, par value $0.001 per share (the “A Shares”). We are offering the A Shares by this prospectus supplement. We offer additional series of preferred stock and may in the future offer other series of preferred stock, and the dividend rate, fees and expenses of such additional and other series may vary from those of the Preferred Stock offered by this prospectus supplement and such additional and other series of preferred stock are or will be offered under a revised or a separate prospectus supplement. With respect to any conversion of the Preferred Stock, we may elect, at our sole discretion and subject to the restrictions and limitations described herein, to pay any portion (or no portion) of the amount owed in cash and settle the remaining portion in shares of our common stock, as described below. This prospectus supplement and the related prospectus also cover the shares of common stock into which the Preferred Stock may be converted.
Holder Optional Conversion. At any time prior to the listing of the Preferred Stock on a national securities exchange, shares of the Preferred Stock will be convertible, at the option of the holder of the Preferred Stock (the “Holder Optional Conversion”). We will settle any Holder Optional Conversion by paying or delivering, as the case may be, (A) any portion of the Settlement Amount (as defined below) that we elect to pay in cash and (B) a number of shares of our common stock at a conversion rate equal to (1) (a) the Settlement Amount, minus (b) any portion of the Settlement Amount that we elect to pay in cash, divided by (2) the arithmetic average of the daily volume weighted average price of shares of our common stock over each of the five consecutive trading days ending on the Holder Conversion Exercise Date (as defined herein) (such arithmetic average, the “5-day VWAP”). “Settlement Amount” means (A) $25.00 per share (the “Stated Value”), plus (B) unpaid dividends accrued to, but not including, the Holder Conversion Exercise Date, minus (C) the Holder Optional Conversion Fee applicable on the respective Holder Conversion Deadline. Subject to certain limited exceptions, we will not pay any portion of the Settlement Amount in cash (other than cash in lieu of fractional shares of our common stock) until the five year anniversary of the date on which a share of Preferred Stock has been issued. Beginning on the five year anniversary of the date on which a share of Preferred Stock is issued, we may elect to settle all or a portion of any Holder Optional Conversion in cash without limitation or restriction. The right of holders to convert a share of Preferred Stock will terminate upon the listing of such share on a national securities exchange.
Issuer Optional Redemption. Subject to certain limited exceptions allowing earlier redemption, beginning on the earlier of the five year anniversary of the date on which a share of Preferred Stock has been issued, or, for listed shares of Preferred Stock, five years from the earliest date on which any series that has been listed was first issued (the earlier of such dates, the “Redemption Eligibility Date”), such share of Preferred Stock may be redeemed at any time or from time to time at our option (the “Issuer Optional Redemption”) upon not less than 10 calendar days nor more than 90 calendar days written notice to the holder prior to the date fixed for redemption thereof, at a redemption price of 100% of the Stated Value of the shares of Preferred Stock to be redeemed plus unpaid dividends accrued to, but not including, the date fixed for redemption.

Issuer Optional Conversion. Subject to certain limitations, each share of Preferred Stock will be convertible at our option, upon not less than 30 calendar days nor more than 90 calendar days written notice to the holder (the “Issuer Optional Conversion”) prior to the date fixed for conversion thereof. We will settle any Issuer Optional Conversion by paying or delivering, as the case may be, (A) any portion of the IOC Settlement Amount (as defined below) that we elect to pay in cash and (B) a number of shares of our common stock at a conversion rate equal to (1) (a) the IOC Settlement Amount, minus (b) any portion of the IOC Settlement Amount that we elect to pay in cash, divided by (2) the 5-day VWAP. “IOC Settlement Amount” means (A) the Stated Value, plus (B) unpaid dividends accrued to, but not including, the date fixed for conversion. We will not exercise an Issuer Optional Conversion with respect to a share of Preferred Stock until after the second anniversary of its issuance, except as described in this prospectus supplement. In connection with an Issuer Optional Conversion, we will use commercially reasonable efforts to obtain or maintain any stockholder approval that may be required under the Investment Company Act of 1940 (the “1940 Act”) to permit us to sell our common stock below net asset value. If we do not have or have not obtained any required stockholder approval under the 1940 Act to sell our common stock below net asset value and the 5-day VWAP is at a discount to our net asset value per share of common stock, we will settle any conversions in connection with an Issuer Optional Conversion by paying or delivering, as the case may be, (A) any portion of the IOC Settlement Amount that we elect to pay in cash and (B) a number of shares of our common stock at a conversion rate equal to (1) (a) the IOC Settlement Amount, minus (b) any portion of the IOC Settlement Amount that we elect to pay in cash, divided by (2) the net asset value (“NAV”) per share of common stock at the close of business on the business day immediately preceding the date of conversion. We will not pay any portion of the IOC Settlement Amount from an Issuer Optional Conversion in cash (other than cash in lieu of fractional shares of our common stock) until the Redemption Eligibility Date. Beginning on the Redemption Eligibility Date, we may elect to settle any Issuer Optional Conversion in cash without limitation or restriction. In the event that we exercise an Issuer Optional Conversion with respect to any shares of Preferred Stock, the holder of such Preferred Stock may instead elect a Holder Optional Conversion with respect to such Preferred Stock provided that the date of conversion for such Holder Optional Conversion would occur prior to the date of conversion for an Issuer Optional Conversion.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “PSEC.” The last reported sale price of our common stock on May 10, 2021 was $8.06 per share.
We may in the future apply for listing of one or more series of the Preferred Stock on a national securities exchange, including the A Shares.
We are also offering shares of our preferred stock in separate offerings. See “Incorporation by Reference” and “Prospectus Summary—Recent Developments—Debt and Equity”.
Investing in the Preferred Stock involves certain risks, including those described in the “Risk Factors” section beginning on page S-18 of this prospectus supplement and page 11 of the accompanying prospectus.

	Per Preferred Stock(1)	Maximum Offering(1)
Public offering price	$25.00
Selling concession	$2.50
Proceeds to Prospect Capital Corporation (before expenses)(2)(3)	$22.50
(1) The underwriter will purchase the A Shares from us at a selling concession equal to 10% of the Stated Value. The underwriting agreement provides that the underwriter will reoffer the A Shares to investors at one or more fixed public offering prices determined by the underwriter ranging from $22.50 to $25.00 per A Share. While the underwriter may reoffer the A Shares at any one or more of the fixed public offering prices within the $22.50 to $25.00 range, the underwriter does not anticipate exercising this flexibility and expects to reoffer the A Shares to investors at a price of $23.2875 per A Share (which would result in the underwriter retaining a selling concession of less than 10% of the Stated Value and less than 10% of gross offering proceeds). The underwriting agreement provides that all sales to the public by the underwriter will be in compliance in all material respects with applicable FINRA rules. See “Plan of Distribution.” Please contact your financial intermediary if you have any questions.
(2) The selling concessions received by the underwriter in connection with the offering and sale of the Preferred Stock, when combined with organization and offering expenses (including due diligence expenses), is not currently expected to exceed 10.5% of the gross offering proceeds. Our Board of Directors may, in its discretion, authorize the Company to incur underwriting and other offering expenses in excess of 10.5% of the gross offering proceeds. In no event will the combined selling concession and offering expenses exceed FINRA's limit on underwriting and other offering expenses.
(3) Assuming that the selling concession, when combined with organization and offering expenses, does not exceed 10.5%, net proceeds to us, after expenses, would be $ . The net proceeds to us of $22.50 per A Share will not be impacted by any reduction of the public offering price in connection with the sale of A Shares to investors.
UBS Securities LLC (“UBS”) is acting as underwriter in this offering. UBS is not required to sell any specific number or dollar amount of the Preferred Stock, but will use its “reasonable best efforts” to sell the Preferred Stock offered. The minimum permitted purchase is generally $2,500, but purchases of less than $2,500 may be made in UBS’s sole discretion. We may terminate this offering at any time or may offer Preferred Stock pursuant to a new registration statement.

Prospect Capital Corporation is a financial services company that lends to and invests in middle market, privately-held companies. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments. We are organized as an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the 1940 Act. Prospect Capital Management L.P. manages our investments and Prospect Administration LLC provides the administrative services necessary for us to operate.

This prospectus supplement and the accompanying prospectus contain important information you should know before investing in our securities. Please read it before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission, or the “SEC.” This information is available free of charge by contacting us at 10 East 40th Street, 42nd Floor, New York, NY 10016 or by telephone at (212) 448-0702. The SEC maintains a website at www.sec.gov where such information is available without charge upon written or oral request. Our internet website address is www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. Obligations of Prospect Capital Corporation and any subsidiary of Prospect Capital Corporation are not guaranteed by the full faith and credit of the United States of America. Neither Prospect Capital Corporation nor any subsidiary of Prospect Capital Corporation is a government-sponsored enterprise or an instrumentality of the United States of America.

We will deliver the A Shares through the facilities of The Depository Trust Company (“DTC Settlement”). See the section entitled “Description of the Preferred Stock—Book-Entry Procedures” in this prospectus supplement for a description of the DTC Settlement method. Delivery of the A Shares in book-entry form only through DTC settlement will be made on or about May , 2021.

UBS Investment Bank

Prospectus Supplement dated May , 2021.

INCORPORATION BY REFERENCE
This prospectus supplement is part of a registration statement that we have filed with the SEC. Pursuant to the Small Business Credit Availability Act, we are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), including any filings on or after the date of this prospectus supplement from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus supplement and accompanying prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus supplement. Any statement in a document incorporated by reference into this prospectus supplement will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus supplement or (2) any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes such statement. The documents incorporated by reference herein include:
•our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed with the SEC on August 26, 2020;
•the Financial Highlights in Note 16 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 filed with the SEC on September 11, 2015;
•our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2020, December 31, 2020 and March 31, 2021 filed with the SEC on November 9, 2020, February 9, 2021 and May 10, 2021, respectively;
•our Current Reports on Form 8-K filed with the SEC on July 23, 2020, August 5, 2020, September 3, 2020, October 19, 2020, November 4, 2020, November 13, 2020, November 17, 2020, December 7, 2020, December 16, 2020 (two filings), December 28, 2020, January 15, 2021, January 22, 2021, February 1, 2021, February 16, 2021, February 18, 2021, February 19, 2021, February 25, 2021, March 2, 2021, March 9, 2021, March 16, 2021 (two filings), March 23, 2021, April 7, 2021, May 3, 2021 and May 5, 2021;
•our definitive Proxy Statements on Schedule 14A filed with the SEC on September 28, 2020 and March 15, 2021;
•the description of our 5.50% Series A1 Preferred Stock, 5.50% Series M1 Preferred Stock and 5.50% Series M2 Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-35554) filed with the SEC on September 8, 2020, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;
•the description of our 5.50% Series AA1 Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-35554) filed with the SEC on November 27, 2020, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby; and
•the description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-50691) filed with the SEC on April 16, 2004, as updated by Exhibit 4.914 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed with the SEC on August 26, 2020 and including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.
To obtain copies of these filings, see “Available Information” in this prospectus supplement. We will also provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus supplement or the accompanying prospectus. You should direct requests for documents by writing to:
Investor Relations
10 East 40th Street, 42nd Floor
New York, NY 10016
This prospectus supplement is also available on our website at http://www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or accompanying prospectus.

S-i

FORWARD-LOOKING STATEMENTS
    Our annual report on Form 10-K for the year ended June 30, 2020, any of our quarterly reports on Form 10-Q or current reports on Form 8-K, or any other oral or written statements made in press releases or otherwise by or on behalf of Prospect Capital Corporation including this prospectus supplement, the accompanying prospectus and any related free writing prospectus may contain forward-looking statements within the meaning of Section 21E of the Exchange Act which involve substantial risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments and our investment management business. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “continues” and “scheduled” and variations of these words and similar expressions are intended to identify forward-looking statements. Our actual results or outcomes may differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933, or the “Securities Act.” These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•our future operating results;
•our business prospects and the prospects of our portfolio companies;
•the impact of investments that we expect to make;
•our contractual arrangements and relationships with third parties;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the impact of global health epidemics, including, but not limited to, the recent and ongoing novel coronavirus (“Wuhan Virus”) pandemic, on our and our portfolio companies' business and the global economy;
•uncertainty surrounding the financial stability of the United States, Europe and China;
•the ability of our portfolio companies to achieve their objectives,
•difficulty in obtaining financing or raising capital, especially in the current credit and equity environment, and the impact of a protracted decline in the liquidity of credit markets on our and our portfolio companies' business;
•the level and volatility of prevailing interest rates and credit spreads, magnified by the current turmoil in the credit markets;
•the impact of changes in London Interbank Offered Rate (“LIBOR”) on our operating results;
•adverse developments in the availability of desirable loan and investment opportunities whether they are due to competition, regulation or otherwise;
•a compression of the yield on our investments and the cost of our liabilities, as well as the level of leverage available to us;
•our regulatory structure and tax treatment, including our ability to operate as a business development company and a regulated investment company;
•the adequacy of our cash resources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments;
•authoritative generally accepted accounting principles or policy changes from such standard-setting bodies as the Financial Accounting Standards Board, the SEC, Internal Revenue Service (“IRS”), the Nasdaq Global Select Market and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business; and
S-ii

•any of the other risks, uncertainties and other factors we identify in “Risk Factors” and discuss elsewhere in this prospectus supplement and the accompanying prospectus and in our filings with the SEC.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, ability to obtain certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement, the accompanying prospectus and any related free writing prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and such risks and uncertainties could cause actual results to differ materially from those in any forward-looking statements. The Company reminds all investors that no forward-looking statement can be relied upon as an accurate or even mostly accurate forecast because humans cannot forecast the future. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, as applicable.
You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated herein or therein. We have not, and the underwriter has not, authorized any other person to provide you with information that is different from that contained in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates and we assume no obligation to update any such information. Our business, financial condition and results of operations may have changed since those dates. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.
This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or in addition to the information in that prospectus. You should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the Preferred Stock.
S-iii

S-iv

Legal Matters	81
Independent Accounting Firms	81
Available Information	81

S-v

PROSPECTUS SUMMARY
This summary highlights some information from this prospectus supplement and the accompanying prospectus, and it may not contain all of the information that is important to you. To understand the terms of the Preferred Stock offered hereby, you should read this prospectus supplement and the accompanying prospectus carefully. Together, these documents describe the specific terms of the offering. In addition, you should read the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, in any related free writing prospectus and in the documents incorporated by reference in this prospectus supplement and accompanying prospectus, as provided in “Incorporated by Reference” beginning on page S-i of this prospectus supplement and page i of the prospectus and in “Available Information” beginning on page S-63 of this prospectus supplement and on page 81 of the accompanying prospectus.
The terms “we,” “us,” “our” and “Company” refer to Prospect Capital Corporation; “Prospect Capital Management,” “Investment Adviser” and “PCM” refer to Prospect Capital Management L.P.; and “Prospect Administration” and the “Administrator” refer to Prospect Administration LLC.
The Company
Prospect Capital Corporation is a financial services company that primarily lends to and invests in middle market privately-held companies. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments. We are a closed-end investment company incorporated in Maryland. We have elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). As a BDC, we have elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). We are a non-diversified company within the meaning of the 1940 Act. Our headquarters are located at 10 East 40th Street, 42nd Floor, New York, NY 10016, and our telephone number is (212) 448-0702. We were organized on April 13, 2004 and were funded in an initial public offering completed on July 27, 2004. We are one of the largest BDCs with approximately $6.0 billion of total assets as of March 31, 2021.
We are externally managed by our investment adviser, Prospect Capital Management. Prospect Administration provides administrative services and facilities necessary for us to operate.
On May 15, 2007, we formed a wholly-owned subsidiary Prospect Capital Funding LLC (“PCF”), a Delaware limited liability company and a bankruptcy remote special purpose entity, which holds certain of our portfolio loan investments that are used as collateral for the revolving credit facility at PCF. PCF has been consolidated since operations commenced.
Investment Portfolio
As of March 31, 2021, we had investments in 123 portfolio companies and CLOs. The aggregate fair value as of March 31, 2021 of investments in these portfolio companies held on that date is approximately $5.9 billion. Our portfolio across all our performing interest-bearing investments had an annualized current yield of 11.8% as of March 31, 2021, excluding equity investments and non-accrual loans. Our annualized current yield was 9.4% as of March 31, 2021 across all investments.
Recent Developments
Investment Activity

On March 24, 2021, we made a new $16.8 million First Lien Term Loan investment and a new $32.0 million Second Lien Term Loan investment in First Brands Group, LLC, an after-market automotive repair parts supplier. The new investments settled on April 5, 2021.
On April 16, 2021, we entered a new $31.8 million Second Lien Term Loan investment and a new $18.2 million Delayed Draw Term Loan commitment with Redstone Buyer, LLC, a provider of cybersecurity and risk management services. Our new investments settled on April 30, 2021, with the Delayed Draw Term Loan unfunded at close.
On April 23, 2021, we made a new $20.0 million Second Lien Term Loan investment in Vision Solutions, Inc., a provider of data integrity software.
On April 30, 2021, Ahead Data Blue, LLC fully repaid the $57.5 million Second Lien Term Loan receivable to us at par.
On May 10, 2021, CP VI Bella Midco fully repaid the $15.8 million Second Lien Term Loan receivable to us at par.

Debt and Equity

On March 15, 2021, we filed a notice of meeting and definitive proxy statement in connection with a special meeting of our stockholders that is scheduled to be held on June 11, 2021 for the purpose of asking our stockholders to vote on a proposal to authorize us, with approval of our Board of Directors, to sell shares of our common stock (during the next 12 months) at a price or prices below our then-current net asset value per share in one or more offerings subject to certain conditions.

During the period from April 8, 2021 through May 6, 2021, we issued $20.7 million aggregate principal amount of Prospect Capital InterNotes® for net proceeds of $20.3 million.

On March 16, 2021, we commenced a tender offer to purchase for cash up to $30.0 million aggregate principal amount of the 4.95% Senior Convertible Notes due 2022 (the “2022 Notes”) at the purchase price of $102.00, plus accrued and unpaid interest (“2022 Notes March Tender Offer”). The 2022 Notes March Tender Offer expired at 12:00 midnight, New York City time, on April 14, 2021 (one minute after 11:59 p.m., New York City time, on April 13, 2021). As of the expiration date, $0.05 million aggregate principal amount of the 2022 Notes were validly tendered and accepted. Following settlement of the 2022 Notes March Tender Offer on April 16, 2021, approximately $111.1 million aggregate principal amount of the 2022 Notes remain outstanding.

On April 7, 2021, we commenced two separate tender offers to purchase for cash (i) up to $30.0 million aggregate principal amount of the 2023 Notes at the purchase price of $104.15, plus accrued and unpaid interest (“2023 Notes April Tender Offer”), and (ii) up to $30.0 million aggregate principal amount of the 6.375% 2024 Notes at the purchase price of $107.50, plus accrued and unpaid interest (“6.375% 2024 Notes April Tender Offer”, and together with the 2023 Notes April Tender Offer, the “April Tender Offers”). The April Tender Offers expired at 5:00 p.m., New York City time, on May 5, 2021 (one minute after 11:59 p.m., New York City time, on May 4, 2021). As of the expiration date, $0.8 million aggregate principal amount of the 2023 Notes and $0.2 million aggregate principal amount of the 6.375% 2024 Notes were validly tendered and accepted. Following settlement of the April Tender Offers on May 7, 2021, approximately $284.2 million aggregate principal amount of the 2023 Notes and $81.4 million aggregate principal amount of the 6.375% 2024 Notes remain outstanding.
On April 8, 2021 and April 22, 2021, we issued a total of 483,282 shares of our 5.50% Series A1 Preferred Stock and 63,626 shares of our 5.50% Series M1 Preferred Stock, excluding shares issued via the Preferred Stock Dividend Reinvestment Plan, for net proceeds of $12.5 million.
On April 28, 2021, we completed an extension of the Revolving Credit Facility (the “New Facility”) for PCF, extending the term 5.7 years from such date and reducing the interest rate on drawn amounts to one-month LIBOR plus 2.05%. The New Facility, for which $1,083.5 million of commitments have been closed to date, includes an accordion feature that allows the New Facility, at our discretion, to accept up to a total of $1,500.0 million of commitments. The New Facility matures on April 27, 2026. It includes a revolving period that extends through April 27, 2025, followed by an additional one-year amortization period. Pricing for amounts drawn under the New Facility is one-month LIBOR plus 2.05%, which achieves a 15 basis point reduction in the interest rate from the previous facility rate of LIBOR plus 2.20%. Additionally, the lenders charge a fee on the unused portion of the New Facility equal to either 40 basis points if more than 60% of the New Facility is drawn, or 70 basis points if more than 35% and an amount less than or equal to 60% of the New Facility is drawn, or 150 basis points if an amount less than or equal to 35% of the New Facility is drawn.
We have provided notice to call certain of our Prospect Capital InterNotes® at par with the following terms:

Notice Date	Settlement Date	Maturity Date Range	Interest Rate Range	Principal
3/12/2021	4/15/2021	April 15, 2024	5.75%	$4.8 million
4/15/2021	5/17/2021	May 15, 2024	5.75%	$5.3 million
5/4/2021	5/11/2021	July 15, 2024 - March 15, 2025	4.00% - 4.75%	$85.4 million

Dividends
On May 10, 2021, we announced the declaration of monthly dividends for our Preferred Stock for holders of record on the following dates based on an annual rate equal to 5.50% of the Stated Value of $25 per share as set forth in the Articles Supplementary for the Preferred Stock, from the date of issuance or, if later from the most recent dividend payment date, as follows:

Monthly Cash Preferred Shareholder Distribution	Record Date	Payment Date	Monthly Amount ($ per share), before pro ration for partial periods
June 2021	6/16/2021	7/1/2021	$0.114583
July 2021	7/21/2021	8/2/2021	$0.114583
August 2021	8/18/2021	9/1/2021	$0.114583

On May 10, 2021, we announced the declaration of monthly dividends on our common stock as follows:

Monthly Cash Common Shareholder Distribution	Record Date	Payment Date	Amount ($ per share)
May 2021	5/27/2021	6/17/2021	$0.0600
June 2021	6/28/2021	7/22/2021	$0.0600
July 2021	7/28/2021	08/19/2021	$0.0600
August 2021	08/27/2021	09/23/2021	$0.0600

Risk Factors
See “Risk Factors” beginning on page S-18 of this prospectus supplement and page 11 of the accompanying prospectus, “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, filed on May 10, 2021, and the risks sections in any of our other filings with the SEC and in any related free writing prospectus to read about risks that you should consider before investing in the Preferred Stock.

The Offering

Issuer	Prospect Capital Corporation
Securities Offered	shares, par value $0.001 per share, of preferred stock, with a $ aggregate liquidation preference (the “Preferred Stock”). The Preferred Stock will be issued as 5.50% Series A2 Preferred Stock, par value $0.001 per share (the “A Shares”).
Offering Price	Between $22.50 and $25.00 per share as described in the “Plan of Distribution.” The underwriter expects to reoffer the A Shares to investors at $23.2875 per A Share.
Stated Value	$25.00 per share.
Ranking	The A Shares rank, with respect to the payment of dividends and rights upon liquidation, dissolution or winding up, (a) senior to our common stock, (b) on parity with each other series of our preferred stock, including any series of Preferred Stock, and (c) junior to our existing and future secured and unsecured indebtedness.

As of May 10, 2021, we and our subsidiaries had approximately $1.9 billion of unsecured senior indebtedness outstanding and $431.4 million of secured indebtedness outstanding.
Maturity	Shares of the Preferred Stock have no stated maturity. Shares of the Preferred Stock will remain outstanding indefinitely unless they are redeemed, repurchased or converted. We are not required to set apart for payment funds to redeem the Preferred Stock.
Dividends	Shares of the Preferred Stock will pay a monthly dividend, when, as and if authorized by the Board, and declared by us out of funds legally available therefor, beginning July 1, 2021, at a fixed annual rate of 5.50% per annum of the Stated Value of $25.00 per share of the Preferred Stock per year (computed on the basis of a 360-day year consisting of twelve 30-day months) payable in cash or through the issuance of additional Preferred Stock through the Preferred Stock Dividend Reinvestment Plan.

Dividends on each share of Preferred Stock begin accruing on, and are cumulative from, the date of issuance.
Liquidation Preference	Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock, the holders of shares of Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued and unpaid dividends to but excluding the date of payment, whether or not earned or declared, but excluding interest on any such distribution or payment.

Conversion at the Option of the Holder	At any time prior to the listing of the Preferred Stock on a national securities exchange, shares of the Preferred Stock will be convertible, at the option of the holder of the Preferred Stock (the "Holder Optional Conversion") as follows:

Holder Conversion Notice: Holders of Preferred Stock may elect to convert their shares of Preferred Stock at any time by delivering to the Company a notice of conversion (the “Holder Conversion Notice”)

Holder Conversion Deadline: A Holder Conversion Notice will be effective as of:

The 15th day of the month (or, if the 15th day of the month is not a business day, then on the business day immediately preceding the 15th day) or the last business day of the month,

whichever occurs first after a Holder Conversion Notice is duly received by the Company (each such date, a “Holder Conversion Deadline”). Any Holder Conversion Notice received after 5:00 p.m. Eastern time on a Holder Conversion Deadline will be effective as of the next Holder Conversion Deadline.

Holder Conversion Exercise Date: For all shares of Preferred Stock duly submitted to us for conversion on or before a Holder Conversion Deadline, we will determine the Settlement Amount (defined below) on any business day after such Holder Conversion Deadline but before the next Holder Conversion Deadline (such date, the “Holder Conversion Exercise Date”). Within such period, we may select the Holder Conversion Exercise Date in our sole discretion. We may, in our sole discretion, permit a holder to revoke their Holder Conversion Notice at any time prior to 5:00 pm, Eastern time, on the business day immediately preceding the Holder Conversion Exercise Date.

We will settle any Holder Optional Conversion by paying or delivering, as the case may be, (A) any portion of the Settlement Amount (as defined below) that we elect to pay in cash and (B) a number of shares of our common stock at a conversion rate equal to (1) (a) the Settlement Amount, minus (b) any portion of the Settlement Amount that we elect to pay in cash, divided by (2) the arithmetic average of the daily volume weighted average price of shares of our common stock over each of the five consecutive trading days ending on the Holder Conversion Exercise Date (such arithmetic average, the “5-day VWAP”).

“Settlement Amount” means (A) the Stated Value, plus (B) unpaid dividends accrued to, but not including, the Holder Conversion Exercise Date, minus (C) the Holder Optional Conversion Fee applicable on the respective Holder Conversion Deadline.

We will not pay any portion of the Settlement Amount for a share of Preferred Stock from a Holder Optional Conversion in cash (other than cash in lieu of fractional shares of our common stock) until the five year anniversary of the date on which such share of Preferred Stock has been issued, unless our Board determines, in its sole discretion, that the issuance of common stock in satisfaction of a Holder Optional Conversion would be materially detrimental to, and not in the best interest of, existing common stockholders. Beginning on the five year anniversary of the date on which a share of Preferred Stock is issued, we may elect to settle all or a portion of any Holder Optional Conversion in cash without limitation or restriction.

We do not need stockholder approval in order to issue shares of common stock based on a conversion rate that is below the net asset value (“NAV”) per share of common stock in connection with a Holder Optional Conversion.

In the event that we provide notice of our intent to exercise the Issuer Optional Conversion or Issuer Optional Redemption with respect to shares of Preferred Stock for which a holder has provided notice of its intent to exercise the Holder Optional Conversion, such holder may revoke its notice with respect to such shares of Preferred Stock by delivering, prior to the applicable Holder Conversion Exercise Date, a written notice of revocation to the Company. In the event that we exercise an Issuer Optional Conversion (as defined below) with respect to any shares of Preferred Stock, the holder of such Preferred Stock may instead elect a Holder Optional Conversion (which would be effected at the 5-day VWAP, which may represent a discount to the NAV per share of the common stock on the date of the conversion) provided that the date of conversion for such Holder Optional Conversion would occur prior to the date of conversion for an Issuer Optional Conversion (which may be effected at a conversion rate based on the NAV per share of the common stock on the date of conversion). See "Conversion at the Option of the Issuer" and "Liquidity Event" below.
Holder Optional Conversion Fee
An A Share is subject to an early conversion fee if it is converted by its holder within five years of its issuance. The amount of the fee equals a percentage of the maximum public offering price disclosed herein based on the year in which the conversion occurs after the A Share is issued as follows:

•Prior to the first anniversary of the issuance of such Preferred Stock: 9.50% of the maximum public offering price disclosed herein, which equals $2.38 per A Share;
•On or after the first anniversary but prior to the second anniversary: 8.50% of the maximum public offering price disclosed herein, which equals $2.13 per A Share;
•On or after the second anniversary but prior to the fifth anniversary: 7.50% of the maximum public offering price disclosed herein, which equals $1.88 per A Share; and
•On or after the fifth anniversary: 0.00%.

We are permitted to waive the Holder Optional Conversion Fee through public announcement of the terms and duration of such waiver. Any such waiver would apply to any holder of Preferred Stock qualifying for the waiver and exercising a Holder Optional Conversion during the pendency of the term of such waiver. Although we have retained the right to waive the Holder Optional Conversion Fee in the manner described above, we are not required to establish any such waivers and we may never establish any such waivers.

Redemption at the Option of the Issuer
Subject to the restrictions described herein, a share of Preferred Stock may be redeemed at our option (the “Issuer Optional Redemption”) at any time or from time to time upon not less than 10 calendar days nor more than 90 calendar days written notice to the holder prior to the date fixed for redemption thereof, at a redemption price of 100% of the Stated Value of the shares of Preferred Stock to be redeemed plus dividends accrued to, but excluding, the date fixed for redemption, whether or not earned or declared, but excluding interest on any such distribution or payment.

We will not exercise the Issuer Optional Redemption prior to the earlier of the five year anniversary of the date on which a share of Preferred Stock has been issued, or, for listed shares of Preferred Stock, five years from the earliest date on which any series that has been listed was first issued (the earlier of such dates, the “Redemption Eligibility Date”), unless we determine, in our sole discretion, that doing so would be necessary to comply with the asset coverage requirements under the 1940 Act or to maintain our status as a RIC.

If we exercise the Issuer Optional Redemption for less than all of the outstanding shares of Preferred Stock, then shares of Preferred Stock will be selected for redemption on a pro rata basis or by lot across holders of the series of Preferred Stock selected for redemption; provided that, if the redemption occurs prior to the Redemption Eligibility Date, we will first redeem on a pro rata basis or by lot the minimum number of shares of Preferred Stock that have met the Redemption Eligibility Date to comply with the asset coverage requirements of the 1940 Act or to maintain our status as a RIC, and, if the redemption of all such shares of Preferred Stock is insufficient to cause us to comply with the asset coverage requirements of the 1940 Act or to maintain our status as a RIC, we will then redeem on a pro rata basis or by lot the minimum number of shares of Preferred Stock that have not met the Redemption Eligibility Date necessary for us to comply with the asset coverage requirements of the 1940 Act or to maintain our status as a RIC.

There is no Holder Optional Conversion Fee charged upon an Issuer Optional Redemption.

Conversion at the Option of the Issuer	Subject to certain limitations, a share of Preferred Stock may be converted at our option (the “Issuer Optional Conversion”) at any time or from time to time for cash or shares of our common stock upon not less than 30 calendar days nor more than 90 calendar days written notice to the holder prior to the date fixed for conversion thereof. We will settle any Issuer Optional Conversion by paying or delivering, as the case may be, (A) any portion of the IOC Settlement Amount (as defined below) that we elect to pay in cash and (B) a number of shares of our common stock at a conversion rate equal to (1) (a) the IOC Settlement Amount, minus (b) any portion of the IOC Settlement Amount that we elect to pay in cash, divided by (2) the 5-day VWAP, subject to our ability to obtain or maintain any stockholder approval that may be required under the 1940 Act to permit us to sell our common stock below net asset value if the 5-day VWAP represents a discount to our net asset value per share of common stock. See “1940 Act Approval” below.

“IOC Settlement Amount” means (A) the Stated Value, plus (B) unpaid dividends accrued to, but not including, the date fixed for conversion.

We will not pay any portion of the IOC Settlement Amount from an Issuer Optional Conversion in cash (other than cash in lieu of fractional shares of our common stock) until the Redemption Eligibility Date. Beginning on the Redemption Eligibility Date, we may elect to settle any Issuer Optional Conversion in cash without limitation or restriction.

We will not exercise the Issuer Optional Conversion prior to the two year anniversary of the date on which a share of Preferred Stock has been issued (provided that following the listing of Preferred Stock on a national securities exchange, such date shall be the two year anniversary of the first date on which shares of Preferred Stock were issued) unless the Board determines, in its sole discretion, that the conversion of the Preferred Stock is necessary to cause the Company to comply with the asset coverage requirements of the 1940 Act applicable to the Company, to maintain the Company’s status as a RIC, to maintain or enhance one or more of the Company’s credit ratings, to help comply with regulatory or other obligations, to achieve a strategic transaction, or to improve the liquidity position of the Company.

If we exercise the Issuer Optional Conversion for less than all of the outstanding shares of Preferred Stock, then shares of Preferred Stock will be selected for conversion on a pro rata basis or by lot across holders of the series of Preferred Stock selected for conversion; provided that if we exercise the Issuer Optional Conversion prior to the two year anniversary issuance of any shares of Preferred Stock, we will first convert on a pro rata basis or by lot the minimum number of shares of Preferred Stock that have been issued for more than two years necessary to achieve the Board’s objective for the conversion, and, if the conversion of all such shares of Preferred Stock is insufficient to cause us to achieve such objective, we will then convert on a pro rata basis or by lot the minimum number of shares of Preferred Stock that have not been outstanding for two years for us to achieve the Board’s objective.

There is no Holder Optional Conversion Fee charged upon an Issuer Optional Conversion.
Stock outstanding after this offering	shares of Preferred Stock.

                           shares of common stock, including shares of common stock that may be issued upon conversion of all shares of the Preferred Stock offered hereby assuming all the shares of Preferred Stock pay a Holder Optional Conversion Fee of 9.50% and are converted at a conversion rate based on the 5-day VWAP calculated as if the conversion date was May 10, 2021, which was $8.1296. The actual 5-day VWAP of our common stock on a conversion date may be more or less than $8.1296, which may result in more or less shares of common stock issued.

The foregoing only reflects the impact of this offering and does not reflect the impact of common or preferred stock sold in any other offering.

Liquidity Event	The Board will consider from time to time whether to (1) keep the Preferred Stock outstanding, (2) list the Preferred Stock for trading on a national securities exchange or (3) elect an Issuer Optional Conversion (each of (2) and (3), a “Liquidity Event”).

The decision of whether to complete a Liquidity Event will be at our sole discretion and will be made based on economic and market conditions at the time and the judgment of the Board as to what is in the best interests of the Company and its stockholders.

If the Board decides to list the Preferred Stock on a national securities exchange, we will provide no less than 60 days' written notice of the decision to list the Preferred Stock. There will be a 30 day period prior to the listing in which holders of Preferred Stock may exercise the Holder Optional Conversion with the applicable Holder Optional Conversion Fee waived.
1940 Act Approval
In connection with any Issuer Optional Conversion, we will use commercially reasonable efforts to obtain or maintain any stockholder approval that may be required under the 1940 Act to permit us to sell our common stock below net asset value. If we do not have or obtain any required stockholder approval under the 1940 Act to sell our common stock below net asset value and the 5-day VWAP is at a discount to our net asset value per share of common stock, we will settle any conversions in connection with an Issuer Optional Conversion by paying or delivering, as the case may be, (A) any portion of the IOC Settlement Amount that we elect to pay in cash and (B) a number of shares of our common stock at a conversion rate equal to (1) (a) the IOC Settlement Amount, minus (b) any portion of the IOC Settlement Amount that we elect to pay in cash, divided by (2) the NAV per share of common stock at the close of business on the business day immediately preceding the date of conversion. See “Description of the Preferred Stock-1940 Act Approval.”

In the event that we exercise an Issuer Optional Conversion with respect to any shares of Preferred Stock, the holder of such Preferred Stock may instead elect a Holder Optional Conversion provided that the date of conversion for such Holder Optional Conversion would occur prior to the date of conversion for the Issuer Optional Conversion.

Selling Concession
The underwriter will purchase the A Shares from us at a selling concession equal to 10% of the Stated Value. The underwriting agreement provides that the underwriter will reoffer the A Shares to investors at one or more fixed public offering prices determined by the underwriter ranging from $22.50 to $25.00 per A Share. While the underwriter may reoffer the A Shares at any one or more of the fixed public offering prices within the $22.50 to $25.00 range, the underwriter does not anticipate exercising this flexibility and expects to reoffer the A Shares to investors at a price of $23.2875 per A Share (which would result in the underwriter retaining a selling concession of less than 10% of the Stated Value and less than 10% of gross offering proceeds). The underwriting agreement provides that all sales to the public by the underwriter will be in compliance in all material respects with applicable FINRA rules. See “Plan of Distribution.” Please contact your financial intermediary if you have any questions.

Offering Expenses	The selling concession, when combined with organization and offering expenses (including due diligence expenses), is not currently expected to exceed 10.5% of the gross offering proceeds. Our Board of Directors may, in its discretion, authorize the Company to incur underwriting and other offering expenses in excess of 10.5% of the gross offering proceeds. In no event will the combined selling concession and offering expenses exceed FINRA’s limit on underwriting and other offering expenses.
Preferred Stock Dividend Reinvestment Plan	Our Transfer Agent will administer a Preferred Stock Dividend Reinvestment Plan, pursuant to which Holders will have dividends on their Preferred Stock automatically reinvested in additional shares of such Preferred Stock at a price per share of Preferred Stock of $25.00 if they so elect.

Shares of Preferred Stock received through the Preferred Stock Dividend Reinvestment Plan will be of the same series and have the same original issue date for purposes of the Holder Optional Conversion Fee and for other terms of the Preferred Stock based on issuance date as the Preferred Stock for which the dividend was declared.

Optional Redemption Following Death of a Holder
Subject to restrictions, beginning on the date of original issuance and ending upon the listing of the Preferred Stock on a national securities exchange, we will redeem shares of Preferred Stock of a beneficial owner who is a natural person (including a natural person who holds shares of Preferred Stock through an Individual Retirement Account or in a personal or estate planning trust) upon his or her death at the written request of the beneficial owner’s estate at a redemption price equal to the Stated Value plus an amount equal to any accumulated, accrued and unpaid dividends thereon to, but excluding, the date of such redemption. The beneficial owner or the beneficial owner’s estate must hold the Preferred Stock for a minimum of 6 months before their shares of Preferred Stock are eligible for such redemption.

We will have a discretionary right to limit the aggregate liquidation preference of Preferred Stock subject to redemption following the death of a beneficial owner that may be exercised in any calendar year to an amount equal to the greater of $10 million or 5% of all the Preferred Stock outstanding as of the end of the most recent calendar year. Upon any such redemption request from a beneficial owner’s estate upon the death of such beneficial owner, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, or a combination thereof, calculated based on the 5-day VWAP, in exchange for the Preferred Stock.

We do not need stockholder approval in order to settle the redemption price in shares of common stock based on a rate that is below the NAV per share of common stock.

Issuance Date Consolidation	All the shares of a series of Preferred Stock that are sold to investors on a given settlement date will, as a group, be assigned a unique CUSIP number to help us track the period of time such shares of Preferred Stock have been outstanding. In order to streamline the operations of the offering relating to maintaining multiple CUSIP numbers, we have the right pursuant to the terms of the preferred stock, including the terms of the Preferred Stock offered by this prospectus supplement, and without stockholder approval to combine the shares of any series of preferred stock issued during a six month period into a single CUSIP number, provided that the deemed issuance date for such combined group of shares will be on the earliest actual issuance date for any shares of preferred stock during such six month period and no earlier than six months prior to the date on which such shares of preferred stock were originally issued. If we exercise this right, shares of Preferred Stock that were issued later during a six month period will benefit because the dates on which the A Share Holder Optional Conversion Fee will be reduced or terminated will occur sooner for such shares than it would have if we did not exercise this right. However, for shares of Preferred Stock issued later in the six month period, the exercise of such right will permit us to exercise an Issuer Optional Redemption and an Issuer Optional Conversion, and to settle an Issuer Optional Conversion in stock, without constraint sooner than if we did not exercise such right. Such combination of shares of one or more series of preferred stock may be effected through a mandatory tender, exchange, conversion or other reorganization transaction and in such transaction cash may be issued in lieu of fractional shares.

Voting Rights	In any matter submitted to a vote of the holders of our common stock, each holder of Preferred Stock will be entitled to one vote for each share of Preferred Stock held, and the holders of the outstanding Preferred Stock, the holders of any other preferred stock we may issue and the common stock will vote together as a single class. For so long as we are subject to the 1940 Act, holders of our Preferred Stock, voting separately as a single class, together with holders of any other preferred stock we may issue, have the right to elect two members of the Board at all times. The two directors elected by the holders of the Preferred Stock are designated by our Board. The Board designated William J. Gremp and Eugene S. Stark as the directors to be elected by holders of the Preferred Stock. If dividends on any of our preferred stock, including the Preferred Stock, have accumulated and been unpaid for a period of two years, the holders of our preferred stock, including the Preferred Stock, will have the power to elect a majority of the Board.

The approval of the holders of a majority of any outstanding preferred stock, voting separately as a class, is required to, among other actions, (A) amend, alter or repeal the rights, preferences or privileges of the preferred stock or amend our corporate charter in a manner that materially and adversely affects the preferred stock, provided that any such action that would materially and adversely affect the rights, preferences or privileges of one or more series of the preferred stock (the “Affected Series”) in a manner different from any other series of the preferred stock will require the approval of a majority of the outstanding shares of the Affected Series (with such Affected Series voting as a separate class) or (B) create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to the preferred stock; provided that the Board may adopt Articles Supplementary or amend or supplement the Charter, including in connection with listing the Preferred Stock on a national securities exchange, for the purpose of converting, exchanging, reorganizing or combining two or more classes or series of preferred stock into a single class or series of preferred stock having materially the same rights, preferences or privileges as set forth herein, which amendment or other action shall not be deemed to materially and adversely affect the rights, preferences or privileges of the Preferred Stock or of one or more classes or series of preferred stock.

The vote of the holders of a majority of the preferred stock then outstanding, including the Preferred Stock, is required to approve any plan of reorganization adversely affecting such preferred stock or any action requiring a vote of stockholders under Section 13(a) of the 1940 Act. For purposes of the preceding sentence, the phrase “vote of the holders of a majority of the preferred stock then outstanding” shall have the meaning set forth in the 1940 Act.

The holders of Preferred Stock have exclusive voting rights on a charter amendment that would alter only the contract rights of the Preferred Stock. Any such charter amendment shall first be declared advisable by the Board and then approved by the affirmative vote or consent of the holders of a majority of the outstanding shares of Preferred Stock. See “Description of the Preferred Stock-Voting Rights.”
Absence of a Public Market for the Preferred Stock	The Preferred Stock will be a new issue of securities and, initially, will not be listed for trading on any national securities exchange. We cannot assure you that any active or liquid market will develop for the Preferred Stock. See “Plan of Distribution.”

There is no established public trading market for the offered shares of Preferred Stock. We may apply for a listing of one or more series of the Preferred Stock on a national securities exchange at a later date.
The Nasdaq Global Select Market Symbol for Our Common Stock	Our common stock is traded on the Nasdaq Global Select Market under the symbol “PSEC.”
Transfer Agent	Computershare Trust Company, N.A. (“Computershare” or the “Transfer Agent”).

Use of Proceeds	Assuming that the selling concession, when combined with organization and offering expenses, does not exceed 10.5%, we estimate that the net proceeds from this offering will be approximately $ after deducting fees and estimated offering expenses of approximately $ payable by us.

We expect to use the net proceeds from this offering to maintain and enhance balance sheet liquidity, including repayment of debt under our credit facility, if any, investments in high quality short-term debt instruments or a combination thereof, and to make long-term investments in accordance with our investment objective. See “Use of Proceeds.”
U.S. Federal Income Tax Considerations	You should consult your tax advisor with respect to the U.S. federal income tax consequences of the holding, disposition or conversion of the Preferred Stock and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Supplement to Material U.S. Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations” in this prospectus supplement and the accompanying prospectus.

SUMMARY OF PREFERRED STOCK LIQUIDITY FEATURES

The following table is intended to assist you in understanding the liquidity features of the Preferred Stock. The table provides only a summary of the liquidity features of the Preferred Stock. We urge you to read the Articles Supplementary for the Preferred Stock in its entirety because it, and not this summary, defines your rights as a holder of the Preferred Stock. Please also refer to “Description of the Preferred Stock.”

Years after Date of Issuance	Dividend	A Share Holder Optional Conversion Fee*	Holder Optional Conversion*		Optional Redemption on Death of Holder*	Issuer Optional Redemption	Issuer Optional Conversion
			Settle in Stock	Settle in Cash			Settle in Stock	Settle in Cash
Years 1 and 2	Pro rated dividend in month of issuance, based on number of days in month after issuance Thereafter, monthly dividends	Year 1: 9.50% Year 2: 8.50% (as a % of the maximum public offering price disclosed herein; measured on a share by share basis from date of issuance)	Yes	Not available, unless Board determines settlement in stock would be materially detrimental to, and not in the best interest of, existing common stockholders	● Available to Natural Persons and their estates after 6-month holding period ● Limited to greater of $10 million or 5% of Preferred Stock ● May settle in cash or stock	Not available, unless Board determines redemption is necessary to comply with 1940 Act asset coverage requirements or maintain RIC status	Not available unless Board determines it is necessary to comply with 1940 Act asset coverage or maintain RIC status, maintain or enhance credit rating, comply with regulatory or other obligations, achieve a strategic transaction, or improve the liquidity position	No
Years 3 through 5	Monthly dividends	Year 3: 7.50% Year 4: 7.50% Year 5: 7.50% (as a % of the maximum public offering price disclosed herein; measured on a share by share basis from date of issuance)	Yes	Not available, unless Board determines settlement in stock would be materially detrimental to, and not in the best interest of, existing common stockholders	● Available to Natural Persons and their estates after 6-month holding period ● Limited to greater of $10 million or 5% of Preferred Stock ● May settle in cash or stock	Not available, unless Board determines redemption is necessary to comply with 1940 Act asset coverage requirements or maintain RIC status	Yes	No
After Year 5	Monthly dividends	None	Yes (right to convert a share of Preferred Stock terminates upon the listing of such share)	Yes (right to convert a share of Preferred Stock terminates upon the listing of such share)	● Available to Natural Persons and their estates after 6-month holding period ● Limited to greater of $10 million or 5% of Preferred Stock ● May settle in cash or stock	Yes	Yes	Yes

* Expires upon listing of the Preferred Stock on a national securities exchange.

FEES AND EXPENSES
    The following tables are intended to assist you in understanding the costs and expenses that an investor in shares of common stock will bear directly or indirectly in the offering. The sales load and offering expenses shown in the table below will be paid for by the Company and will be indirectly borne by holders of our common stock and not by the holders of Preferred Stock prior to any conversion of such Preferred Stock to common stock. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you” or “us” or that “we” will pay fees or expenses, the Company will pay such fees and expenses out of our net assets and, consequently, you will indirectly bear such fees or expenses if you become a common stockholder of the Company. However, you will not be required to deliver any money or otherwise bear personal liability or responsibility for such fees or expenses. Amounts are for the current fiscal year after giving effect to the anticipated net proceeds of the offering, assuming that we incur the estimated offering expenses. The fee table presentation and accompanying expense example contained in the Company’s Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 10, 2021, are incorporated herein by reference and reflect the cumulative potential impact of this offering of Preferred Stock and other ongoing offerings of Company preferred stock.

Stockholder transaction expenses:	A Shares
Sales Load (as a percentage of offering price) (1)	10.00%
Offering expenses borne by the Company (as a percentage of offering price)	(2)
Preferred Stock Dividend reinvestment plan expenses (3)	None
Total stockholder transaction expenses (as a percentage of offering price):	10.50%

Annual expenses (as a percentage of net assets attributable to common stock):
Management fees (4)
Incentive fees payable under Investment Advisory Agreement (20% of realized capital gains and 20% of pre-incentive fee net investment income) (5)
Total advisory fees
Total interest expenses (6)
Other expenses (7)
Total annual expenses (5)(7)(8)(10)
Dividends on Preferred Stock(9)
Total annual expenses after dividends on Preferred Stock (10)
Example
The following table demonstrates the projected dollar amount of cumulative expenses we would pay out of net assets and that you would indirectly bear over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we have issued $ million in Preferred Stock paying dividends of 5.50% per annum, we have borrowed $431.4 million available under our line of credit, in addition to our other indebtedness of $1.9 billion, and that our annual operating expenses would remain at the levels set forth in the table above and that we would pay the costs shown in the table above.

	1 Year	3 Years	5 Years	10 Years
A Shares - You would pay the following expenses on a $1,000 investment in shares of our common stock, assuming a 5% annual return on our portfolio*
A Shares - You would pay the following expenses on a $1,000 investment in shares of our common stock, assuming a 5% annual return on our portfolio**
* Assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation on our portfolio.

** Assumes no unrealized capital depreciation or realized capital losses and 5% annual return on our portfolio resulting entirely from net realized capital gains (and therefore subject to the capital gains incentive fee).
While the example assumes, as required by the SEC, a 5% annual return on our portfolio, our performance will vary and may result in a return greater or less than 5%. The income incentive fee under our Investment Advisory Agreement with Prospect Capital Management is unlikely to be material assuming a 5% annual return on our portfolio and is not included in the example. If we achieve sufficient returns on our portfolio, including through the realization of capital gains, to trigger an incentive fee of a material amount, our distributions to our common stockholders and our expenses would likely be higher. In addition, while the example assumes reinvestment of all dividends and other distributions at NAV, common stockholders that participate in our common stock dividend reinvestment plan will receive a number of shares of our common stock determined by dividing the total dollar amount of the distribution payable to a participant by 95% of the market price per share of our common stock at the close of trading on the valuation date for the distribution.
This example and the expenses in the table above should not be considered a representation of our future expenses. Actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

(1)    Includes a 10% selling concession on the Stated Value of A Shares paid by the Company. We may, through the Holder Optional Conversion Fee, recoup a portion of the Sales Load on the A Shares if stockholders exercise a Holder Optional Conversion of their Preferred Stock prior to the 5-year anniversary of the original issue date. The Holder Optional Conversion Fee on the A Shares is 9.50% of the maximum public offering price disclosed herein prior to the first anniversary of the issuance of such Preferred Stock, 8.50% of the maximum public offering price disclosed herein on or after the first anniversary but prior to the second anniversary, 7.50% of the maximum public offering price disclosed herein on or after the second anniversary but prior to the fifth anniversary, and 0.00% on or after the fifth anniversary.

(2)    The selling concession, when combined with organization and offering expenses (including due diligence expenses), are not expected to exceed 10.5% of the gross offering proceeds. Our Board of Directors may, in its discretion, authorize the Company to incur underwriting and other offering expenses in excess of 10.5% of the gross offering proceeds. In no event will the combined selling concessions and offering expenses exceed FINRA’s limit on underwriting and other offering expenses.

(3)    The expenses of the dividend reinvestment plan are included in “other expenses.” See “Capitalization” in this prospectus supplement.

(4)    Our base management fee is 2% of our gross assets (which include any amount borrowed, i.e., total assets without deduction for any liabilities, including any borrowed amounts for non-investment purposes, for which purpose we have not and have no intention of borrowing). Although no plans are in place to borrow the full amount under our line of credit, assuming that we borrowed $1.1 billion, the 2% management fee of gross assets equals approximately of net assets.

(5)    Based on our net investment income and realized capital gains, less realized and unrealized capital losses, earned on our portfolio for the nine months ended March 31, 2021, all of which consisted of an income incentive fee. This historical amount has been adjusted to reflect the issuance of shares of Preferred Stock. The capital gain incentive fee is paid without regard to pre-incentive fee income. For a more detailed discussion of the calculation of the two-part incentive fee, see “Management Services-Investment Advisory Agreement” in the accompanying prospectus.

(6)    As of March 31, 2021, we had $1.8 billion outstanding of Unsecured Notes (as defined below) in various maturities, ranging from July 15, 2022 to October 15, 2043, and interest rates, ranging from 1.50% to 6.88%, some of which are convertible into shares of Company common stock at various conversion rates.

(7)    “Other expenses” are based on estimated amounts for the current fiscal year. The amount shown above represents annualized expenses during our nine months ended March 31, 2021 representing all of our estimated recurring operating expenses (except fees and expenses reported in other items of this table) that are deducted from our operating income and reflected as expenses in our Statement of Operations. The estimate of our overhead expenses, including payments under an administration agreement with Prospect Administration, or the Administration Agreement is based on our projected allocable portion of overhead and other expenses incurred by Prospect Administration in performing its obligations under the Administration Agreement. See “Business-Management Services-Administration Agreement” in the accompanying prospectus.

(8)    If all shares of Preferred Stock were converted into common stock and assuming all the shares of Preferred Stock pay a Holder Optional Conversion Fee of 9.50% of the maximum public offering price disclosed herein and are converted at a conversion rate based on the 5-day VWAP of our common stock on May 10, 2021, which was $8.1296, then management fees would be , incentive fees payable under our Investment Advisory Agreement would be , total advisory fees would be , total interest expenses would be , other expenses would be , and total annual expenses would be of net assets attributable to our common stock. The actual 5-day VWAP of our common stock on a conversion date may be more or less than $8.1296, which may result in fees that are higher or lower than those described herein. These figures are based on the same assumptions described in the other notes to this fee table.

(9)    Based on the 5.50% per annum dividend rate applicable to the A Shares. Other series of preferred stock, including other series of preferred stock being sold in different offerings, may bear different annual dividend rates. No dividend will be paid on shares of Preferred Stock after they have been converted to shares of common stock.

(10)     The indirect expenses associated with the Company’s investments in collateralized loan obligations are not included in the fee table presentation, but if such expenses were included in the fee table presentation then the Company’s total annual expenses would have been %, or % after dividends on Preferred Stock.

Additionally, this fee table presentation and the accompanying expense example show only the impact of this offering of Preferred Stock. We are also offering other series of preferred stock in separate offerings. The collective ongoing impact of these offerings will be reflected in the fee table presentation and accompanying expense example included in our Form 10-Q and Form 10-K filings with the SEC. See “Incorporation By Reference.”

RISK FACTORS
Your investment in shares of our Preferred Stock will involve certain risks. Before deciding whether to invest in shares of our Preferred Stock, you should, in consultation with your own financial and legal advisors, carefully consider the following supplementary risk factors together with the risk factors set forth in the accompanying prospectus and as described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, as well as in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering. The risks described below and in these documents are not the only risks we face. Additional risks and uncertainties not presently known to us might also impair our operations and performance. If any of the events described herein or in such documents occur, our business, financial condition and results of operations could be materially and adversely affected. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. Please also read carefully the section titled “Forward-Looking Statements” in this prospectus supplement and the accompanying prospectus.
Risks Relating to the Preferred Stock

The price of our common stock may fluctuate significantly during the period used to calculate any 5-day VWAP and up to 18 calendar days will pass between the Holder Conversion Deadline and the applicable Holder Exercise Date, and this may make it difficult for you to resell the Preferred Stock or common stock issuable upon conversion of the Preferred Stock when you want or at prices you find attractive.
The price of our common stock on the Nasdaq Global Select Market constantly changes. We expect that the market price of our common stock will continue to fluctuate. Because the Preferred Stock is convertible into our common stock based on the 5-day VWAP, volatility or declining prices for our common stock during the period used to determine the 5-day VWAP or during the period between when a holder delivers a Holder Conversion Notice and the related Holder Conversion Exercise Date, could have a similar effect on the value of the Preferred Stock or the trading price thereof when and if the Preferred Stock is ever listed.
Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:
◦quarterly variations in our investment results;
◦operating results that vary from the expectations of management, securities analysts and investors;
◦changes in expectations as to our future financial performance;
◦the operating and securities price performance of other companies that investors believe are comparable to us;
◦future sales of our equity or equity‑related securities;
◦the rate at which investors purchase, sell, short sell or otherwise transact in shares of our common stock;
◦changes in general conditions in our industry and in the economy and the financial markets; and
◦departures of key personnel.
In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons often unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, regardless of our operating results.
The consideration paid upon a Holder Optional Conversion and Issuer Optional Conversion is uncertain.

Under the terms of the Preferred Stock, we or holders of shares of the Preferred Stock may choose to convert shares of Preferred Stock at a time when the market price of common stock has dropped significantly. If we elect to settle conversions in shares of our common stock, this may cause significant dilution to the net asset value per share of our outstanding shares of common stock, including shares of common stock owned by holders of Preferred Stock that had previously converted their Preferred Stock into common stock. We may elect to settle conversions solely in cash, provided that cash is available after taking into account the leverage requirements under the 1940 Act and the terms of any of our outstanding senior securities at the time, and provided that either the Redemption Eligibility Date has passed or we are otherwise entitled to satisfy redemptions in cash as described in this prospectus supplement.

The conversion rates for the Holder Optional Conversion and, assuming we have the necessary approval under the 1940 Act, the Issuer Optional Conversion are both based on the 5-day VWAP, which may represent a discount to the NAV per share of our common stock. If we do not have or obtain any required stockholder approval under the 1940 Act to sell our common stock below net asset value, Preferred Stock may be converted into common stock in connection with an Issuer Optional Conversion at a conversion rate based on our NAV per share of common stock if the 5-day VWAP represents a discount to the NAV per share of our common stock. In this circumstance, there may be fewer shares of common stock issued upon conversion of the shares of Preferred Stock; while this would reduce dilution to existing common stockholders, including former holders of Preferred Stock who had previously converted their holdings to common stock, it would also reduce the proportionate interest in the Company (and thus the economic benefit to the holder of Preferred Stock) for holders of Preferred Stock subject to such an Issuer Optional Conversion. Conversely, a conversion rate based on the 5-day VWAP, if it represents a discount to our net asset value per share of common stock, would result in greater dilution to existing common stockholders (including former holders of Preferred Stock who had previously converted their holdings to common stock), and this outcome may be more likely given that the notice period for a Holder Optional Conversion is shorter than the notice period for an Issuer Optional Conversion, so holders of Preferred Stock can supersede any Issuer Optional Conversion and obtain a conversion rate based on the 5-day VWAP (assuming the Preferred Stock is settled in shares of our common stock and not cash). See “Sales of Our Common Stock Below Net Asset Value.”

There is no cap on the number of shares of common stock that can be issued upon the conversion of shares of Preferred Stock. The conversion of the Preferred Stock into shares of common stock could cause the price of common stock to decline significantly.
There is no cap on the number of shares of common stock that can be issued upon the conversion of shares of Preferred Stock. Because the number of shares of common stock issued upon conversion of the Preferred Stock will be based on the price of shares of common stock, the lower the price of our common stock at the time of conversion, the more shares of our common stock into which the Preferred Stock is convertible and the greater the dilution that will be experienced by holders of our common stock. Accordingly, there is no limit on the amount of dilution that may be experienced by holders of our common stock.
The issuance of the Preferred Stock may be followed by a decline in the price of our common stock, creating additional dilution to the existing holders of the common stock. Such a price decline may allow holders of Preferred Stock to convert shares of Preferred Stock into large amounts of the Company’s common stock. As these shares of common stock are issued upon conversion of the Preferred Stock, our common stock price may decline further.
Additionally, the issuance of the Preferred Stock could result in our failure to comply with the Nasdaq Global Select Market’s listing standards. The Nasdaq Global Select Market’s listing standards that may be affected by the issuance of the Preferred Stock include voting rights rules, bid price requirements, listing of additional shares rules, change in control rules and the Nasdaq Global Select Market’s discretionary authority rules. Failure to comply with any of these rules could result in the delisting of the Company’s common stock from the Nasdaq Global Select Market or impact the ability to list the Preferred Stock on a national securities exchange.
The potential decline in the price of our common stock described above may negatively affect the price of our common stock and our ability to obtain financing in the future. In addition, the issuance of the Preferred Stock may provide incentives for holders thereof that intend to convert their shares to seek to cause a decline in the price of our common stock (including through selling our common stock short) in order to receive an increased number of shares of our common stock upon such conversion of the Preferred Stock, and may encourage other investors to sell short or otherwise dispose of our common stock.
Our charter currently authorizes us to issue approximately billion shares of common stock, in addition to our shares of common stock currently outstanding or reserved for issuance upon conversion of our convertible notes and preferred stock, and after reflecting the reclassification of shares of common stock as Preferred Stock. Although the Board can increase the amount of our authorized common stock and reclassify unissued Preferred Stock as common stock without stockholder approval, if they did not do so for any reason and our 5-day VWAP fell below approximately per share of common stock (assuming we issued all shares of the Preferred Stock available pursuant to this offering), we would be required to settle any conversion of Preferred Stock in cash (to the extent we had cash available) or list the Preferred Stock on a national securities exchange and the value of our shares of Preferred Stock would then equal their market price, which may be less than $25.00 per share. See “Risk Factors - Market Price Fluctuation.”

Future sales of our common stock in the public market or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock and our ability to raise funds in new stock offerings, and may affect the value of the Preferred Stock.
Future sales of substantial amounts of our common stock or equity‑related securities in the public market, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or equity‑related securities, and may affect the value of the Preferred Stock. No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of shares of common stock for future sale, will have on the trading price of our common stock or the value of the Preferred Stock.
The Preferred Stock will be subject to a risk of early redemption or conversion at our option and holders may not be able to reinvest their funds.

Subject to certain limited exceptions, we may elect to convert any outstanding share of Preferred Stock at any time after it has been outstanding for two years and to redeem any outstanding shares of Preferred Stock beginning on the Redemption Eligibility Date. We also may be forced to redeem or convert some or all of the outstanding shares of Preferred Stock to meet tax and regulatory asset coverage requirements. Any such redemption or conversion may occur at a time that is unfavorable to holders of the Preferred Stock. We may have an incentive to redeem or convert the Preferred Stock if market conditions allow us to issue additional shares of Preferred Stock or debt securities at a dividend or interest rate that is lower than the dividend rate on the Preferred Stock. The possibility of early redemption or conversion at our option may also limit the potential for price appreciation in the event of a change in market conditions. See “Description of the Preferred Stock-“Redemption at the Option of the Issuer” and “-Conversion at the Option of the Issuer.”

If we redeem or convert shares of the Preferred Stock, the holders of such redeemed or converted shares face the risk that the return on an investment purchased with proceeds from such redemption or conversion may be lower than the return previously obtained from the investment in Preferred Stock.

Holders of the Preferred Stock will bear dividend risk.

We may be unable to pay dividends on the Preferred Stock under some circumstances. In addition, the terms of any future indebtedness we may incur could preclude the payment of dividends in respect of equity securities, including the Preferred Stock, under certain conditions.

We may be unable to invest a significant portion of the net proceeds of our offering on acceptable terms in an acceptable timeframe.
Delays in investing the net proceeds of our offering may impair our performance. We cannot assure you that we will be able to identify any investments that meet our investment objective or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds of our offering on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results. As a result, we may not have as great an ability to pay distributions while our portfolio is not fully invested in securities meeting our investment objective as we may be able to when our portfolio is fully invested in securities meeting our investment objective.
Interest Rate Risk.
The Preferred Stock pays dividends at a fixed rate. Prices of fixed income investments tend to vary inversely with changes in market yields. The market yields on securities comparable to the Preferred Stock may increase, which would likely result in a decline in the value of the Preferred Stock. Additionally, if interest rates rise, securities comparable to the Preferred Stock may pay higher dividend rates and holders of the Preferred Stock may not be able to sell the Preferred Stock at the Stated Value and reinvest the proceeds at market rates. The Company may be subject to a greater risk of rising interest rates due to the current period of historically low interest rates. There is a possibility that interest rates may rise, which would likely drive down the prices of income- or dividend-paying securities.
Illiquidity Prior to Exchange Listing.
There is no guarantee that the Preferred Stock will be listed on a national securities exchange. On or after the 5-year anniversary of the original issue date, the Board will consider whether to complete a Liquidity Event. The decision of whether to complete a Liquidity Event will be at our sole discretion and will be made based on economic and market conditions at the time and the judgment of the Board as to what is in the best interests of the Company and its stockholders. Notwithstanding the foregoing, the Board may elect to list any series of the Preferred Stock on a national securities exchange or elect an Issuer Optional Conversion (subject to the limitations described herein on an Issuer Optional Conversion) at any time after issuance, whether before or after the 5-year anniversary of the original issue date. If the Board elects to list the Preferred Stock on a national securities exchange, there is no guarantee that the Preferred Stock will be approved for such listing. Prior to any Liquidity Event, an investment in the Preferred Stock may be illiquid and there is no guarantee that the Board will ever determine to elect a Liquidity Event.
Notice Period Prior to Issuer Optional Redemption.
There is a minimum notice period of 10 calendar days required in connection with our decision to exercise the Issuer Optional Redemption and a period of up to 18 calendar days between a Holder Conversion Deadline and the applicable Holder Conversion Exercise Date. This creates a risk that holders of a series of Preferred Stock intending to exercise the Holder Optional Conversion will lose the opportunity to convert their shares of Preferred Stock if we provide notice that we intend to exercise the Issuer Optional Redemption after a holder of Preferred Stock submits a Holder Conversion Notice and prior to the applicable Holder Conversion Exercise Date.
Market Price Fluctuation.
On or after the 5-year anniversary of the first closing of this offering of Preferred Stock, the Board will consider whether to list the Preferred Stock on a national securities exchange. The decision of whether to list or convert the Preferred Stock will be at our sole discretion and will be made based on economic and market conditions at the time and the judgment of the Board as to what is in the best interests of the Company and its stockholders. Notwithstanding the foregoing, the Board may elect to list the Preferred Stock on a national securities exchange or elect an Issuer Optional Conversion (subject to the limitations described herein on an Issuer Optional Conversion) at any time after issuance, whether before or after the 5-year anniversary of the original issue date.
We cannot predict the prices at which shares of the Preferred Stock would trade if listed on a national securities exchange. To the extent the Preferred Stock is listed on a national securities exchange, the Preferred Stock may trade at a premium to or discount from liquidation value for various reasons, including changes in interest rates, perceived credit quality and other factors.

Shares of common stock, which shares of Preferred Stock may be converted into, rank junior to the Preferred Stock with respect to dividends and upon liquidation.

We may choose to convert the Preferred Stock to shares of our common stock. Holders of Preferred Stock may also choose to convert their Preferred Stock, subject to our election to settle conversions in cash or shares of our common stock or a combination thereof. The rights of the holders of shares of Preferred Stock rank senior to the rights of the holders of shares of our common stock as to dividends and payments upon liquidation. Unless full cumulative dividends on our shares of Preferred Stock for all past dividend periods have been declared and paid (or set apart for payment), we will not declare or pay dividends with respect to any shares of our common stock for any period. Upon liquidation, dissolution or winding up of the Company, the holders of shares of our Preferred Stock are entitled to receive the Stated Value of $25.00 per share, plus an amount equal to any accumulated, accrued and unpaid dividends at the applicable rate, after provision is made for our senior liabilities, but prior and in preference to any distribution to the holders of shares of our common stock or any other class of our equity securities junior to our Preferred Stock.

We may issue shares of our common stock in offerings other than the offering described in this prospectus supplement and we may also issue additional preferred stock or debt securities that are convertible into shares of our common stock.

We may issue shares of common stock in one or more offerings other than those described in this prospectus supplement. In addition, we may issue additional preferred stock or debt securities that are convertible into shares of our common stock. The net effect of both types of offerings would be to increase the number of shares of our common stock outstanding or available, which could negatively impact the market price of our common stock and cause the market value of our common stock to become more volatile. Given that the Preferred Stock is convertible into common stock, it may also impact the value of our Preferred Stock (including the market value following any listing). Further, to the extent that shares of our common stock are offered or converted at a price below the then net asset value per share, existing stockholders who do not participate in such offerings would experience dilution of their interest (both voting and economic, in terms of net asset value) in the Company.

Redemption Following Death of a Holder may be limited in amount.

We will have a discretionary right to limit the aggregate liquidation preference of Preferred Stock subject to redemption following the death of a beneficial owner that may be exercised in any calendar year to an amount equal to the greater of $10 million or 5% of all Preferred Stock outstanding as of the end of the most recent calendar year. Accordingly, no assurance can be given that exercise of a redemption following the death of a beneficial owner for the desired amount will be permitted in any single calendar year.

Special Risks to Holders of Preferred Stock
Common Stock Repurchases. Repurchases of common stock by the Company may reduce the asset coverage of the Preferred Stock, which could adversely affect their liquidity or market prices.
Common Stock Distribution Policy. In the event the Company does not generate a total return from dividends and interest received and net realized capital gains in an amount at least equal to its distributions for a given year, the Company may return capital as part of its distribution. This would decrease the asset coverage per share with respect to the Preferred Stock, which could adversely affect their liquidity or market prices.
Credit Quality Ratings. We expect the Preferred Stock to be rated. This credit rating could be reduced or withdrawn while an investor holds Preferred Stock. A reduction or withdrawal of the credit rating would likely have an adverse effect on the market value of the Preferred Stock following a listing. In addition, a credit rating does not eliminate or mitigate the risks of investing in the Preferred Stock.
1940 Act Risks. We have obtained stockholder approval under Section 63 of the 1940 Act to sell shares of common stock below net asset value until June 12, 2021. We believe that pursuant to this approval any shares of Preferred Stock sold prior to June 12, 2021 may be converted into shares of common stock pursuant to the Issuer Optional Conversion using the 5-day VWAP to determine the conversion rate at any time, including after June 12, 2021. We believe any shares of Preferred stock sold after June 12, 2021 may be converted into shares of common stock pursuant to the Issuer Optional Conversion using the 5-day VWAP to determine the conversion rate only if we have obtained stockholder approval for the period in which such shares of Preferred Stock were sold if the 5-day VWAP results in a price below net asset value.
On March 15, 2021, we filed a notice of meeting and the definitive proxy statement in connection with a special meeting of our stockholders that is scheduled to be held on June 11, 2021 for the purpose of asking our stockholders to vote on a proposal to authorize us, with approval of our Board of Directors, to sell shares of our common stock at a price or prices below our then current net asset value per share in one or more offerings during the next 12 months following such approval, subject to certain conditions.
The application of Section 63 of the 1940 Act with respect to the conversion of the Preferred Stock under the Issuer Optional Conversion is unclear. It is possible the SEC will assert a position that stockholder approval to issue shares of common stock below net asset value must be obtained for the year in which the Issuer Optional Conversion is exercised, instead of the time at which the Preferred Stock is sold. If the SEC asserted this position and prevailed, we would be required to obtain stockholder approval under the 1940 Act for the years in which we exercise the Issuer Optional Conversion. Obtaining this approval may cause us to incur additional costs and there can be no assurance such stockholder approval will be obtained. If we cannot obtain stockholder approval required by the 1940 Act to issue shares of common stock below net asset value at the time of an Issuer Optional Conversion, then the Issuer Optional Conversion will be effected at a conversion rate equal to:

◦any portion of the IOC Settlement Amount that we elect to pay in cash; and
◦a number of shares of our common stock at a conversion rate equal to (1) (a) the IOC Settlement Amount, minus (b) any portion of the IOC Settlement Amount that we elect to pay in cash, divided by (2) the NAV per share of common stock at the close of business on the business day immediately preceding the date of conversion.

Additional Risks of Notes to Holders of Preferred Stock
In addition to our obligations under our Revolving Credit Facility, we currently have the following notes outstanding: 2022 Notes, 2025 Notes, 2023 Notes, 6.375% 2024 Notes, 2026 Notes, 2028 Notes, 2029 Notes and Prospect Capital InterNotes® (together, the “Notes”). We may in the future issue additional Notes. Our obligations to pay dividends or make distributions and, upon liquidation of the Company, liquidation payments in respect of the Preferred Stock is subordinate to our obligations to make any principal and interest payments due and owing with respect to its outstanding Notes. Accordingly, our

Notes have the effect of creating special risks for our preferred stockholders that would not be present in a capital structure that did not include such securities.

Senior securities, including debt and preferred stock, expose us to additional risks, including the typical risks associated with leverage and could adversely affect our business, financial condition and results of operations.

We currently use our revolving credit facility to leverage our portfolio and we expect in the future to borrow from and issue senior debt securities to banks and other lenders and may securitize certain of our portfolio investments. We also have the unsecured notes outstanding, which are a form of leverage and are senior in payment rights to our common stock.

With certain limited exceptions, as a BDC, we are only allowed to borrow amounts or otherwise issue senior securities such that our asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing or other issuance. The amount of leverage that we employ will depend on the Investment Adviser’s and the Board’s assessment of market conditions and other factors at the time of any proposed borrowing. There is no assurance that a leveraging strategy will be successful. Leverage involves risks and special considerations for stockholders, any of which could adversely affect our business, financial condition and results of operation.

The Small Business Credit Availability Act (the “SBCAA”), which was signed into law in March 2018, decreased the asset coverage requirements of the 1940 Act applicable to BDCs from 200% to 150% (subject to either stockholder approval or approval of both a majority of the Board and a majority of directors who are not interested persons). On March 30, 2020, the Board approved, and on May 5, 2020, at a special meeting of our stockholders, our stockholders approved, the application to us of the reduced asset coverage requirements in Section 61(a) of the 1940 Act. The application of the reduced asset coverage requirement, which became effective on May 6, 2020, permits us, provided certain requirements are satisfied, to double the maximum amount of leverage that it is permitted to incur by reducing the asset coverage requirement applicable to us from 200% to 150% (a 2:1 debt to equity ratio, as opposed to a 1:1 debt to equity ratio), as provided for in Section 61(a)(2) of the 1940 Act, a successor provision to Section 61(a)(1) of the 1940 Act.

The following tables illustrate the effect of leverage on returns from an investment in our common stock assuming various annual returns, net of interest expense. The calculations in the tables below are hypothetical and actual returns may be higher or lower than those appearing below. The leverage illustrations contained in the Company’s Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 10, 2021, are incorporated herein by reference and reflect the cumulative potential impact of this offering of Preferred Stock and other ongoing offerings of Company preferred stock.
The below calculation assumes (i) in total assets, (ii) an average cost of funds of (including preferred dividend payments of 5.50% per annum), (iii) $2.3 billion in debt outstanding, (iv) billion in liquidation preference of Preferred Stock outstanding, and (v)  billion of common stockholders’ equity.

Assumed Return on Our Portfolio (net of expenses)	(10)%	(5)%	0%	5%	10%
Corresponding Return to Common Stockholder(1)
The below calculation assumes (i) in total assets, (ii) an average cost of funds of , (iii) $2.3 billion in debt outstanding and (iv)  billion of common stockholders’ equity.

Assumed Return on Our Portfolio (net of expenses)	(10)%	(5)%	0%	5%	10%
Corresponding Return to Common Stockholder(2)

(1) Assumes no conversion of Preferred Stock to common stock.

(2) Assumes conversion rate based on the 5-day VWAP of our common stock on May 10, 2021, which was $8.1296, and a Holder Optional Conversion Fee of 9.50% of the maximum public offering price disclosed herein. The actual 5-day VWAP of our common stock on a Holder Conversion Exercise Date may be more or less than $8.1296, which may result in more or less shares of common stock issued.

The assumed portfolio return is required by regulation of the SEC and is not a prediction of, and does not represent, our projected or actual performance. Actual returns may be greater or less than those appearing in the table.

The foregoing examples show only the impact of this offering of Preferred Stock. We are also offering other series of preferred stock in a separate offering. The collective ongoing impact of these offerings will be reflected in the risk factors included in our Form 10-Q and Form 10-K filings with the SEC. See “Incorporation By Reference.”

Risks Relating to Our Common Stock
Because the Preferred Stock may be converted into shares of common stock, holders who exercise their option to convert Preferred Stock into shares of common stock, or whose shares of Preferred Stock are converted into common stock at our option, will be subject to the risks of an investment in our common stock, which includes the following risks.
The market price of our common stock may decline following the offering and our shares of common stock may trade at discounts from net asset value.

Shares of business development companies frequently trade at a market price that is less than the net asset value that is attributable to those shares. This characteristic of business development companies is separate and distinct from the risk that our net asset value per share may decline. It is not possible to predict whether any shares of common stock will trade at, above, or below net asset value. The risk of loss associated with this characteristic of business development companies may be greater for investors expecting to convert their Preferred Stock to common stock and sell shares of common stock received as a result of such conversion soon after the offering.

Our NAV per common share determined by us as of March 31, 2021 was $9.38. NAV per common share as of June 30, 2021 may be higher or lower than $9.38 based on potential changes in valuations, issuances of securities and earnings for the quarter then ended. The Board has not yet approved the fair value of portfolio investments as of any date subsequent to March 31, 2021. The fair value of our portfolio investments is determined using a consistently applied valuation process in accordance with our documented valuation policy that has been reviewed and approved by the Board, who also approve in good faith the valuation of such securities on a quarterly basis in connection with the preparation of quarterly financial statements and based on input from independent valuation firms, our Adviser, the Administrator and the audit committee of the Board.

Events outside of our control, including public health crises, may cause significant market disruptions and volatility that could negatively affect our results of operations and financial performance and the trading price of our common stock or to the extent the Preferred Stock is listed on a national securities exchange in connection with the Liquidity Event, the trading price of the Preferred Stock.
As of the filing date of this prospectus supplement, there is an outbreak of a highly contagious form of a novel coronavirus (“Wuhan Virus”). The Wuhan Virus has been declared a pandemic by the World Health Organization and, in response to the outbreak, the U.S. Health and Human Services Secretary has declared a public health emergency in the United States. The Wuhan Virus has had a devastating impact on the global economy, including the U.S. economy, and has resulted in a global economic recession.
Many states, including those in which we and our portfolio companies operate, have issued orders requiring the closure of non-essential businesses and/or requiring residents to stay at home. The Wuhan Virus pandemic and preventative measures taken to contain or mitigate its spread have caused, and are continuing to cause, business shutdowns, cancellations of events and travel, significant reductions in demand for certain goods and services, reductions in business activity and financial transactions, supply chain interruptions and overall economic and financial market instability both globally and in the United States. Such effects will likely continue for the duration of the pandemic, which is uncertain, and for some period thereafter. While several countries, as well as certain states, counties and cities in the United States, began to relax the early public health restrictions with a view to partially or fully reopening their economies, many cities, both globally and in the United States, have since experienced a surge in the reported number of cases and hospitalizations related to the Wuhan Virus pandemic. This increase in cases has led to the re-introduction of restrictions and business shutdowns in certain states, counties and cities in the United States and globally and could continue to lead to the re-introduction of such restrictions elsewhere. Additionally, in December 2020, the U.S. Food and Drug Administration (“FDA”) authorized vaccines produced by Pfizer-BioNTech and Moderna for emergency use, and in February 2021, the FDA authorized vaccines produced by Johnson & Johnson for emergency use. However, it remains unclear how quickly the vaccines will be distributed nationwide and globally, whether vaccine distributions may be paused or when “herd immunity” will be achieved and the restrictions that were imposed to slow the spread of the virus will be lifted entirely. The delay in distributing the vaccines could lead people to continue to self-isolate and not participate in the economy at pre-pandemic levels for a prolonged period of time. Even after the Wuhan Virus pandemic subsides, the U.S. economy and most other major global economies may continue to experience a recession, and our business and operations, as well as the business and operations of our portfolio companies, could be materially adversely affected by a prolonged recession in the United States and other major markets. Potential consequences of the current unprecedented measures taken in response to the spread of Wuhan Virus, and current market disruptions and volatility that may impact our business include, but are not limited to:

•sudden, unexpected and/or severe declines in the market price of our securities or net asset value;
•inability of the Company to accurately or reliably value its portfolio;
•inability of the Company to comply with certain asset coverage ratios that would prevent the Company from paying dividends to our common stockholders or to holders of the preferred stock and that could result in breaches of covenants or events of default under our credit agreement or debt indentures;
•inability of the Company to pay any dividends and distributions on common stock or preferred stock or service its debt;
•inability of the Company to maintain its status as a RIC under the Code;
•potentially severe, sudden and unexpected declines in the value of our investments;
•increased risk of default or bankruptcy by the companies in which we invest;
•increased risk of companies in which we invest being unable to weather an extended cessation of normal economic activity and thereby impairing their ability to continue functioning as a going concern;
•reduced economic demand resulting from changes in consumer behavior, mass employee layoffs or furloughs in response to governmental action taken to slow the spread of Wuhan Virus, which could impact the continued viability of the companies in which we invest;
•companies in which we invest being disproportionately impacted by governmental action aimed at slowing the spread of Wuhan Virus or mitigating its economic effects;
•limited availability of new investment opportunities;
•inability for us to replace our existing leverage when it becomes due or replace it on terms as favorable as our existing leverage;
•a reduction in interest rates, including interest rates based on LIBOR and similar benchmarks, which may adversely impact our ability to lend money at attractive rates; and
•general threats to the Company’s ability to continue investment operations and to operate successfully as a business development company.

It is virtually impossible to determine the ultimate impact of the Wuhan Virus at this time. Further, the extent and strength of any economic recovery after the Wuhan Virus pandemic abates, including following any “second wave,” “third wave” or other intensifying of the pandemic, is uncertain and subject to various factors and conditions. Accordingly, an investment in the Company is subject to an elevated degree of risk as compared to other market environments.
If the current period of capital market disruption and instability continues for an extended period of time, there is a risk that investors in our common stock may not receive distributions consistent with historical levels or at all or that our distributions may not grow over time and a portion of our distributions may be a return of capital.
We intend to make distributions on a monthly basis to our stockholders out of assets legally available for distribution. While we have declared distributions through August 2021 at the same rate as the 44 months prior to such declaration, we cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions might be adversely affected by the impact of one or more of the risk factors described in this prospectus supplement or incorporated herein by reference, including the Wuhan Virus pandemic described above. For example, if the temporary closure of many corporate offices, retail stores and manufacturing facilities and factories in the jurisdictions, including the United States, affected by the Wuhan Virus pandemic were to continue for an extended period of time it could result in reduced cash flows to us from our existing portfolio companies, which could reduce cash available for distribution to our stockholders. In addition, if we are unable to satisfy the asset coverage test applicable to us under the 1940 Act as a business development company or if we violate certain covenants under our existing or future credit facilities or other leverage, we may be limited in our ability to make distributions. If we declare a distribution and if more stockholders opt to receive cash distributions rather than participate in our dividend reinvestment plan, we may be forced to sell some of our investments in order to make cash distribution payments. To the extent we make distributions to stockholders that include a return of capital, such portion of the distribution essentially constitutes a return of the stockholder’s investment. Although such return of capital may not be taxable, such distributions would generally decrease a stockholder’s basis in our common stock and may therefore increase such stockholder’s tax liability for capital gains upon the future sale of such stock. A return of capital distribution may cause a stockholder to recognize a capital gain from the sale of our common stock even if the stockholder sells its shares for less than the original purchase price.

DESCRIPTION OF THE PREFERRED STOCK
The following description is only a summary of the material provisions of the Preferred Stock. We urge you to read the Articles Supplementary for the Preferred Stock in its entirety because it, and not this description, defines your rights as a holder of the Preferred Stock. You may request copies of these documents as set forth under the caption “Available Information”.
When we refer to “Prospect Capital Corporation,” the “Company,” “we,” “our” or “us” in this section, we refer only to Prospect Capital Corporation and not its consolidated subsidiaries.
Brief Description of the Preferred Stock

    Our authorized capital stock consists of 2,000,000,000 shares of stock, par value $0.001 per share, consisting of classified as common stock, par value $0.001 per share, and of convertible preferred stock, par value $0.001 per share, of which 40,000,000 have been classified and designated as Convertible Preferred Stock, Series A1, par value $0.001 per share, 40,000,000 have been classified and designated as Convertible Preferred Stock, Series M1, par value
$0.001 per share, 40,000,000 have been classified and designated as Convertible Preferred Stock, Series M2, par value $0.001 per share, 20,000,000 have been classified and designated as Convertible Preferred Stock, Series AA1, par value $0.001 per share, and have been classified and designated as A Shares, par value $0.001 per share. We are offering only the A Shares by this prospectus supplement. We offer additional series of preferred stock in other offerings, and the fees and expenses of such series vary from those of the Preferred Stock offered by this prospectus supplement. Additionally, we may offer other series of preferred stock in the future where the dividend rate, fees and expenses of such series may vary from those of the Preferred Stock offered by this prospectus supplement, and such other series will be offered under a revised or a separate prospectus supplement.

The following is a brief description of the terms of the Preferred Stock. The description of the Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary for our Preferred Stock, which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus is a part.

Rank. With respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•the Preferred Stock rank senior to our common stock;

•the Preferred Stock is on parity with each other series of our preferred stock, including any other series of Preferred Stock; and

•the Preferred Stock rank junior to all our existing and future debt obligations.

As of May 10, 2021, we and our subsidiaries had approximately $1.9 billion of unsecured senior indebtedness outstanding and $431.4 million of secured indebtedness outstanding.

Offering Price and Stated Value. Each share of Preferred Stock will have an offering price ranging from $22.50 to $25.00 per share and a Stated Value of $25.00, plus accrued and unpaid dividends. See “Plan of Distribution”.

Dividends. The holders of A Shares are entitled to receive, when, as and if authorized by the Board and declared by us out of legally available funds, beginning July 1, 2021, cumulative cash dividends on each A Share at an annual rate of 5.50% per annum of the Stated Value for each such A Share, computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Preferred Stock are payable in cash or in additional shares of Preferred Stock pursuant to the terms of any dividend reinvestment plan we may adopt for the Preferred Stock.
Dividends on each share of Preferred Stock begin accruing on, and are cumulative from, the date of issuance or, if later, from the most recent date on which dividends have been paid in full. Any such dividends are payable monthly on the first day of the month following the month for which the dividend was declared (or the next Business Day if the first day is not a Business Day) (each, a “Dividend Payment Date”) to holders of record of the Preferred Stock at the close of business on the date designated by the Board as the record date for such Dividend Payment Date, which shall be a date not more than 20 days or less than 7 days prior to the applicable Dividend Payment Date. Dividends on account of arrears for any past dividend period may be declared and paid at any time, without reference to any scheduled dividend payment date, to holders of record on such date. The timing and amount of such dividends will be determined by, or under authority granted by, the Board, and may vary from time to time. Any dividend payment made on the Preferred Stock will first be credited against the dividends accumulated with respect to the earliest dividend period for which dividends have not been paid.
Holders of our shares of Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on our shares of Preferred Stock. Unless full cumulative dividends on our shares of Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or repurchase, redeem or otherwise acquire for consideration any shares of our common stock.
Conversion at the Option of the Holder. At any time prior to the listing of the Preferred Stock on a national securities exchange, shares of the Preferred Stock will be convertible, at the option of the holder of the Preferred Stock (the “Holder Optional Conversion”) as follows:
•Holder Conversion Notice: Holders of Preferred Stock may elect to convert their shares of Preferred Stock at any time by delivering to us a notice of conversion (the “Holder Conversion Notice”)

•Holder Conversion Deadline: A Holder Conversion Notice will be effective as of:
◦the 15th day of the month (or, if the 15th day of the month is not a business day, then on the business day immediately preceding the 15th day) or
◦the last business day of the month,

whichever occurs first after a Holder Conversion Notice is duly received by us (each such date, a “Holder Conversion Deadline”). Any Holder Conversion Notice received after 5:00 p.m. Eastern time on a Holder Conversion Deadline will be effective as of the next Holder Conversion Deadline.

•Holder Conversion Exercise Date: For all shares of Preferred Stock duly submitted to us for conversion on or before a Holder Conversion Deadline, we will determine the Settlement Amount (defined below) on any business day after such Holder Conversion Deadline but before the next Holder Conversion Deadline (such date, the “Holder Conversion Exercise Date”). Within such period, we may select the Holder Conversion Exercise Date in our sole discretion. We may, in our sole discretion, permit a holder to revoke their Holder Conversion Notice at any time prior to 5:00 pm, Eastern time, on the business day immediately preceding the Holder Conversion Exercise Date.
With respect to any conversion of the Preferred Stock, we may elect, at our sole discretion and subject to the restrictions and limitations described herein, to pay any portion (or no portion) of the amount owed in cash and settle the remaining portion in shares of our common stock. We will not pay any portion of the conversion proceeds for a share of Preferred Stock from a Holder Optional Conversion in cash (other than cash in lieu of fractional shares of our common stock) until the five year anniversary of the date on which such share of Preferred Stock has been issued, unless our Board determines, in its sole discretion, that the issuance of common stock in satisfaction of a Holder Optional Conversion would be materially detrimental to, and not in the best interest of, existing common stockholders. Beginning on the five year anniversary of the date on which a share of Preferred Stock is issued, we may elect to settle all or a portion of any Holder Optional Conversion in cash without limitation or restriction.
An A Share is subject to a Holder Optional Conversion Fee if it is converted by its holder within five years of its issuance. The amount of the fee equals a percentage of the Offering Price disclosed herein based on the year in which the conversion occurs after an A Share is issued as follows:
•Prior to the first anniversary of the issuance of such Preferred Stock: 9.50% of the maximum public offering price disclosed herein, which equals $2.38 per A Share;
•On or after the first anniversary but prior to the second anniversary: 8.50% of the maximum public offering price disclosed herein, which equals $2.13 per A Share;
•On or after the second anniversary but prior to the fifth anniversary: 7.50% of the maximum public offering price disclosed herein, which equals $1.88 per A Share; and
•On or after the fifth anniversary: 0.00%.
We are permitted to waive the Holder Optional Conversion Fee through public announcement of the terms and duration of such waiver. Any such waiver would apply to any holder of Preferred Stock qualifying for the waiver and exercising a Holder Optional Conversion during the pendency of the term of such waiver. Although we have retained the right to waive the Holder Optional Conversion Fee in the manner described above, we are not required to establish any such waivers and we may never establish any such waivers.
We will settle any Holder Optional Conversion by paying or delivering, as the case may be, (A) any portion of the Settlement Amount (as defined below) that we elect to pay in cash and (B) a number of shares of our common stock at a conversion rate equal to (1) (a) the Settlement Amount, minus (b) any portion of the Settlement Amount that we elect to pay in cash, divided by (2) the 5-day VWAP.
“Settlement Amount” means (A) the Stated Value, plus (B) unpaid dividends accrued to, but not including, the Holder Conversion Exercise Date, minus (C) the A Share Holder Optional Conversion Fee applicable on the respective Holder Conversion Deadline.

The following table is intended to assist investors in understanding the stated value and liquidation preference of a share of Preferred Stock, after factoring in upfront and ongoing fees, and the impact of the Holder Optional Conversion on the Settlement Amount of such share of Preferred Stock if exercised within five years of the issuance of such share of Preferred Stock. This table provides only a summary of certain features of the Preferred Stock. Please also refer to “Fees and Expenses.”

Impact at Purchase and Every Year of Ownership
	Stated Value	Dividend Rate
Stated Value	$25.00	5.50%
Stated Value after Upfront fees(1)	$25.00	5.50%
Stated Value after Ongoing Fees(1)	$25.00	5.50%

Impact of Holder Optional Conversion on the Settlement Amount of a Share of Preferred Stock(2)
	A Share
Year 1	$22.63
Year 2	$22.88
Year 3	$23.13
Year 4	$23.13
Year 5	$23.13
After Year 5 and Beyond	$25.00
(1)The sales and offering expenses are borne by the Company. See “Fees and Expenses.”

(2)In addition, will include unpaid dividends accrued to, but not including, the Holder Conversion Exercise Date.
We will determine the 5-day VWAP by reference to the daily per share volume-weighted average price of our common stock (for each trading day during the relevant five consecutive trading day period) as displayed under the heading “Bloomberg VWAP” on Bloomberg page PSEC <equity> AQR (or its equivalent successor if such page is not available) in respect of the daily period from the scheduled opening time of the exchange to the scheduled closing time of the exchange (or if such volume-weighted average price is unavailable, we will determine the 5-day VWAP in good faith and in a commercially reasonable manner). If, as of any date of determination of the 5-day VWAP, the common stock is not listed or quoted on a national securities exchange or automated quotation system, references to the 5-day VWAP will instead refer to the last quoted bid price for the common stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the common stock on that date as determined by an independent financial advisor retained by the Company for such purpose.
We do not need stockholder approval in order to issue shares of common stock based on a conversion rate that is below the NAV per share of common stock in connection with a Holder Optional Conversion.
In the event that we provide notice of our intent to exercise the Issuer Optional Conversion or Issuer Optional Redemption with respect to shares of Preferred Stock for which a holder has provided a Holder Conversion Notice, such holder may revoke its notice with respect to such shares of Preferred Stock by delivering, prior to the applicable Holder Conversion Exercise Date, a written notice of revocation to the Company. In the event that we exercise an Issuer Optional Conversion with respect to any shares of Preferred Stock, the holder of such Preferred Stock may instead elect a Holder Optional Conversion (which would be effected at the 5-day VWAP, which may represent a discount to the NAV per share of the common stock on the date of the conversion) provided that the date of conversion for such Holder Optional Conversion would occur prior to the date of conversion for the Issuer Optional Conversion (which may be effected at a conversion rate based on the NAV per share of the common stock on the date of conversion). See “Conversion at the Option of the Issuer,” “Liquidity Event” and “Listing” below.
Redemption at the Option of the Issuer. Subject to the restrictions described in the immediately following paragraph, a share of Preferred Stock may be redeemed at our option at any time or from time to time upon not less than 10 calendar days nor more than 90 calendar days written notice to the holder prior to the date fixed for redemption thereof, at a redemption price of 100% of the Stated Value of the shares of Preferred Stock to be redeemed plus dividends accrued to, but excluding, the date fixed for redemption, whether or not earned or declared, but excluding interest on any such distribution or payment.
We will not exercise the Issuer Optional Redemption prior to the Redemption Eligibility Date, unless we determine, in our sole discretion, that doing so would be necessary to comply with the asset coverage requirements under the 1940 Act or to maintain our status as a RIC.
If we exercise the Issuer Optional Redemption for less than all of the outstanding shares of Preferred Stock, then shares of Preferred Stock will be selected for redemption on a pro rata basis or by lot across holders of the series of Preferred Stock selected for redemption; provided that, if the redemption occurs prior to the Redemption Eligibility Date, we will first redeem on a pro rata basis or by lot the minimum number of shares of Preferred Stock that have met the Redemption Eligibility Date necessary to comply with the asset coverage requirements of the 1940 Act or to maintain our status as a RIC, and, if the redemption of all such shares of Preferred Stock is insufficient to cause us to comply with the asset coverage requirements of the 1940 Act or to maintain our status as a RIC, we will then redeem on a pro rata basis or by lot the minimum number of shares of Preferred Stock that have not met the Redemption Eligibility Date for us to comply with the asset coverage requirements of the 1940 Act or to maintain our status as a RIC.
There is no Holder Optional Conversion Fee charged upon an Issuer Optional Redemption.
Conversion at the Option of the Issuer. Subject to certain limitations, a share of Preferred Stock may be converted at our option at any time or from time to time for cash or shares of our common stock upon not less than 30 calendar days nor more than 90 calendar days written notice to the holder prior to the date fixed for conversion thereof.
We will settle any Issuer Optional Conversion by paying or delivering, as the case may be and subject to the restrictions and limitations described herein:
•any portion of the IOC Settlement Amount (as defined below) that we elect to pay in cash; and
•a number of shares of our common stock at a conversion rate equal to (1) (a) the IOC Settlement Amount, minus (b) any portion of the IOC Settlement Amount that we elect to pay in cash, divided by (2) the 5-day VWAP, subject to our ability to obtain or maintain any stockholder approval that may be required under the 1940 Act to permit us to sell our common stock below net asset value. See “1940 Act Approval” below.
“IOC Settlement Amount” means (A) the Stated Value, plus (B) unpaid dividends accrued to, but not including, the date fixed for conversion.
We will not pay any portion of the IOC Settlement Amount from an Issuer Optional Conversion in cash (other than cash in lieu of fractional shares of our common stock) until the Redemption Eligibility Date. Beginning on the Redemption Eligibility Date, we may elect to settle any Issuer Optional Conversion in cash without limitation or restriction.
We will not exercise the Issuer Optional Conversion prior to the two year anniversary of the date on which a share of Preferred Stock has been issued (provided that following the listing of Preferred Stock on a national securities exchange, such date shall be the two year anniversary of the first date on which shares of Preferred Stock were issued) unless the Board determines, in its sole discretion, that the conversion of the Preferred Stock is necessary to cause the Company to comply with the asset coverage requirements of the 1940 Act applicable to the Company, to maintain the Company’s status as a RIC, to maintain or enhance one or more of the Company’s credit ratings, to help comply with regulatory or other obligations, to achieve a strategic transaction, or to improve the liquidity position of the Company.
If we exercise the Issuer Optional Conversion for less than all of the outstanding shares of Preferred Stock, then shares of Preferred Stock will be selected for conversion on a pro rata basis or by lot across holders of the series of Preferred Stock selected for conversion; provided that if we exercise the Issuer Optional Conversion prior to the two year anniversary of the issuance of any shares of Preferred Stock (provided that following the listing of Preferred Stock on a national securities exchange, such date shall be the two year anniversary of the first date on which shares of Preferred Stock were issued), we will first convert on a pro rata basis or by lot the minimum number of shares of Preferred Stock that have been issued for more than two years necessary to achieve the Board’s objective for the conversion, and, if the conversion of all such shares of Preferred Stock is insufficient to cause us to achieve such objective, we will then convert on a pro rata basis or by lot the minimum number of shares of Preferred Stock that have not been outstanding for two years for us to achieve the Board’s objective.
In addition to the Issuer Optional Conversion and the Issuer Optional Redemption, we may purchase shares of Preferred Stock on the open market (if the Preferred Stock has been listed on a national securities exchange), or repurchase shares of Preferred Stock by means of privately negotiated transactions, tender offers or otherwise, in accordance with applicable law.
There is no Holder Optional Conversion Fee charged upon an Issuer Optional Conversion.
Conversion Date. The Holder Conversion Exercise Date will be the “Conversion Date” with respect to any Holder Optional Conversion and the date we fix for conversion will be the “Conversion Date” with respect to any Issuer Optional Conversion. A converting holder will cease to be holder of the relevant shares of Preferred Stock as of the close of business on the relevant Conversion Date and shall be deemed to be a record holder of any shares of our common stock to be issued in connection with such conversion as of the open of business on the business day immediately following the relevant Conversion Date.
Settlement on Conversion. We will settle any conversions by paying or delivering, as the case may be, cash, shares of our common stock or a combination thereof on or about the second Business Day after any Conversion Date. To the extent we elect to settle any conversion obligations by the delivery of shares of our common stock, we will deliver a number of shares of our common stock per $25.00 of Stated Value equal to the relevant conversion rate, provided that we will deliver cash in lieu of any fractional shares (with such fractional shares determined after aggregating all conversions on such Conversion Date by a single beneficial owner and valued based on the 5-day VWAP used to determine the relevant conversion rate).
No fractional shares of common stock will be issued upon conversion of any shares of Preferred Stock into shares of common stock. In lieu of fractional shares otherwise issuable, each holder will be entitled to receive an amount in cash equal to the fraction of a share of common stock multiplied by the conversion price applicable to such Conversion Date. In order to determine whether the number of shares of common stock to be delivered to a holder upon the conversion of such holder’s shares of Preferred Stock will include a fractional share, such determination will be based on the aggregate number of shares of Preferred Stock of such holder that are being converted on any single Conversion Date. Notwithstanding the foregoing, if on any Conversion Date, the Company is prohibited from making any cash distribution pursuant to the 1940 Act or the terms of the Company’s senior securities then outstanding, no fractional shares will be issued and no cash in lieu of fractional shares will be paid and the amount of shares of common stock to be delivered to a holder upon conversion will be rounded down to the nearest whole share of common stock.
Forms for the exercise of the optional conversion rights described above may be obtained from the Transfer Agent at Computershare, 150 Royall St, Canton MA 02021, Attention: Corporate Actions or by calling at (800) 546-5141.
Liquidity Event. The Board will consider from time to time whether to (1) keep the Preferred Stock outstanding, (2) list the Preferred Stock for trading on a national securities exchange or (3) elect an Issuer Optional Conversion (each of (2) and (3), a “Liquidity Event”). If the Board decides to list the Preferred Stock on a national securities exchange, we will provide no less than 60 days’ written notice of the decision to list the Preferred Stock. There will be a 30 day period prior to the listing in which holders of Preferred Stock may exercise the Holder Optional Conversion with the applicable Holder Optional Conversion Fee waived.
1940 Act Approval. In connection with any Issuer Optional Conversion, we will use commercially reasonable efforts to obtain or maintain any stockholder approval that may be required under the 1940 Act to permit us to sell our common stock below net asset value. If we do not have or obtain any required stockholder approval under the 1940 Act to sell our common stock below net asset value and the 5-day VWAP is at a discount to our net asset value per share of common stock, we will settle any conversions in connection with an Issuer Optional Conversion by paying or delivering, as the case may be:
•any portion of the IOC Settlement Amount that we elect to pay in cash; and
•a number of shares of our common stock at a conversion rate equal to (1) (a) the IOC Settlement Amount, minus (b) any portion of the IOC Settlement Amount that we elect to pay in cash, divided by (2) the NAV per share of common stock at the close of business on the business day immediately preceding the date of conversion.
We have obtained stockholder approval under Section 63 of the 1940 Act to issue shares of common stock below net asset value until June 12, 2021. We believe that pursuant to this approval any shares of Preferred Stock issued prior to June 12,

2021 may be converted into shares of common stock pursuant to the Issuer Optional Conversion using the 5-day VWAP to determine the conversion rate at any time, including after June 12, 2021. We believe any shares of Preferred stock issued after June 12, 2021 may be converted into shares of common stock pursuant to the Issuer Optional Conversion using the 5-day VWAP to determine the conversion rate only if we have obtained stockholder approval for the period in which such shares of Preferred Stock were issued and the 5-day VWAP results in a price below net asset value.
On March 15, 2021, we filed a notice of meeting and the definitive proxy statement in connection with a special meeting of our stockholders that is scheduled to be held on June 11, 2021 for the purpose of asking our stockholders to vote on a proposal to authorize us, with approval of our Board of Directors, to sell shares of our common stock at a price or prices below our then current net asset value per share in one or more offerings during the next 12 months following such approval, subject to certain conditions.
The application of Section 63 of the 1940 Act with respect to the conversion of the Preferred Stock under the Issuer Optional Conversion is unclear. It is possible the SEC will assert a position that stockholder approval to issue shares of common stock below net asset value must be obtained for the year in which the Issuer Optional Conversion is exercised, instead of the time at which the Preferred Stock is issued. If the SEC asserted this position and prevailed, we would be required to obtain stockholder approval under the 1940 Act for the years in which we exercise the Issuer Optional Conversion. Obtaining this approval may cause us to incur additional costs and there can be no assurance such stockholder approval will be obtained. If we cannot obtain stockholder approval required by the 1940 Act to issue shares of common stock below net asset value at the time of an Issuer Optional Conversion, then the Issuer Optional Conversion will be effected at a conversion rate equal to:
•any portion of the IOC Settlement Amount that we elect to pay in cash; and
•a number of shares of our common stock at a conversion rate equal to (1) (a) the IOC Settlement Amount, minus (b) any portion of the IOC Settlement Amount that we elect to pay in cash, divided by (2) the NAV per share of common stock at the close of business on the business day immediately preceding the date of conversion.
In the event that we exercise an Issuer Optional Conversion with respect to any shares of Preferred Stock, the holder of such Preferred Stock may instead elect a Holder Optional Conversion provided that the date of conversion for such Holder Optional Conversion would occur prior to the date of conversion for the Issuer Optional Conversion.
Preferred Stock Dividend Reinvestment Plan. We currently intend for our Transfer Agent to administer a Preferred Stock Dividend Reinvestment Plan, pursuant to which Holders will have dividends on their Preferred Stock automatically reinvested in additional shares of such Preferred Stock at a price per share of $25.00 if they so elect. Shares of Preferred Stock received through the Preferred Stock Dividend Reinvestment Plan will be of the same series and have the same original issue date for purposes of the Holder Optional Conversion Fee and for other terms of the Preferred Stock based on issuance date as the Preferred Stock for which the dividend was declared. We may terminate the Preferred Stock Dividend Reinvestment Plan at any time in our sole discretion.
Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock, the holders of shares of Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued and unpaid dividends to but excluding the date of payment, whether or not earned or declared, but excluding interest on any such distribution or payment.
If, upon any liquidation, dissolution or winding up our affairs, whether voluntary or involuntary, our assets available for distribution among the holders of all of our outstanding preferred stock, including the Preferred Stock, shall be insufficient to permit the payment in full to the holders thereof of the amounts to which they are entitled, then the available assets will be distributed among such holders ratably in any distribution of assets according to the respective amounts which would be payable on all our outstanding preferred stock if all amounts thereon were paid in full.
After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, call, redemption or other acquisition of shares of our stock or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Preferred Stock will not be added to our total liabilities.
Voting Rights. In any matter submitted to a vote of the holders of our common stock, each holder of Preferred Stock will be entitled to one vote for each share of Preferred Stock held, and the holders of the outstanding Preferred Stock, holders of any other preferred stock we may issue and the common stock will vote together as a single class. For so long as we are subject to the 1940 Act, holders of our Preferred Stock, voting separately as a single class, together with holders of any other preferred stock we may issue, have the right to elect two members of the Board at all times. The two directors elected by the holders of the Preferred Stock are designated by our Board. The Board has designated William J. Gremp and Eugene S. Stark as the directors to be elected by holders of the Preferred Stock. If dividends on any of our preferred stock, including the Preferred Stock, have accumulated and been unpaid for a period of two years, the holders of our preferred stock, including the Preferred Stock, will have the power to elect a majority of the Board.
During any period in which any one or more of the conditions described below shall exist (such period, a “Voting Period”), the number of directors constituting the Board automatically will be increased by the smallest number that, when added to the two directors elected exclusively by the holders of the preferred stock as described above, would constitute a majority of the Board as so adjusted, and the holders of outstanding shares of Preferred Stock, voting separately as one class with any other outstanding preferred stock so entitled to vote, subject to compliance with the 1940 Act and the rules thereunder, will have the power to elect such additional directors. A Voting Period will commence (A) if at any time accumulated dividends and distributions (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding Preferred Stock equal to at least two full years’ dividends and distributions shall be due and unpaid; or (B) if at any time holders of any other preferred stock are entitled to elect a majority of the directors of the Board under the 1940 Act or Articles Supplementary creating such shares. If we subsequently pay, or declare and set apart for payment in full, all dividends payable on all outstanding shares of Preferred Stock and any other outstanding preferred stock for all past dividend periods, the additional voting rights of the holders of the Preferred Stock and any other preferred stock as described above will cease, and the terms of office of all of the additional directors elected by the holders of the Preferred Stock and any other preferred stock (but not of the directors with respect to whose election the holders of shares of common stock were entitled to vote or the two directors the holders of the Preferred Stock and any other preferred stock have the right to elect at all times) will terminate immediately and automatically, subject always, however, to the reverting of such voting rights to the holders of the Preferred Stock and any other preferred stock so entitled to vote upon the further occurrence of any of the events described in this paragraph.
    The approval of the holders of a majority of any outstanding preferred stock, voting separately as a class, is required to, among other actions, (A) amend, alter or repeal the rights, preferences or privileges of the preferred stock or amend our corporate charter in a manner that materially and adversely affects the preferred stock, provided that any such action that would materially and adversely affect the rights, preferences or privileges of one or more classes or series of the preferred stock (the “Affected Series”) in a manner different from any other classes or series of the preferred stock will require the approval of a majority of the outstanding shares of the Affected Series (with such Affected Series voting as a separate class) or (B) create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to the preferred stock; provided that the Board may adopt Articles Supplementary or amend or supplement the Charter, including in connection with listing the Preferred Stock on a national securities exchange, for the purpose of converting, exchanging, reorganizing or combining two or more classes or series of preferred stock into a single class or series of preferred stock having materially the same rights, preferences or privileges as set forth herein, which amendment or other action shall not be deemed to materially and adversely affect the rights, preferences or privileges of the Preferred Stock or of one or more classes or series of preferred stock.
The vote of the holders of a majority of the preferred stock then outstanding, including the Preferred Stock, is required to approve any plan of reorganization adversely affecting such preferred stock or any action requiring a vote of stockholders under Section 13(a) of the 1940 Act. For purposes of the preceding sentence, the phrase “vote of the holders of a majority of the preferred stock then outstanding” shall have the meaning set forth in the 1940 Act.
The holders of Preferred Stock have exclusive voting rights on a charter amendment that would alter only the contract rights of the Preferred Stock. Any such charter amendment shall first be declared advisable by the Board and then approved by the affirmative vote or consent of the holders of a majority of the outstanding shares of Preferred Stock.
Adjustment for Reorganization Events. In the event of: (i) any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Company with or into another person, in each case, pursuant to which our common stock is changed or converted into, or exchanged for, cash, securities or other property of the Company or another person; (ii) any sale, transfer, lease or conveyance to another person, in one or a series of related transactions, of all or a majority of the property and assets of the Company, in each case pursuant to which the common stock is converted into cash, securities or other property; or (iii) any statutory exchange of securities of the Company with another person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the common stock into other securities (each of which is referred to as a “Reorganization Event”), each reference herein to a share of our common stock will, without the consent of the holders and subject to the terms of the Articles Supplementary, become a reference to the number, kind and amount of securities, cash and other property (the “Exchange Property”) that each share of our common stock was converted into, or exchanged for, in such Reorganization Event. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of common stock held immediately prior to such Reorganization Event by a person, then for the purpose of this paragraph, each reference to a share of the common stock will be deemed to refer to the weighted average of the types and amounts of consideration per share of our common stock received by the holders of common stock.
The Company (or any successor) shall, no less than 30 calendar days prior to the anticipated effective date of any Reorganization Event (or, if such anticipated effective date cannot be reasonably determined 30 calendar days prior to the date thereof, as promptly as reasonably practicable after the Company (or any successor) has become aware of the anticipated effective date), provide written notice to the holders of Preferred Stock of such occurrence of such event and of the kind and amount of the cash, securities or other property that is expected constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of these adjustments for Reorganization Events.
The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless (A) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to these adjustments for Reorganization Events, and (B) to the extent that the Company is not the surviving legal entity in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event. The Company (or any successor) shall continue to have the right to settle any conversions in cash, Exchange Property or a combination thereof.
We may, as we determine appropriate in our sole discretion, adjust the conversion rate for any Holder Optional Conversion or Issuer Optional Conversion to account for any stock splits, stock combinations or stock dividends the ex-dividend date for which occurs during the period used for calculating the 5-day VWAP for any conversion.
Optional Redemption Following Death of a Holder. Subject to restrictions, beginning on the date of original issuance and ending upon the listing of the Preferred Stock on a national securities exchange, we will redeem shares of Preferred Stock of a beneficial owner who is a natural person (including a natural person who holds shares of Preferred Stock through an Individual Retirement Account or in a personal or estate planning trust) upon his or her death at the written request of the beneficial owner’s estate at a redemption price equal to the Stated Value, plus an amount equal to any accumulated, accrued and unpaid dividends thereon to, but excluding, the date of such redemption; provided, however, that our obligation to redeem any of the shares of Preferred Stock is limited to the extent that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption. There is no conversion fee to redeem shares of Preferred Stock of a beneficial owner upon his or her death. The beneficial owner or the beneficial owner’s estate must hold the Preferred Stock for a minimum of 6 months before their shares of Preferred Stock are eligible for such redemption. We will have a discretionary right to limit the aggregate liquidation preference of Preferred Stock subject to redemption following the death of a beneficial owner that may be exercised in any calendar year to an amount equal to the greater of $10 million or 5% of all the Preferred Stock outstanding as of the end of the most recent calendar year.
Upon any such redemption request from a beneficial owner’s estate upon the death of such beneficial owner, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, or a combination thereof, calculated based on the 5-day VWAP, in exchange for the Preferred Stock. We do not need stockholder approval in order to settle the redemption price in shares of common stock based on a rate that is below the NAV per share of common stock.
We are not obligated to redeem any shares of our Preferred Stock following the death of a beneficial owner if we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption.
Forms for the exercise of the optional redemption rights described above may be obtained from the Transfer Agent at Computershare, 150 Royall St, Canton MA 02021, Attention: Corporate Actions or by calling at (800) 546-5141.

Issuance Date Consolidation All the shares of a series of Preferred Stock that are sold to investors on a given settlement date will, as a group, be assigned a unique CUSIP number to help us track the period of time such shares of Preferred Stock have been outstanding. In order to streamline the operations of the offering relating to maintaining multiple CUSIP numbers, we have the right pursuant to the terms of the preferred stock, including the terms of the Preferred Stock offered by this prospectus supplement, and without stockholder approval to combine the shares of any series of preferred stock issued during a six month period into a single CUSIP number, provided that the deemed issuance date for such combined group of shares will be on the earliest actual issuance date for any shares of preferred stock during such six month period and no earlier than six months prior to the date on which such shares of preferred stock were originally issued. If we exercise this right, shares of Preferred Stock that were issued later during a six month period will benefit because the dates on which the A Share Holder Optional Conversion Fee will be reduced or terminated will occur sooner for such shares than it would have if we did not exercise this right. However, for shares of Preferred Stock issued later in the six month period, the exercise of such right will permit us to exercise an Issuer Optional Redemption and an Issuer Optional Conversion, and to settle an Issuer Optional Conversion in stock, without constraint sooner than if we did not exercise such right. Such combination of shares of one or more series of preferred stock may be effected through a mandatory tender, exchange, conversion or other reorganization transaction and in such transaction cash may be issued in lieu of fractional shares.
Transfer Agent and Registrar
The transfer agent for shares of our Preferred Stock is Computershare.
Listing
    Our shares of common stock are listed on the Nasdaq Global Select Market under the symbol “PSEC.” Our shares of Preferred Stock are not listed for trading on any national securities exchange but we may apply to have any such shares listed for trading on a national securities exchange in the future.
    Holders of a series of Preferred Stock will no longer be able exercise the Holder Optional Conversion with respect to that series of Preferred Stock if that series of Preferred Stock is listed for trading on a national securities exchange. If a series of Preferred Stock is listed for trading on a national securities exchange, we intend to reclassify all series of Preferred Stock with a common dividend rate that are listed on an exchange into a single series.
Periodic Reporting
    We will include information reflecting whether our net assets exceed the Stated Value of the aggregate amount of the shares of Preferred Stock outstanding in our annual report to shareholders filed pursuant to Section 13(a) of the Exchange Act.
Covered Security
    The term “covered security” applies to securities exempt from state registration because of their oversight by federal authorities and national-level regulatory bodies pursuant to Section 18 of the Securities Act. Securities listed on a national securities exchange are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange, such as the Nasdaq Global Select Market. The Preferred Stock is a covered security because it is senior to our common stock and therefore is exempt from state registration.
There are several advantages to both issuers and investors of a security being deemed a covered security. These include:
•More Investors - Covered securities can be purchased by a broader range of investors than can non-covered securities. Non-covered securities are subject to suitability requirements that vary from state to state. These so-called “Blue Sky” regulations often prohibit the sale of securities to certain investors and may prohibit the sale of securities altogether until a specific volume of sales have been achieved in other states.
•Issuance Costs - Covered securities may have lower issuance costs since they avoid the expense of dealing with the various regulations of each of the 50 states and Washington, D.C. This could save time and money and allows issuers of covered securities the flexibility to enter the market at a time of their choosing. All investors in the issuer would benefit from any lower issuance costs that may be achieved.
There are also several disadvantages to investors of a security being deemed a covered security. These include:

•Lack of State Suitability Standards - Since there are no state investor eligibility requirements, there is no prohibition on the sale of the securities to certain investors, including investors that may not be suitable to purchase the securities.
•No State Review - Investors will not receive an additional level of review and possible protection afforded by the various state regulators.

Certain ERISA Considerations

The following is a summary of certain considerations associated with the acquisition and holding of the Preferred Stock by an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or ERISA) that is subject to Title I of ERISA, a plan described in, and subject to, Section 4975 of the Code, including an individual retirement account, or IRA, or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code, which we refer to as “Similar Laws,” and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity (each of which we refer to as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation (direct or indirect) to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan. In considering the acquisition, holding and, to the extent relevant, disposition of the Preferred Stock by a Covered Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan, whether the investment is consistent with the Plan’s needs for liquidity to satisfy minimum and other distribution requirements and whether the investment is in accordance with the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Neither we, the underwriter or any of our or their affiliates will provide any advice in a fiduciary capacity with respect to a Covered Plan's investment in the Preferred Stock.
Prohibited Transaction Issues
Section 406 of ERISA prohibits Covered Plans from engaging in specified transactions involving its plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain “disqualified persons,” within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of a Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of certain prohibited transactions could cause the IRA to lose its tax-exempt status. For example, the acquisition, holding and, to the extent relevant, disposition of the Preferred Stock by a Covered Plan with respect to which we or the underwriter are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired, held and disposed of in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the Preferred Stock. These class exemptions (as may be amended from time to time) include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that any of these or any other exemption will be applicable, or all of the conditions of any such exemptions will be satisfied, with respect to any otherwise prohibited transactions that might arise in connection with an investment in the Preferred Stock by a Covered Plan.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar prohibitions under Similar Laws. Fiduciaries of such plans should consult with their counsel before acquiring the Preferred Stock.

Accordingly, the Preferred Stock should not be acquired, held or disposed of by any person investing “plan assets” of any Plan if such acquisition, holding and disposition will constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.
Plan Asset Issues
ERISA and regulations issued by the DOL (the “Plan Asset Regulations”) generally provide that when a Covered Plan acquires an “equity interest” in an entity that is neither a security issued by an investment company registered under the 1940 Act, nor a “publicly offered security,” the Covered Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity. If our assets were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code.

The Preferred Stock will not be issued by an investment company registered under the 1940 Act. We expect, however, that the Preferred Stock will satisfy the requirements of a “publicly offered security” under the Plan Asset Regulations. However, as noted above, if a Covered Plan acquires “publicly offered securities” then the Covered Plan’s assets include the equity securities acquired by the Covered Plan but do not include an undivided interest in the underlying assets of the entity. The definition of “publicly offered securities” in the Plan Asset Regulations requires that the equity securities satisfy a registration requirement under the federal securities laws, be “widely held” and “freely transferable.”

A class of securities satisfies the registration requirement under the Plan Asset Regulations if (i) the class of securities is part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (ii) the class of securities is part of an offering of securities registered under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulations with respect to the Preferred Stock.

The Plan Asset Regulations provide that a class of securities is “widely held” for purposes of the publicly offered securities exception if it is held by 100 or more persons who are independent of the issuer. We anticipate that we will meet this requirement with respect to the Preferred Stock acquired by a Covered Plan. The Plan Asset Regulations provide that whether a security is “freely transferable” is a question that is determined on the basis of all relevant facts and circumstances. Because we anticipate that at the time any Covered Plan acquires the Preferred Stock (i) we will satisfy the requirement under the Plan Asset Regulations to register the Preferred Stock, (ii) the securities will be held by 100 or more persons who are independent of us and (iii) the securities will be “freely transferable” under the Plan Asset Regulations, we expect that the publicly offered securities exception will apply to the Preferred Stock. However, there can be no assurance that will we qualify for the exception, especially in light of the fact that the availability of the exception will depend on actions to be taken at a later date, the number of persons who acquire the Preferred Stock and the facts and circumstances nature of the “freely transferable” requirement.

The Plan Asset Regulations also provide that a Covered Plan’s assets include the equity security acquired by the Covered Plan, but not an undivided interest in the issuer’s underlying assets, if the equity security is issued by an “operating company” (including a “venture capital operating company” and a “real estate operating company”) or if less than 25% of the class of equity security is held by “benefit plan investors” (the “Insignificant Participation Exception”). We do not intend to rely on any of these exemptions under the Plan Asset Regulations at the time of any investment in Preferred Stock by any Covered Plan. In addition, we do not intend to limit or monitor benefit plan investors’ investments in the Preferred Stock and so there can be no assurance that the Insignificant Participation Exception will apply to the Preferred Stock.
Representation

Each purchaser of the Preferred Stock (including any interest in Preferred Stock) by its investment in the Preferred Stock will be deemed to represent and warrant that either (1) it is not a Plan and no portion of the assets used to acquire or hold the Preferred Stock (or any interest therein) constitutes assets of any Plan for purposes of ERISA, the Code or any Similar Law, or (2) the investment in the Preferred Stock will not constitute a violation of the fiduciary responsibility rules under ERISA or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Preferred Stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption, if necessary, would be applicable to the purchase and holding of the Preferred Stock. The sale of the Preferred Stock to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate or advisable for Plans generally or any particular Plan. Purchasers of the Preferred Stock have the exclusive responsibility for ensuring that their purchase and holding of the Preferred Stock (including any interest therein) complies with the applicable fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.
Book-Entry Procedures
    DTC will act as securities depositary for the Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Preferred Stock that you purchase unless DTC’s services are discontinued as described below.
    Title to book-entry interests in the Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Preferred Stock.
    DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.
    When you purchase shares of Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Preferred Stock are credited.
    You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.
    Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
    We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action which a holder is entitled to take under the Articles Supplementary for our Preferred Stock, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
    Any redemption notices with respect to the Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of a particular series of Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of such series of Preferred Stock in accordance with its procedures.
    In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.
    Dividends on the Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.
    Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.
    DTC may discontinue providing its services as securities depositary with respect to the Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.
    According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

PREFERRED STOCK DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan (the “Preferred Stock Dividend Reinvestment Plan”) that allows you the opportunity to purchase, through reinvestment of your dividends, additional shares of Preferred Stock. For purposes of this section, Computershare is referred to as the Administrator.
Description of the Preferred Stock Dividend Reinvestment Plan
Who is eligible to participate in the Preferred Stock Dividend Reinvestment Plan?
Holders of Preferred Stock are eligible to participate in the Preferred Stock Dividend Reinvestment Plan. If you own shares of Preferred Stock that are registered in someone else’s name (for example, a bank, broker, or trustee) and you want to participate in the Preferred Stock Dividend Reinvestment Plan, you may be able to arrange for that person to handle the reinvestment of dividends. If not, then in order to participate in the Preferred Stock Dividend Reinvestment Plan, your shares of Preferred Stock should be withdrawn from “street name” or other form of registration and should be registered in your own name. Alternatively, your broker or bank may offer a program that allows you to participate in a plan without having to withdraw your shares of Preferred Stock from “street name.”
Who is the administrator of the Preferred Stock Dividend Reinvestment Plan?
Computershare Trust Company, N.A. administers the Preferred Stock Dividend Reinvestment Plan. Certain administrative support will be provided to the Administrator by its designated affiliates. If you have questions regarding the Preferred Stock Dividend Reinvestment Plan, please write to the Administrator at the following address: Computershare Trust Company, N.A., P.O. Box 505013, Louisville, KY 40233-5013 or call the Administrator at 1-877-373-6374. An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:00 a.m. to 8:00 p.m., Eastern Time, Monday through Friday (except holidays). In addition, you may visit the Administrator’s website at www.computershare.com/investor. At this website, you can enroll in the Preferred Stock Dividend Reinvestment Plan, obtain information, and perform certain transactions on your Preferred Stock Dividend Reinvestment Plan account. See “Administration” for more information regarding www.computershare.com/investor and the administration of the Preferred Stock Dividend Reinvestment Plan.
What are the benefits of the Preferred Stock Dividend Reinvestment Plan?
•The Preferred Stock Dividend Reinvestment Plan provides you with the opportunity to automatically reinvest dividends paid on all, but not less than all, of your shares of Preferred Stock (including shares of Preferred Stock held in your Preferred Stock Dividend Reinvestment Plan account), in additional shares of Preferred Stock without payment of any fees or other charges to the extent shares of Preferred Stock are purchased directly from us pursuant to the Preferred Stock Dividend Reinvestment Plan.
•Subject to operating procedures of the Depository Trust Company, you may purchase fractional shares of Preferred Stock under the Preferred Stock Dividend Reinvestment Plan, which means you may fully reinvest all dividends. Dividends on fractional shares, as well as on whole shares, also can be reinvested in additional shares of Preferred Stock, which will be credited to your Preferred Stock Dividend Reinvestment Plan account.
•You will receive a transaction statement confirming the details of each transaction that you make.
What are the disadvantages of the Preferred Stock Dividend Reinvestment Plan?
•We will not pay you any interest on dividends held by the Administrator before the investment date.
•The dividends you reinvest under the Preferred Stock Dividend Reinvestment Plan will generally be taxable to you to the extent of our earnings and profits and may give rise to a liability for the payment of income tax without providing you with the corresponding cash to pay the tax when due.

Will the Preferred Stock I receive through the Preferred Stock Dividend Reinvestment Plan differ from the Preferred Stock I initially purchased?
Shares of Preferred Stock received through the Preferred Stock Dividend Reinvestment Plan will be of the same series and have the same original issue date for purposes of the Holder Optional Conversion Fee and for other terms of the Preferred Stock based on issuance date as the Preferred Stock for which the dividend was declared.

How does an existing holder of shares of Preferred Stock participate in the Preferred Stock Dividend Reinvestment Plan?
Enrollment is available online through www.computershare.com/investor. Alternatively, you may enroll by completing an enrollment form and mailing it to the Administrator. Your participation in the Preferred Stock Dividend Reinvestment Plan will begin promptly after your enrollment is received; provided, however, that the first dividend payable with respect to newly-issued shares of Preferred Stock pursuant to our primary offering will be paid in cash, with subsequent dividends reinvested pursuant to the Preferred Stock Dividend Reinvestment Plan. Once you enroll, your participation continues automatically for as long as you wish to participate in the Preferred Stock Dividend Reinvestment Plan.
You may change your dividend reinvestment election at any time online through www.computershare.com/investor, by telephone or by notifying the Administrator in writing prior to the record date for that dividend. If your request is received after the record date, then your dividend will be paid in cash by check or automatic deposit to a U.S. bank account that you designate and your initial dividend reinvestment will commence with the following dividend payment. The record date will typically be approximately 15 days in advance of the dividend payment date.
You may, of course, choose not to reinvest any of your dividends, in which case the Administrator will remit any such dividends to you by check or automatic deposit to a U.S. bank account that you designate.
As an existing holder of shares of Preferred Stock, what are my investment options under the Preferred Stock Dividend Reinvestment Plan?
Once enrolled in the Preferred Stock Dividend Reinvestment Plan, you may elect to reinvest all, but not less than all, of your dividends in additional shares of Preferred Stock, until you terminate your participation in the Preferred Stock Dividend Reinvestment Plan.
When are funds invested under the Preferred Stock Dividend Reinvestment Plan?
The investment date for reinvested dividends will be the dividend payment date (generally, the first business day of each month). No interest will be paid on funds held by the Administrator pending investment. Shares will be purchased directly from the company.
Who pays the fees and other expenses?
We will pay all fees or other charges on shares of Preferred Stock purchased through the Preferred Stock Dividend Reinvestment Plan.
What are the federal income tax consequences of participating in the Preferred Stock Dividend Reinvestment Plan?
Stockholders participating in the Preferred Stock Dividend Reinvestment Plan are generally expected to be treated for U.S. federal income tax purposes as having received, on the date such dividends are reinvested, a distribution equal to the amount reinvested. Consequently, dividends reinvested in the Preferred Stock Dividend Reinvestment Plan may give rise to a tax payment obligation without the corresponding cash to pay such tax when it becomes due. See “Supplement to Material U.S. Federal Income Tax Considerations - Distributions” for a discussion of the treatment of distributions on the Preferred Stock. The total amount of cash and other distributions will be reported to stockholders and to the IRS on the appropriate tax form shortly after the end of each year. Shares acquired pursuant to the Preferred Stock Dividend Reinvestment Plan should have an initial tax basis equal to the amount of the dividend reinvested therein (plus, if applicable, brokerage costs paid by the stockholder) and a holding period that begins on the day after the date the dividend is paid.
We or the Administrator may be required to deduct “backup withholding” at the applicable rate (currently 24%) of all dividends paid to you, regardless of whether such dividends are reinvested pursuant to the Preferred Stock Dividend Reinvestment Plan. You are subject to backup withholding if: (i) you have failed properly to furnish us and the Administrator with your correct tax identification number, or TIN; (ii) the IRS or a broker notifies us or the Administrator that the TIN furnished by you is incorrect; (iii) the IRS or a broker notifies us or the Administrator that backup withholding should be commenced because you failed to properly report dividends paid to you; or (iv) when required to do so, you fail to certify, under penalties of perjury, that you are not subject to backup withholding. Backup withholding amounts will be withheld from dividends before such dividends are reinvested under the Preferred Stock Dividend Reinvestment Plan. Therefore, if you are subject to backup withholding, dividends to be reinvested under the Preferred Stock Dividend Reinvestment Plan will be reduced by the backup withholding amount.

If you are a foreign stockholder, you need to provide the required federal income tax certifications to establish your status as a foreign stockholder so that the foregoing backup withholding does not apply to you. You also need to provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. If you are a foreign stockholder whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in shares of Preferred Stock will be credited to your account.
The foregoing is intended only as a general discussion of the current federal income tax consequences of participation in the Preferred Stock Dividend Reinvestment Plan and may not be applicable to certain participants, such as tax-exempt entities. You should consult your tax and other professional advisors regarding the foreign, federal, state and local income tax consequences (including the effects of any changes in applicable law or interpretations thereof) of your individual participation in the Preferred Stock Dividend Reinvestment Plan or the disposal of shares acquired pursuant to the Preferred Stock Dividend Reinvestment Plan.
Purpose
The purpose of the Preferred Stock Dividend Reinvestment Plan is to provide a convenient and economical way for holders of shares of Preferred Stock to invest all, but not less than all, of their dividends in additional shares of Preferred Stock.
Eligibility of Existing Holders of Preferred Stock
If you are a current holder of record of shares of Preferred Stock, you may participate in the Preferred Stock Dividend Reinvestment Plan. Eligible holders of shares of Preferred Stock may enroll in the Preferred Stock Dividend Reinvestment Plan online through www.computershare.com/investor. Alternatively, you may enroll by completing an enrollment form and delivering it to the Administrator.
If you own shares of Preferred Stock that are registered in someone else’s name (for example, a bank, broker, or trustee) and you want to participate in the Preferred Stock Dividend Reinvestment Plan, you may be able to arrange for that person to handle the reinvestment of your dividends. If not, your shares of Preferred Stock should be withdrawn from “street name” or other form of registration and should be registered in your own name. Alternatively, your broker or bank may offer a program that allows you to participate in a plan without having to withdraw your shares of Preferred Stock from “street name.”
If you are already a participant in the Preferred Stock Dividend Reinvestment Plan, you need not take any further action in order to maintain your present participation.
Administration
Computershare Trust Company, N.A. (the “Administrator”) administers the Preferred Stock Dividend Reinvestment Plan. Certain administrative support will be provided to the Administrator by its designated affiliates.
You can enroll in the Preferred Stock Dividend Reinvestment Plan, obtain information, and perform certain transactions on your Preferred Stock Dividend Reinvestment Plan account online via the Administrator’s Investor Center.
To visit the Administrator’s website:
www.computershare.com/investor
You can contact the Administrator’s stockholder relations department toll-free at:
1-877-373-6374
An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:00 a.m. to 8:00 p.m., Eastern Time, Monday through Friday (except holidays).
You may write to the Administrator at the following address:
Computershare Trust Company, N.A.
P.O. Box 505013
Louisville, KY 40233-5013

For overnight packages:
Computershare Trust Company, N.A.
Attn: Alternative Investments
462 S. 4th Street suite 1600
Louisville, KY 40202

Please include a reference to Prospect Capital Corporation Preferred Stock in all correspondence.
Purchases and Pricing of Shares of Preferred Stock
With respect to reinvested dividends, the Stated Value for purchases of shares of Preferred Stock directly from us will be $25.00 per share, and the investment date will be the dividend payment date for the month. Dividend payment dates generally occur on the first business day of each month. Your account will be credited with a full and fractional number of shares of Preferred Stock, subject to operating procedures of the Depository Trust Company, equal to the total amount to be invested by you, divided by the applicable purchase price per share.
There are no fees or other charges on shares of Preferred Stock purchased through the Preferred Stock Dividend Reinvestment Plan.
Participation
Any eligible holder of shares of Preferred Stock may enroll in the Preferred Stock Dividend Reinvestment Plan online through www.computershare.com/investor. Alternatively, you may enroll in the Preferred Stock Dividend Reinvestment Plan by completing an enrollment form and returning it to the Administrator at the address set forth above.
If the Administrator receives your enrollment form by the record date for the payment of the next dividend (approximately 10 days in advance of the dividend payment date), that dividend will be invested in additional shares of Preferred Stock for your Preferred Stock Dividend Reinvestment Plan account; provided, however, that the first dividend payable with respect to newly-issued shares of Preferred Stock pursuant to our primary offering will be paid in cash, with subsequent dividends reinvested pursuant to the Preferred Stock Dividend Reinvestment Plan. If the enrollment form is received in the period after any dividend record date, that dividend will be paid by check or automatic deposit to a U.S. bank account that you designate and your initial dividend reinvestment will commence with the following dividend.
By enrolling in the Preferred Stock Dividend Reinvestment Plan, you direct the Administrator to apply all, but not less than all, dividends to the purchase of additional shares of Preferred Stock in accordance with the Preferred Stock Dividend Reinvestment Plan’s terms and conditions. Unless otherwise instructed, the Administrator will thereafter automatically reinvest all, but not less than all, dividends declared on shares of Preferred Stock held under the Preferred Stock Dividend Reinvestment Plan. If you want to discontinue the reinvestment of all dividends paid on your shares of Preferred Stock, you must provide notice to the Administrator. See “Administration” for information on how to contact the Administrator.
Cost
We will pay all fees, the annual cost of administration and, unless provided otherwise in the Preferred Stock Dividend Reinvestment Plan, all other charges incurred in connection with the purchase of shares of Preferred Stock acquired under the Preferred Stock Dividend Reinvestment Plan, if any.
Number of Shares of Preferred Stock to be Purchased for the Participant
The number of shares of Preferred Stock purchased under the Preferred Stock Dividend Reinvestment Plan will depend on the amount of your dividend. Shares of Preferred Stock purchased under the Preferred Stock Dividend Reinvestment Plan will be credited to your account. Both full and fractional shares will be purchased.
Shares of Preferred Stock received through the Preferred Stock Dividend Reinvestment Plan will be of the same series and have the same original issue date for purposes of the Holder Optional Conversion Fee and for other terms of the Preferred Stock based on issuance date as the Preferred Stock for which the dividend was declared.
The aggregate number of shares issued across all series of Preferred Stock, including shares issued under the Preferred Stock Dividend Reinvestment Plan, shall not exceed . We cannot assure you there will be enough shares of Preferred Stock to meet the requirements under the Preferred Stock Dividend Reinvestment Plan. If we do not have a sufficient number of shares of Preferred Stock to meet the Preferred Stock Dividend Reinvestment Plan requirements during any month, the portion of any reinvested dividends received by the Administrator but not invested in shares of Preferred Stock under the Preferred Stock Dividend Reinvestment Plan will be returned to participants without interest.
Source of Shares of Preferred Stock Purchased Under the Preferred Stock Dividend Reinvestment Plan
Shares of Preferred Stock purchased under the Preferred Stock Dividend Reinvestment Plan will come from our authorized but unissued shares of Preferred Stock.
Method for Changing Preferred Stock Dividend Reinvestment Plan Election
You may change your Preferred Stock Dividend Reinvestment Plan election at any time online through www.computershare.com/investor, by telephone or by notifying the Administrator in writing. See “Administration” for information on how to contact the Administrator. To be effective with respect to a particular dividend, any such change must be received by the Administrator prior to the record date for such dividend.
Withdrawal by Participant
You may discontinue the reinvestment of your dividends at any time by providing written or telephone notice to the Administrator. Alternatively, you may change your dividend election online through www.computershare.com/investor. See “Administration” for information on how to contact the Administrator. If the Administrator receives your notice of withdrawal prior to the record date for the payment of the next dividend, the Administrator, in its sole discretion, will distribute such dividends in cash. If the request is received after the record date for the payment of the next dividend, then that dividend will be reinvested. However, all subsequent dividends will be paid out in cash on all balances. The Administrator will continue to hold your shares of Preferred Stock in your Preferred Stock Dividend Reinvestment Plan account.
Generally, an eligible holder of shares of Preferred Stock may again become a participant in the Preferred Stock Dividend Reinvestment Plan. However, we reserve the right to reject the enrollment of a previous participant in the Preferred Stock Dividend Reinvestment Plan on grounds of excessive joining and termination. This reservation is intended to minimize administrative expense and to encourage use of the Preferred Stock Dividend Reinvestment Plan as a long-term investment service.
Share Certificates and Safekeeping
Shares of Preferred Stock that you acquire under the Preferred Stock Dividend Reinvestment Plan will be maintained in your Preferred Stock Dividend Reinvestment Plan account in non-certificated form. This protects your shares of Preferred Stock against loss, theft or accidental destruction and also provides a convenient way for you to keep track of your shares of Preferred Stock.
Reports to Participants
Statements of your account activity will be sent to you after each transaction, which will simplify your record keeping. Each Preferred Stock Dividend Reinvestment Plan account statement will show the amount invested, the purchase price and the number of shares of Preferred Stock purchased. The statement will include specific cost basis information in accordance with applicable law. Please notify the Administrator promptly either in writing, by telephone or through the Internet if your address changes. In addition, you will receive copies of the same communications sent to all other holders of shares of Preferred Stock, if any. You also will receive any U.S. Internal Revenue Service (“IRS”) information returns, if required. Please retain all account statements for your records. The statements contain important tax and other information.
Responsibilities under the Preferred Stock Dividend Reinvestment Plan
We, the Administrator and any agent will not be liable in administering the Preferred Stock Dividend Reinvestment Plan for any act done in good faith, or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon that participant’s death prior to the receipt of notice in writing of such death. Nor are we, the Administrator or any agent liable for any act done or not done in good faith regarding the purchase of shares or the prices at which the purchases are done at. Since we have delegated all responsibility for administering the Preferred Stock Dividend Reinvestment Plan to the Administrator, we specifically disclaim any responsibility for any of its actions or inactions in connection with the administration of the Preferred Stock Dividend Reinvestment Plan. In no event shall we, the Administrator or their agents have any liability as to any inability to purchase shares or as to the timing of any purchase.
You should recognize that neither we, the Administrator, nor any agent can assure you of a profit or protect you against a loss on shares of Preferred Stock purchased under the Preferred Stock Dividend Reinvestment Plan.

Interpretation and Regulation of the Preferred Stock Dividend Reinvestment Plan
We reserve the right to interpret and regulate the Preferred Stock Dividend Reinvestment Plan.
Suspension, Modification or Termination of the Preferred Stock Dividend Reinvestment Plan
We reserve the right to suspend, modify or terminate the Preferred Stock Dividend Reinvestment Plan at any time. Participants will be notified of any suspension, modification or termination of the Preferred Stock Dividend Reinvestment Plan. Upon our termination of the Preferred Stock Dividend Reinvestment Plan any whole book-entry shares owned will continue to be credited to a participant’s account unless specifically requested otherwise.
Miscellaneous
Effect of Stock Dividend, Stock Split or Rights Offering. Any shares of Preferred Stock we distribute as a stock dividend on shares of Preferred Stock credited to your account under the Preferred Stock Dividend Reinvestment Plan, or upon any split of such shares of Preferred Stock, will be credited to your account. Stock dividends or splits distributed on all other shares of Preferred Stock held by you and registered in your own name will be mailed directly to you.
Effect of Transfer of All Shares of Preferred Stock in Participant’s Name. If you dispose of all shares of Preferred Stock registered in your name, but do not give notice of withdrawal to the Administrator, the Administrator will continue to reinvest the dividends on any shares of Preferred Stock held in your account under the Preferred Stock Dividend Reinvestment Plan until the Administrator is otherwise notified. See “Withdrawal by Participant” for more information on how to withdraw from the Preferred Stock Dividend Reinvestment Plan.
Voting of Participant’s Shares of Preferred Stock Held under the Preferred Stock Dividend Reinvestment Plan. Any voting rights attributable to the shares of Preferred Stock credited to your account under the Preferred Stock Dividend Reinvestment Plan will be voted in accordance with your instructions. If you are a participant in the Preferred Stock Dividend Reinvestment Plan and are not a holder of record of shares of Preferred Stock in your own name, you will be furnished with a form of proxy covering the shares of Preferred Stock credited to your account under the Preferred Stock Dividend Reinvestment Plan to which any such voting rights are attributable. If you are a participant in the Preferred Stock Dividend Reinvestment Plan and are the holder of record of shares of Preferred Stock in your own name, your proxy will be deemed to include shares of Preferred Stock, if any, credited to your account under the Preferred Stock Dividend Reinvestment Plan to which any such voting rights are attributable, and the shares of Preferred Stock held under the Preferred Stock Dividend Reinvestment Plan will be voted in the same manner as the shares of Preferred Stock registered in your own name. If a proxy is not returned, none of your shares of Preferred Stock to which any such voting rights are attributable will be voted unless you vote in person. If you want to vote in person at a meeting of stockholders, a proxy for shares of Preferred Stock credited to your account under the Preferred Stock Dividend Reinvestment Plan to which any such voting rights are attributable may be obtained upon written request received by the Administrator at least 15 days before the meeting.
Pledging of Participant’s Shares of Preferred Stock Held under the Preferred Stock Dividend Reinvestment Plan. You may not pledge any shares of Preferred Stock that you hold in your Preferred Stock Dividend Reinvestment Plan account. Any pledge of shares of Preferred Stock in a Preferred Stock Dividend Reinvestment Plan account is null and void. If you wish to pledge shares of Preferred Stock, you must first withdraw those shares of Preferred Stock from the Preferred Stock Dividend Reinvestment Plan.
Limitation of Liability
The Preferred Stock Dividend Reinvestment Plan provides that neither we nor the Administrator, nor any independent agent, will be liable in administering the Preferred Stock Dividend Reinvestment Plan for any act done in good faith or any omission to act in good faith in connection with the Preferred Stock Dividend Reinvestment Plan. This limitation includes, but is not limited to, any claims of liability relating to:
•the failure to terminate your Preferred Stock Dividend Reinvestment Plan account upon your death prior to receiving written notice of your death;
•the purchase prices reflected in your Preferred Stock Dividend Reinvestment Plan account or the dates of purchases of Preferred Stock under the Preferred Stock Dividend Reinvestment Plan; or
•any loss or fluctuation in the market value of shares of Preferred Stock after the purchase of shares of Preferred Stock under the Preferred Stock Dividend Reinvestment Plan.

    The foregoing limitation of liability does not represent a waiver of any rights you may have under applicable securities laws.

SUPPLEMENT TO MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
    The following summary of certain U.S. federal income tax considerations supplements the discussion set forth under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus and is subject to the qualifications and assumptions set forth therein. The following summary is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular holders of Preferred Stock in light of their personal investment or tax circumstances and does not apply to holders subject to special tax rules or stockholders that own or have owned, actually or constructively, 5% or more of our common stock or any series of Preferred Stock. This discussion applies only to a holder of the Preferred Stock that acquires the Preferred Stock for cash pursuant to this offering at the offering price set forth in this prospectus supplement (i.e., 100% of the Preferred Stock’s liquidation preference) and holds their share as capital assets (generally, assets held for investment). Holders that acquire Preferred Stock at a different price may be subject to different consequences than those set forth herein. Except as otherwise expressly indicated, this discussion further assumes that we will pay all dividends on the Preferred Stock on each dividend payment date and that such dividends will therefore not accumulate. No definitive or controlling legal authority or precedent exists for purposes of determining the consequences of the ownership, disposition, or conversion of the Preferred Stock. Thus, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.
EACH PROSPECTIVE HOLDER IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO IT OF ACQUIRING, HOLDING, CONVERTING, EXCHANGING, OR OTHERWISE DISPOSING OF THE PREFERRED STOCK AND OF OUR ELECTION TO BE TAXED AS A RIC, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
General
Subject to the discussion below, an investment in the Preferred Stock generally is subject to the same U.S. federal income tax considerations applicable to an investment in our common stock. See “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus for a general discussion of the considerations relating to an investment in our common stock, which would also apply to common stock received upon conversion of the Preferred Stock.
Distributions
In the case of distributions with respect to the Preferred Stock, a holder of such shares generally will be subject to the same rules that are applicable to distributions received by holders of our common stock, as discussed in the accompanying prospectus. However, in determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to our preferred stock, and then to our common stock. In addition, the IRS currently requires a RIC that has two or more classes of shares outstanding to designate to each such class proportionate amounts of each type of its income (e.g., ordinary income, capital gain dividends, qualified dividend income, dividends eligible for the dividends received deduction) for each tax year based upon the percentage of total dividends distributed to each class for such year. Dividends are taxable to you even if they are reinvested in additional Preferred Stock pursuant to the Preferred Stock Dividend Reinvestment Plan. Shares acquired pursuant to the Preferred Stock Dividend Reinvestment Plan should have an initial tax basis equal to the amount of the dividend reinvested therein and a holding period that begins on the day after the date the dividend is paid. The proposed regulations referred to under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus, permitting (subject to limitations) a 20% deduction with respect to certain dividends paid by us that attributable to our “qualified REIT dividends,” have been finalized.
Under Section 305(c) of the Code, a holder of convertible preferred stock of a corporation may be treated as having received a constructive distribution from the corporation if the conversion rate of the convertible preferred stock is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), the proportionate interest of such holder in the corporation’s assets or earnings and profits is increased, unless the adjustment (or failure to adjust) is made pursuant to a bona fide, reasonable anti-dilution formula. We do not expect to treat the reduction over time of the Holder Optional Conversion Fee applicable to the A Shares as an adjustment that gives rise constructive distributions under Section 305(c). However, no assurances can be given that the IRS would not challenge that position.
If we allow dividends on the Preferred Stock to accumulate to an amount that exceeds certain thresholds in relation to a holder’s tax basis in the Preferred Stock and subsequently pay such accumulated dividends, such payment could be characterized as an “extraordinary dividend” under the Code, with the result that certain corporate holders may be required to reduce their tax basis in the Preferred Stock by a portion of such extraordinary dividend, and a non-corporate holder may be required to treat loss on the sale of such Preferred Stock as long-term capital loss to the extent of a portion of the extraordinary dividends received. Prospective investors should consult their tax advisor with respect to these rules.
Sale or Exchange
Subject to the discussion below regarding redemptions and conversions of the Preferred Stock, a holder generally will realize capital gain or loss on a sale or other disposition of Preferred Stock measured by the difference between the holder’s amount realized on the sale or exchange and the holder’s adjusted tax basis in its Preferred Stock, and such gain or loss would be treated in accordance with the sections of the discussion in the accompanying prospectus relating to sales and exchanges of common stock.
Redemptions
A redemption of Preferred Stock (including a conversion of Preferred Stock solely for cash) will be treated under Section 302 of the Code as a taxable sale or other disposition, in accordance with the sections of this discussion and the discussion in the accompanying prospectus relating to sales or other dispositions of our stock by our stockholders (except that redemption proceeds attributable to declared but unpaid dividends, if any, generally would be treated as a distribution), if the redemption (i) is “substantially disproportionate” with respect to the holder; (ii) results in a “complete termination” of the holder’s stock interest in us; or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares (including both Preferred Stock and common stock) actually owned and considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code generally must be taken into account. In general, a holder that owns (actually or constructively) only an insubstantial percentage of the total equity interests in us and that exercises no control over our corporate affairs will be entitled to sale or exchange treatment if such holder experiences a reduction in its equity interest in us as a result of the redemption. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their tax advisors to determine such tax treatment.
If a redemption does not satisfy any of the foregoing tests, the amount of cash received in the redemption will be treated as a distribution, generally taxable in accordance with the sections of this discussion and the discussion in the accompanying prospectus relating to distributions to our stockholders, except that we expect to allocate our current earnings and profits to regular distributions on our preferred stock and common stock (in the manner described above), if any, before redemptions on the Preferred Stock. The holder’s adjusted tax basis in the redeemed Preferred Stock would, in that case, be transferred to the holder’s remaining stockholdings in us. If, however, the holder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person, or it may be lost entirely.
With respect to a redemption of our Preferred Stock that is treated as a distribution but that is not otherwise taxable as a dividend because it exceeds our earnings and profits, the method by which a holder must reduce its basis is uncertain in situations where the holder owns different blocks of stock that were acquired at different prices and thus have different bases. Each holder should consult its own tax advisor with respect to the treatment of a redemption of our Preferred Stock that is treated as a distribution.
Conversions
Conversion of the Preferred Stock solely for common stock. Upon the conversion of Preferred Stock solely into our common stock (and cash in lieu of a fractional share), you generally will not recognize gain or loss on the conversion, except with respect to cash received in lieu of a fractional share and amounts treated as attributable to dividend arrearages, which will be treated as described below. Your adjusted tax basis in our common stock received upon conversion of the Preferred Stock will equal your tax basis in the corresponding Preferred Stock (reduced by any basis allocable to a fractional share), except that the tax basis of common stock that are attributable to dividend arrearages will equal the fair market value of such stock at the time of conversion. Your holding period for our common stock received generally will include the holding period for the corresponding Preferred Stock surrendered in the conversion, except that the holding period of common stock treated as attributable to dividend arrearages will commence on the day after the date of receipt.
Cash received in lieu of a fractional share upon conversion generally is expected to be treated as a payment in redemption of the fractional share in accordance with the discussion under “-Redemption.” Your tax basis in a fractional share will be determined by allocating your tax basis in the common stock received (including the fractional share deemed received) between the common stock actually received upon conversion and the fractional share, in accordance with their respective fair market values.

Any common stock received in respect of accrued and unpaid dividends that have been declared will be taxable as described above under “-Distributions.” The tax treatment of a holder’s receipt of common stock paid upon conversion in respect of accrued and unpaid dividends that have not been declared is uncertain. Such common stock may be treated as (and we may choose to report such amounts as) a distribution as described under “-Distributions” in an amount equal to the lesser of (i) the amount of such accrued but unpaid dividends and (ii) the amount by which the fair market value of the common stock received in the conversion (including fractional shares deemed received) exceeds the issue price of the Preferred Stock. References in this discussion to amounts treated as attributable to dividend arrearages include any amounts properly treated as distributions.
Conversion of the Preferred Stock solely for cash. A conversion of Preferred Stock in exchange solely for cash should be treated as a redemption in accordance with the discussion above under “-Redemptions.’’
Conversion of the Preferred Stock for cash and common stock. The tax treatment of a conversion of Preferred Stock into cash and common stock is uncertain and subject to different possible characterizations. Upon such a conversion, we intend to treat the conversion as a recapitalization under Section 368(a)(1)(E) of the Code. Under that characterization, you would recognize gain equal to the lesser of (i) the excess of the fair market value of the common stock (including any fractional share) and cash received (excluding any amounts received that are treated as attributable to dividend arrearages, which would be treated as described above) over your tax basis in the Preferred Stock and (ii) the amount of cash received (less any cash treated as attributable to dividend arrearages and any cash attributable to a fractional share). Such gain generally would be treated as capital gain on the disposition of the Preferred Stock unless the receipt of cash has the effect of a dividend under Sections 302 and 356(a)(2) of the Code, in which case the portion of such gain equal to your ratable share, if any, of our earnings and profits would be treated as a dividend (with any remainder of such gain treated as capital gain). You would not be able to recognize any loss realized in the conversion (except with respect to cash received in lieu of a fractional share). Your adjusted tax basis in the common stock received in the recapitalization (excluding any common stock treated as attributable to dividend arrearages, which would have a tax basis equal the fair market value of such stock) would equal your tax basis in the corresponding Preferred Stock (reduced by any basis allocable to a fractional share), less the amount of cash received (excluding cash treated as attributable to dividend arrearages and any cash received in lieu of a fractional share), plus the amount of any taxable gain recognized on the conversion (other than with respect to a fractional share). Your holding period for the common stock received would include the holding period for the corresponding Preferred Stock surrendered in the conversion except that the holding period of any common stock treated as attributable to dividend arrearages would commence on the day after the date of receipt.
Alternatively, if, in the unexpected event that the receipt of cash and common stock upon conversion of the Preferred Stock is not treated as a single recapitalization, it is possible that the cash payment could be treated as the proceeds from the redemption of a portion of the Preferred Stock and taxed as described above under “-Redemptions,’’ and the common stock received would be treated as received in a recapitalization of the remaining Preferred Stock, which generally would not be taxable to you except to the extent of any common stock treated as attributable to dividend arrearages. In such case, although the law on this point is not entirely clear, your basis in the common stock received would equal a proportionate part (based on the relative fair market values of the common stock and the amount of cash you receive in the conversion) of the basis of the corresponding Preferred Stock surrendered in the conversion and the holding period of the common stock received would include the period during which you held such Preferred Stock, except that the holding period of any common stock treated as attributable to dividend arrearages would commence on the day after the date of receipt.
Cash received in lieu of a fractional share upon conversion into cash and common stock generally would be treated in accordance with the discussion above of cash in lieu of fractional shares under “-Conversion of the Preferred Stock solely for common stock.”
    Holders are urged to consult their tax advisors concerning the tax treatment to them if the Preferred Stock are converted for a combination of our common stock and cash.
Reorganization Event. The treatment of the conversion of the Preferred Stock into a security other than our common stock as a result of a Reorganization Event may depend on a number of factors, including the nature of the Reorganization Event and the security into which the Preferred Stock is convertible, and such transaction could be in whole or in part a taxable transaction for any particular holder. Holders should consult their own tax advisors as to the treatment of any such transaction.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $ million after deducting fees and estimated offering expenses of approximately $ million payable by us.
We expect to use the net proceeds from this offering to maintain and enhance balance sheet liquidity, including repayment of debt under our credit facility, if any, investments in high quality short-term debt instruments or a combination thereof, and to make long-term investments in accordance with our investment objective.
    As of May 10, 2021, we had $431.4 million in outstanding borrowings under our credit facility and, based on the assets currently pledged as collateral on the facility, a total of approximately $422.4 million was available to us for borrowing under our credit facility net of outstanding borrowings. Interest on borrowings under our credit facility is one-month LIBOR plus 2.05%. Additionally, the lenders charge a fee on the unused portion of the credit facility equal to 40 basis points if more than 60% of the credit facility is drawn, 70 basis points if more than 35% and up to 60% is drawn, or 150 basis points if less than or equal to 35% is drawn.

PRICE RANGE OF COMMON STOCK
Our common stock is quoted on the NASDAQ Global Select Market under the symbol “PSEC.” The following table sets forth, for the periods indicated, our NAV per share of common stock and the high and low closing prices per share of our common stock as reported on the NASDAQ Global Select Market. Our common stock historically trades at prices both above and below its NAV per share. There can be no assurance, however, that such premium or discount, as applicable, to NAV per common share will be maintained. Common stock of business development companies, like that of closed-end investment companies, frequently trades at a discount to current NAV per share. In the past, our common stock has traded at a discount to our NAV per share. The risk that our common stock may continue to trade at a discount to our NAV per share is separate and distinct from the risk that our NAV per share may decline.

		Stock Price		Premium (Discount) of High to NAV	Premium (Discount) of Low to NAV	Dividends Declared
	NAV(1)	High(2)	Low(2)
Twelve Months Ending June 30, 2019
First quarter	$9.39	$7.58	$6.67	(19.3)%	(29.0)%	$0.18
Second quarter	9.02	7.27	5.77	(19.4)%	(36.0)%	0.18
Third quarter	9.08	6.93	6.27	(23.7)%	(30.9)%	0.18
Fourth quarter	9.01	6.83	6.24	(24.2)%	(30.7)%	0.18
Twelve Months Ending June 30, 2020
First quarter	$8.87	$6.73	$6.30	(24.1)%	(29.0)%	$0.18
Second quarter	8.66	6.70	6.37	(22.6)%	(26.4)%	0.18
Third quarter	7.98	6.61	4.04	(17.2)%	(49.4)%	0.18
Fourth quarter	8.18	5.74	3.78	(29.8)%	(53.8)%	0.18
Twelve Months Ending June 30, 2021
First quarter	$8.40	$5.17	$4.69	(38.5)%	(44.2)%	$0.18
Second quarter	8.96	5.60	4.95	(37.5)%	(44.8)%	0.18
Third quarter	9.38	7.98	5.51	(14.9)%	(41.3)%	0.18
Fourth quarter (through May 10, 2021)	(3)(4)	8.20	7.79	(4)	(4)	0.18	(5)
(1)                           Net asset value per common share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per common share on the date of the high or low sales price. The NAVs shown are based on outstanding shares of our common stock at the end of each period.
(2)        The High/Low Stock Price is calculated as of the closing price on a given day in the applicable quarter.
(3)        Our NAV per common share determined as of March 31, 2021 was $9.38. NAV per share as of June, 30 2021 may be higher or lower than $9.38 based on potential changes in valuations, issuances of securities, dividends paid and earnings for the quarters then ended.
(4)        NAV has not yet been finally determined for any day after March 31, 2021.
(5)        On May 11, 2021, Prospect announced the declaration of monthly dividends in the following amounts and with the following dates:
•$0.06 per share for May 2021 to holders of record on May 27, 2021 with a payment date of June 17, 2021.
•$0.06 per share for June 2021 to holders of record on June 28, 2021 with a payment date of July 22, 2021.
•$0.06 per share for July 2021 to holders of record on July 28, 2021 with a payment date of August 19, 2021.
•$0.06 per share for August 2021 to holders of record on August 27, 2021 with a payment date of September 23, 2021.
On May 10, 2021, the last reported sales price of our common stock was $8.06 per share.
As of May 10, 2021, we had approximately 149 stockholders of record.

The below table sets forth each class of our outstanding securities listed on a national securities exchange as of May 10, 2021.

Title of Class	Amount Authorized	Amount Held by Registrant or for its Account	Amount Outstanding
Common Stock	1,860,000,000	0	387,758,075
6.25% Notes due 2028	$155,000,000	0	$70,760,750
6.875% Notes due 2029	$150,000,000	0	$69,169,950

CAPITALIZATION

    The table below assumes that we will sell shares of Preferred Stock offered by this prospectus supplement at a price of $25.00 per share (excluding any shares of Preferred Stock issued pursuant to our Preferred Stock Dividend Reinvestment Plan). The last reported sale price per share of our common stock on the Nasdaq Global Select Market on May 10, 2021 was $8.06. The following table sets forth our capitalization as of March 31, 2021:

•on an actual basis;

•on an as adjusted basis giving effect to the issuance of 357,521 shares of common stock in connection with our common stock dividend reinvestment plan, our issuance of 483,282 shares of 5.50% Series A1 Preferred Stock (“Series A1 Shares”) excluding preferred stock dividend reinvestments, our issuance of 702 shares of Series A1 Shares in connection with the Preferred Stock Dividend Reinvestment Plan, our issuance of 63,626 shares of 5.50% Series M1 Preferred Stock (“Series M1 Shares”), net borrowings of $87.9 million under our credit facility, our issuance of $15.3 million aggregate principal amount of Prospect Capital InterNotes® (net of our redemption of certain Prospect Capital InterNotes®), our repurchase of $0.05 million of our 2022 Notes through our April 2021 Tender Offer, our repurchase of $0.8 million of our 2023 Notes through our May 2021 Tender Offer, and our repurchase of $0.2 million of our 6.375% 2024 Notes through our May 2021 Tender Offer;

•on an as further adjusted basis giving effect to the transactions noted above, the sale of shares of our Preferred Stock at an assumed price of $25 per share less fees and expenses; and

•on an as further adjusted basis giving effect to the transactions noted above and the conversion of all shares of Preferred Stock offered herein into common stock and assuming all shares of Preferred Stock pay a Holder Optional Conversion Fee of 9.50% and are converted at a conversion rate based on the 5-day VWAP of our common stock on May 10, 2021, which was $8.1296 (the actual 5-day VWAP of our common stock on a conversion date may be more or less than $8.1296, which may result in more or less shares of common stock issued).

    This table should be read in conjunction with “Use of Proceeds” and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

    We are also offering other series of preferred stock in separate offerings. The collective ongoing impact of these offerings will be reflected in the financial statements included in our Form 10-Q and Form 10-K filings with the SEC. See “Incorporation By Reference.”

	As of March 31, 2021
	Actual	As Adjusted for Stock Issuances and Borrowings After March 31, 2021		As further Adjusted for this Offering	As further Adjusted for Conversion to Common
	(In thousands, except shares and per share data) (Unaudited)
Long-term debt, including current maturities:
Borrowings under senior credit facility	$343,537	$431,437		$431,437	$431,437
Senior Convertible Notes	267,273	267,223		267,223	267,223
Senior Unsecured Public Notes	906,601	905,539		905,539	905,539
Prospect Capital InterNotes®	673,280	688,595		688,595	688,595
Total long-term debt	2,190,691	2,292,794		2,292,794	2,292,794
Stockholders’ equity:
Preferred stock, par value $0.001 per share
( shares of preferred stock authorized, with 40,000,000 shares of preferred stock authorized for each of the Series A1, Series M1, and Series M2 shares, 20,000,000 shares of preferred stock authorized for Series AA1 shares, and shares of preferred stock authorized for Series A shares; 2,654,253 A1 shares and 21,760 M1 shares outstanding actual; and
3,138,237 Series A1 shares, 85,386 Series M1 shares, and 0 Series A shares outstanding as adjusted; and
3,138,237 Series A1 Shares, 85,386 Series M1 shares, and Series A shares outstanding as further adjusted for this offering; and
3,138,237 Series A1 shares, 85,386 Series M1 shares, and 0 A shares outstanding as further adjusted for conversion of A shares to common stock)	66,900	80,590	(1)		80,590
Common stock, par value $0.001 per share (1,860,000,000 shares of common stock authorized; 387,400,554 shares outstanding actual and 387,758,075 shares outstanding as adjusted and shares of common stock authorized; shares outstanding as further adjusted for this offering and shares outstanding as further adjusted for conversion to common stock)	387	387	(2)	387
Common stock paid-in capital in excess of par value	4,039,776	4,041,384	(2)	4,041,384
Total distributable earnings (loss)	(405,223)	(405,223)		(405,223)	(405,223)
Total stockholders’ equity	3,701,840	3,717,138
Total capitalization	$5,892,531	$6,009,932
(1) Includes 197,739 and 285,543 shares of our Series A1 Shares issued on April 8, 2021 and April 22, 2021, respectively, excluding preferred stock dividend reinvestments. Includes 217 and 485 shares of our Series A1 Shares issued on April 1, 2021 and May 3, 2021, respectively, in connection with our preferred stock dividend reinvestment plan. Includes 24,368 and 39,258 shares of our Series M1 Shares issued on April 8, 2021 and April 22, 2021, respectively.
(2) Includes 357,521 shares of our common stock issued on April 22, 2021 in connection with our common stock dividend reinvestment plan.

SALES OF COMMON STOCK BELOW NET ASSET VALUE

We must obtain stockholder approval under the 1940 Act in order to sell shares of our common stock below NAV in connection with any Issuer Optional Conversion. Our stockholders authorized us to sell shares of our common stock at prices below net asset value until June 12, 2021. If we do not have or have not obtained any required stockholder approval under the 1940 Act to sell our common stock below net asset value and the 5-day VWAP is at a discount to our net asset value per share of common stock, we will settle any conversions in connection with an Issuer Optional Conversion by paying or delivering, as the case may be:

•any portion of the IOC Settlement Amount that we elect to pay in cash; and
•a number of shares of our common stock at a conversion rate equal to (1) (a) the IOC Settlement Amount, minus (b) any portion of the IOC Settlement Amount that we elect to pay in cash, divided by (2) the NAV per share of common stock at the close of business on the business day immediately preceding the date of conversion.

See “Risk Factors-Shares of Preferred Stock may be redeemed for, or converted into, shares of common stock” in this prospectus supplement.

At our special meeting of stockholders held on June 12, 2020, our stockholders approved our ability to sell an unlimited number of shares of our common stock at any level of discount from NAV per share during the twelve-month period following such approval. In order to sell shares of our common stock pursuant to this authorization, including in connection with an Issuer Optional Conversion, a majority of our directors who have no financial interest in the sale and a majority of our independent directors must (a) find that the sale is in our best interests and in the best interests of our stockholders, (b) in consultation with any underwriter or underwriters or sales manager or sales managers of the offering, if any, make a good faith determination as of a time either immediately prior to the first solicitation by us or on our behalf of firm commitments to purchase such shares, or immediately prior to the issuance of such shares of common stock, that the price at which such shares are to be sold is not less than a price which closely approximates the market value of such shares, less any distributing commission or discount and (c) the number of shares sold on any given date does not exceed 25% of its outstanding common stock immediately prior to such sale. For additional information, see “Sales of Common Stock Below Net Asset Value” in the accompanying prospectus.

On March 15, 2021, we filed a notice of meeting and the definitive proxy statement in connection with a special meeting of our stockholders that is scheduled to be held on June 11, 2021 for the purpose of asking our stockholders to vote on a proposal to authorize us, with approval of our Board of Directors, to sell shares of our common stock at a price or prices below our then current net asset value per share in one or more offerings during the next 12 months following such approval, subject to certain conditions.

We may make sales of our common stock at prices below our most recently determined NAV per share. Pursuant to the approval of the Board, we have made such sales in the past, and we may continue to do so under this prospectus supplement in connection with the sale of the Preferred Stock.

In making a determination that a sale of our common stock below NAV per share is in our and our stockholders’ best interests, the Board considers a variety of factors including matters such as:
•The effect that a sale of common stock below NAV per share would have on our stockholders, including the potential dilution they would experience as a result of the sale;
•The amount per share of common stock by which the sales price per share, or common stock price component of the conversion rate, and the net proceeds per share are less than the most recently determined NAV per share;
•The relationship of recent market prices of our common stock to NAV per share and the potential impact of the offering of common stock or conversion of Preferred Stock on the market price per share of our common stock;
•Whether the estimated offering price, or common stock price component of the conversion rate, would closely approximate the market value of our shares of common stock;
•The potential market impact of being able to raise capital during the current financial market environment;
•The nature of any new investors anticipated to acquire shares of common stock in the offering of common stock or conversion of Preferred Stock;
•The anticipated rate of return on and quality, type and availability of investments; and
•The leverage available to us, both before and after the offering of common stock or conversion of Preferred Stock and other borrowing terms.

The Board also considers the fact that sales of the Preferred Stock, which is convertible into shares of common stock at a discount will benefit our Investment Adviser as the Investment Adviser will earn additional investment management fees on the proceeds of (or assets retained as a result of) such offering, as it would from the offering of any other securities of the Company or from the offering of common stock at a premium to NAV per share.

In connection with offerings pursuant to the stockholder approval we received on June 12, 2020, including an Issuer Optional Conversion, we will not sell shares of common stock (including shares of Preferred Stock convertible into shares of common stock) under a prospectus supplement to our registration statement (the “current registration statement”) if the cumulative dilution to our NAV per share from offerings under the current registration statement exceeds 15%. This limit would be measured separately for each offering pursuant to the current registration statement by calculating the percentage dilution or accretion to aggregate NAV from that offering and then summing the percentage from each offering. For example, if our NAV per share of common stock determined at the time of the first offering was $9.38 and we have 387,000,000 shares of common stock outstanding, a sale of Preferred Stock convertible into 50,000,000 shares of common stock at net proceeds to us (or assets retained in a conversion) of $4.69 per share of common stock (an approximately 50% discount) would produce dilution of 5.72%. If we subsequently determined that our NAV per share of common stock decreased to $8.84 on the then 437,000,000 shares of common stock outstanding and then made an additional offering, we could, for example, sell approximately an additional 99,500,000 shares of common stock at net proceeds to us (or assets retained in a conversion) of $4.42 per share of common stock (an approximate 50% discount to our decreased NAV per share of common stock of $8.84), which would produce dilution of 9.27%, before we would approach the aggregate 15% limit. If we file a new post-effective amendment, the threshold would reset.

Issuance by us of our common stock at a discount from NAV per share upon conversion of Preferred Stock poses a potential risk for our existing common stockholders whether or not they participate in the Preferred Stock offering, as well as for new investors who participate in the Preferred Stock offering. Any issuance of common stock at a price below NAV per share upon conversion of Preferred Stock will result in an immediate dilution to many of our existing common stockholders even if they participate in the offering of Preferred Stock.

    NAV per share of common stock used in the tables below is based on our NAV per share of common stock determined as of March 31, 2021, and is not adjusted to give effect to issuances of our common stock made after March 31, 2021 and before May 10, 2021. The NAV per share of common stock used for purposes of providing information in the tables below is thus an estimate and does not necessarily reflect actual NAV per share of common stock at the time sales are made. Actual NAV per share of common stock may be higher or lower based on potential changes in valuations of our portfolio securities, accruals of income, expenses and distributions declared and thus may be higher or lower at the assumed sales prices than shown below.

A holder’s exercise of his or her Holder Optional Conversion option is not subject to the foregoing restrictions and limitations; however, the dilutive effects of such conversion to existing common stockholders would be the same as described below under “Impact on Existing Stockholders Who Do Not Receive Shares of Common Stock Below NAV.”

Examples of Dilutive Effect of the Issuance of Shares of Common Stock Below NAV Per Share

The tables below provide hypothetical examples of the impact that a conversion of Preferred Stock using a price less than NAV per share may have on the NAV per share of common stockholders who do not receive shares of common stock below NAV. However, the tables below do not show and are not intended to show all potential changes in market price of our common stock that may occur from a conversion of Preferred Stock using a price less than NAV per share and it is not possible to predict any potential market price change of our common stock that may occur from such an offering of common stock or a conversion of Preferred Stock. There is no maximum level of discount from NAV at which we may sell (including as a result of a conversion of Preferred Stock) shares of common stock pursuant to this authority.

Impact On Existing Common Stockholders Who Do Not Receive Shares of Common Stock Below NAV
Our existing common stockholders who do not receive shares of common stock below NAV per share upon conversion of Preferred Stock or who do not buy additional shares of common stock in the secondary market at the same or lower price per share of common stock used in a conversion of Preferred Stock (after expenses and commissions) face the greatest potential risks. These common stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares of common stock they hold. These common stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the conversion of Preferred Stock. These common stockholders may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential increases and decreases in NAV. This decrease could be more pronounced as the size of the offering of Preferred Stock and the discount of the 5-day VWAP to our NAV per share of our common stock increases. There is no maximum level of discount from NAV at which we may issue shares of common stock (including as a result of a conversion of Preferred Stock) pursuant to our stockholder authority.

The following chart illustrates the level of NAV dilution that would be experienced by a common stockholder who does not receive or acquire shares of common stock at the same discount to NAV. It is not possible to predict the level of market price decline that may occur. NAV has not been finally determined for any day after March 31, 2021. The table below is shown based upon the March 31, 2021 reported NAV per share of common stock of $9.38.

The examples assume that we have 387,000,000 shares of common stock outstanding, $6,000,000,000 in total assets, $2,304,000,000 in total liabilities, and $66,900,000 in stated value of preferred stock outstanding. The current NAV and NAV per share of common stock are thus $3,696,000,000 and $9.38. The table illustrates the dilutive effect upon a nonparticipating common stockholder of (1) conversion of Preferred Stock into 19,350,000 shares of common stock (5% of the outstanding shares of common stock) at $8.91 per share of common stock after offering expenses, commission, and conversion fees (a 5% discount from NAV); (2) conversion of Preferred Stock into 38,700,000 shares of common stock (10% of the outstanding shares of common stock) at $8.44 per share of common stock after offering expenses, commissions, and conversion fees (a 10% discount from NAV); (3) conversion of Preferred Stock into 96,750,000 shares of common stock (25% of the outstanding shares of common stock) at $7.03 per share of common stock after offering expenses, commissions, and conversion fees (a 25% discount from NAV); and (4) conversion of Preferred Stock into 96,500,000 shares of common stock (25% of the outstanding shares of common stock) at $1.00 per share of common stock after offering expenses, commissions and conversion fees (an 89.3% discount from NAV). This example assumes selling and offering expenses of 10.50% and that all shares of Preferred Stock are convertible in the first year after they are sold and are subject to a 9.50% conversion fee.

	Prior to Sale	Example 1 5% Conversion at 5% Discount		Example 2 10% Conversion at 10% Discount		Example 3 25% Conversion at 25% Discount		Example 4 25% Conversion at 89.3% Discount
	Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share of common stock to Public		$9.01		$8.53		$7.11		$1.01
Net Proceeds per Share of common stock to Issuer		$8.91		$8.44		$7.03		$1.00
Decrease to NAV
Total Shares of common stock Outstanding	387,000,000	406,350,000	5.00%	425,700,000	10.00%	483,750,000	25.00%	483,750,000	25.00%
NAV per Share of common stock	$9.38	$9.36	(0.24)%	$9.29	(0.91)%	$8.91	(5.01)%	$7.70	(17.87)%
Dilution to Common Stockholder
Shares Held by Common Stockholder A	387,000	387,000	—%	387,000	—%	387,000	—%	387,000	—%
Percentage Held by Common Stockholder A	0.10%	0.10%	(4.76)%	0.09%	(9.09)%	0.08%	(20.00)%	0.08%	(20.00)%
Total Asset Values
Total NAV Held by Common Stockholder A	$3,629,100	$3,620,484	(0.24)%	$3,596,116	(0.91)%	$3,447,402	(5.01)%	$2,980,680	(17.87)%
Total Investment by Common Stockholder A (Assumed to be $9.38 per Share of common stock on Shares of common stock Held Prior to Sale)		$3,629,100		$3,629,100		$3,629,100		$3,629,100
Total Dilution to Common Stockholder A (Total NAV Less Total Investment)		$(8,616)		$(32,984)		$(181,698)		$(648,420)
Per Share Amounts
NAV per Share of common stock Held by Stockholder A		$9.36		$9.29		$8.91		$7.70
Investment per Share of common stock Held by Common Stockholder A (Assumed to be $9.38 per Share of common stock on Shares of common stock Held Prior to Sale)	$9.38	$9.38		$9.38		$9.38		$9.38
Dilution per Share of common stock Held by Common Stockholder A (NAV per Share Less Investment per Share)		$(0.02)		$(0.09)		$(0.47)		$(1.68)
Percentage Dilution to Common Stockholder A (Dilution per Share Divided by Investment per Share of common stock)			(0.24)%		(0.91)%		(5.01)%		(17.87)%

Impact On Existing Common Stockholders Who Do Receive Shares of Common Stock Below NAV
Our existing common stockholders who receive shares of common stock issued below NAV per share upon conversion of Preferred Stock or who buy additional shares of common stock in the secondary market at the same or lower price per share of common stock used in connection with a conversion of Preferred Stock (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating common stockholders, albeit at a lower level, to the extent they receive less than the same percentage of the discounted common stock as their interest in our shares of common stock immediately prior to the conversion of Preferred Stock. The level of NAV dilution will decrease as the number of shares of common stock such stockholders receive increases. Existing common stockholders who receive more than such percentage will experience NAV dilution on their existing shares of common stock but will, in contrast to existing common stockholders who receive less than their proportionate share of their interest in our shares of common stock in an Issuer Optional Conversion, experience an increase (often called accretion) in average NAV per share of common stock over their investment per share of common stock and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering of common stock or conversion of Preferred Stock. The level of accretion will increase as the excess number of shares of common stock such common stockholder purchases or receives increases. Even a common stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings of common stock or conversions of Preferred Stock in which such common stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings of common stock or conversions of Preferred Stock. These common stockholders may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering of common stock or conversion of Preferred Stock and level of discounts increases. There is no maximum level of discount from NAV at which we may sell (including as a result of a conversion of Preferred Stock) shares of common stock pursuant to this authority.

The following chart illustrates the level of dilution and accretion for a common stockholder that acquires shares of common stock equal to (1) 50% of its proportionate share of 96,750,000 shares of common stock issued upon conversion of Preferred Stock (i.e., 48,375 shares, which is 0.05% of the shares of common stock issued upon conversion of Preferred Stock rather than its 0.10% proportionate share) and (2) 150% of such percentage (i.e., 145,125 shares, which is 0.15% of the shares of common stock issued upon conversion of Preferred Stock rather than its 0.10% proportionate share). NAV has not been finally determined for any day after March 31, 2021. The table below is shown based upon the adjusted NAV of $3,696,000,000 as described above. The following example assumes an issuance upon conversion of Preferred Stock of 96,750,000 shares of common stock at a price upon conversion rate of $7.11 with a 10.00% underwriting discount and commissions and 0.50% of offering expenses ($7.03 per share net). This example assumes that all shares of Preferred Stock are convertible in the first year after they are sold and are subject to a 9.50% conversion fee.

		50 % Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share of common stock to Public		$7.11		$7.11
Net Proceeds per Share of common stock to Issuer		$7.03		$7.03
Decrease to NAV
Total Shares of common stock Outstanding	387,000,000	483,750,000	25.00%	483,750,000	25.00%
NAV per Share of common stock	$9.38	$8.91	(5.01)%	$8.91	(5.01)%
Dilution to Nonparticipating Common Stockholder
Shares Held by Common Stockholder A	387,000	435,375	12.50%	532,125	37.50%
Percentage Held by Common Stockholder A	0.10%	0.09%	(10.00)%	0.11%	10.00%
Total NAV Held by Common Stockholder A	$9.38	$3,878,327	6.87%	$4,740,178	30.62%
Total Investment by Common Stockholder A (Assumed to be $9.38 per Share) on Shares of common stock Held Prior to Sale		$3,972,976		$4,660,728
Total Dilution to Common Stockholder A (Total NAV Less Total Investment)		$(94,649)		$79,450
NAV per Share of common stock Held by Common Stockholder A after offering		$8.91		$8.91
Investment per Share of common stock Held by Common Stockholder A (Assumed to be $9.38 per Share of common stock on Shares of common stock Held Prior to Sale)		$9.13		$8.76
Dilution per Share of common stock Held by Common Stockholder A (NAV per Share Less Investment per Share of common stock)		$(0.22)		$0.15
Percentage Dilution to Common Stockholder A (Dilution per Share of common stock Divided by Investment per Share of common stock)			(2.38)%		1.70%

The tables above provide hypothetical examples of the impact that an offering of common stock or conversion of Preferred Stock using a price less than NAV per share of common stock may have on the NAV per share of existing common stockholders who do and do not participate in such an offering of common stock or conversion of Preferred Stock. However, the tables above do not show and are not intended to show any potential changes in market price of our common stock that may occur from an offering of common stock or conversion of Preferred Stock using a price less than NAV per share and it is not possible to predict any potential market price change that may occur from such an offering of common stock or conversion of Preferred Stock.

Impact On New Investors
Investors who are not currently common stockholders and who participate in a conversion of Preferred Stock using a common stock price below NAV but whose investment per share is greater than the resulting NAV per share due to selling compensation and expenses paid by the issuer will experience an immediate decrease, albeit small, in the NAV per share of common stock compared to the price they pay for their shares of common stock. Investors who are not currently common stockholders and who participate in a conversion of Preferred Stock using a common stock price below NAV per share and whose investment per share of common stock is also less than the resulting NAV per share due to selling compensation and expenses paid by the issuer being significantly less than the discount per share will experience an immediate increase in the NAV of their shares of common stock and their NAV per share compared to the price they pay for their shares of common stock. These investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings of common stock or conversions of Preferred Stock in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings of common stock or conversions of Preferred Stock. These investors may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering of common stock or conversion of Preferred Stock and level of discounts increases. There is no maximum level of discount from NAV at which we may sell (including as a result of a conversion of Preferred Stock) shares of common stock pursuant to this authority.

The following chart illustrates the level of accretion for new investors that would be experienced by a new investor in the same hypothetical 5%, 10%, and 25% issuances of shares of common stock upon conversion of Preferred Stock as described in the first chart above. The illustration is for a new investor who receives the same percentage (0.10%) of the shares of common stock in the conversion of Preferred Stock, as the common stockholder in the prior examples held immediately prior to the offering of common stock or conversion of Preferred Stock. It is not possible to predict the level of market price decline of the common stock that may occur. Actual sales prices and discounts may differ from the presentation below. There is no maximum level of discount from NAV at which shares of common stock may be issued upon conversion of Preferred Stock pursuant to the stockholder authority.

		Example 1 5% Conversion at 5% Discount		Example 2 10% Conversion at 10% Discount		Example 3 25% Conversion at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share of common stock to Public		$9.01		$8.53		$7.11
Net Proceeds per Share of common stock to Issuer		$8.91		$8.44		$7.03
Decrease to NAV
Total Shares of common stock Outstanding	387,000,000	406,350,000	5.00%	425,700,000	10.00%	483,750,000	25.00%
NAV per Share of common stock	$9.38	$9.36	(0.24)%	$9.29	(0.91)%	$8.91	(5.01)%
Dilution to Participating Stockholder
Shares Held by Common Stockholder A	—	19,350		38,700		96,750
Percentage Held by Common Stockholder A	—%	—%		0.01%		0.02%
Total NAV Held by Common Stockholder A	$—	$181,024		$359,612		$861,851
Total investment by Common Stockholder A		$174,335		$330,277		$687,752
Total Dilution to Common Stockholder A (Total NAV Less Total Investment)		$6,689		$29,335		$174,099
NAV per Share of common stock Held by Stockholder A		$9.36		$9.29		$8.91
Investment per Share of common stock Held by Common Stockholder A		$9.01		$8.53		$7.11
Dilution per Share of common stock Held by Common Stockholder A (NAV per Share Less Investment per Share of common stock)		$0.35		$0.76		$1.80
Percentage Dilution to Common Stockholder A (Dilution per Share Divided by Investment per Share of common stock)			3.84%		8.88%		25.31%

PLAN OF DISTRIBUTION
General

    Subject to the terms and conditions set forth in an underwriting agreement, dated May , 2021, entered into among us, the Investment Adviser, the Administrator and UBS Securities LLC, as underwriter (“UBS”), we have agreed to sell to UBS and UBS has agreed to purchase from us shares, par value $0.001 per share, of our Preferred Stock for resale to the public. The minimum permitted purchase by investors is generally $2,500, but purchase of less than $2,500 may be made in UBS’s sole discretion. We may terminate this offering at any time prior to entering into the underwriting agreement.

    UBS has agreed to purchase the A Shares from us at a selling concession equal to 10% of the Stated Value. The underwriting agreement provides that UBS will reoffer the A Shares to investors at one or more fixed public offering prices determined by UBS ranging from $22.50 to $25.00 per A Share. While UBS may reoffer the A Shares at any one or more of the fixed public offering prices price within the $22.50 to $25.00 range, UBS does not anticipate exercising this flexibility and expects to reoffer the A Shares to investors at a price of $23.2875 (which would result in the underwriter retaining a selling concession of less than 10% of the Stated Value and less than 10% of gross offering proceeds).

Under the terms and conditions of the underwriting agreement, the resale price at which UBS may sell the A Shares to the public may reflect any amount of selling concession between 0.00% and 10.00% and therefore any fixed public offering price between $22.50 and $25.00 per A Share. The total selling concession received by UBS will vary depending on the fixed offering price at which UBS resells the Preferred Stock to investors. UBS expects to reoffer the A Shares to investors at $23.2875. The public offering price per A Share at any given selling concession between 0.00% and 10.00% will equal the product of (a) 0.9 plus the applicable selling concession, multiplied by (b) $25.00. UBS’ total selling concession in connection with the sales of the Preferred Stock in this offering will not exceed 10% of the Stated Value. The underwriting agreement provides that all sales to the public by UBS will be in compliance in all material respects with applicable FINRA rules.

In connection with this multiple fixed price offering, UBS will determine the public offering prices at which to resell the Preferred Stock to investors within the $22.50 to $25.00 range. The net proceeds to us of $22.50 per A Share will not be impacted by any reduction of the public offering price in connection with sales of Preferred Stock to investors. To the extent the public offering price is reduced below the Stated Value, the net selling concession to UBS will be decreased by an amount equal to such reduction. Any reductions in the public offering price per share of Preferred Stock and corresponding reductions in net selling concession will be made consistent with a fixed public offering price between $22.50 and $25.00 and a net selling concession between 0.00% and 10.00%. As set forth above, UBS expects to reoffer the A Shares to investors at $23.2875. Please contact your financial intermediary if you have any questions.

    We have agreed to indemnify UBS against certain civil liabilities, including certain liabilities arising under the Securities Act, or to contribute to any payments they may be required to make in respect of such liabilities. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.
Offering Compensation and Expenses

    The selling concession paid to UBS and properly documented expenses associated with the offer, sale or distribution of the Preferred Stock, which are paid by or reimbursed by the Company and are deemed components of underwriting compensation under this offering, will not exceed FINRA’s 10% underwriting compensation limit under FINRA Rule 2310(b)(4)(B)(ii), which we refer to as FINRA’s 10% underwriting compensation cap. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Preferred Stock.

    The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA.

Selling Concession (maximum)
Offering expenses	$500,000
Total

    The selling concession and properly documented expenses associated with the offer, sale or distribution of the Preferred Stock, which are paid by or reimbursed by the Company and are deemed components of underwriting compensation under this offering, when combined with organization and offering expenses (including due diligence expenses), are not expected to exceed 10.5% of the gross offering proceeds. Our Board may, in its discretion, authorize the Company to incur underwriting and other offering expenses in excess of 10.5% of the gross offering proceeds. In no event will the combined selling concession and properly documented expenses associated with the offer, sale or distribution of the Preferred Stock, which are paid by or reimbursed by the Company and are deemed components of underwriting compensation under this offering, when combined with organization and offering expenses (including due diligence expenses) exceed FINRA’s limit on underwriting and other offering expenses.

    Offering expenses include all expenses (other than the selling concession and other items of underwriting compensation subject to FINRA’s 10% underwriting cap) to be paid by us or on our behalf in connection with the qualification and registration of this offering and the marketing and distribution of the shares of Preferred Stock, including, without limitation, expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses, charges of transfer agents, registrars and experts and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the shares of Preferred Stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees, and expenses in connection with non-offering issuer support services relating to the Preferred Stock.

    We will be responsible for the expenses of issuance and distribution of the Preferred Stock in this offering, including registration fees, printing expenses and the Company’s legal and accounting fees, which we estimate will total approximately $0.5 million (excluding the selling concession paid to UBS).
Settlement Matters
There is no arrangement for funds to be received in an escrow, trust or similar arrangement. We will deliver the Preferred Stock through the facilities of DTC Settlement. See “Description of the Preferred Stock-Book- Entry Procedures.”

In recommending to a potential investor the purchase of Preferred Stock, UBS must have reasonable grounds to believe, on the basis of information obtained from the potential investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by UBS, that the potential investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the prospectus, including the tax benefits where they are a significant aspect of the Company; the potential investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and the program is otherwise suitable for the potential investors. In making this determination, UBS will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, investment time horizon, income, net worth, financial situation, other investments, liquidity needs, risk tolerance and other pertinent information. Each investor should be aware that UBS will be responsible for determining whether this investment is appropriate for your portfolio.

We expect that delivery of the Preferred Stock will be made to investors on or about , 2021, which will be the business day following the date hereof. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Preferred Stock on any date prior to business days before delivery will be required by virtue of the fact that the Preferred Stock will initially settle in T+ , to specify an alternate arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Preferred Stock who wish to trade the Preferred Stock prior to business days before delivery should consult their own advisor.

Other

UBS may have performed, or may in the future perform, in the ordinary course of business investment banking, financial advisory and other services for us, the Investment Adviser and/or our affiliates from time to time, for which they have received, or may in the future receive, customary fees and expenses.

In addition, in the ordinary course of their business activities, UBS and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. UBS and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The principal business address of UBS is 1285 Avenue of the Americas, New York, New York 10019.

Additional Information

In order to reduce the risk of any one holder of Preferred Stock exercising undue influence over the Company, other holders of any series of the Company’s preferred stock (whether sold in this offering or otherwise) or holders of the Company’s common stock, the Company intends to request that any investors or group of investors purchasing or holding significant positions in any series or combination of series of the Company’s preferred stock whether sold in this offering or otherwise, either in one transaction or as a result of a series of transactions, and whether as part of an original issuance or by virtue of any secondary market transaction of which the Company becomes aware, enter into an agreement pursuant to which such investor or group of investors will agree to vote its shares of the Company’s preferred stock in the same proportion as the vote of all other holders of the Company’s capital stock voting on the matter (also known as “mirror voting”).

LEGAL MATTERS
The legality of the Preferred Stock will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, NY, and Venable LLP, as special Maryland counsel, Baltimore, Maryland. Venable LLP has from time to time acted as counsel for us and our subsidiaries and may do so in the future. Certain legal matters in connection with the offering of the Preferred Stock will be passed upon for the underwriter by Troutman Pepper Hamilton Sanders LLP.
INDEPENDENT ACCOUNTING FIRM
BDO USA, LLP is the independent registered public accounting firm of the Company.
AVAILABLE INFORMATION
We have filed a registration statement with the SEC on Form N-2, including amendments, relating to the securities we are offering. This prospectus does not contain all of the information set forth in the registration statement, including any exhibits and schedules it may contain. For further information concerning us or the securities we are offering, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to describe the material terms thereof but are not necessarily complete and in each instance reference is made to the copy of any contract or other document filed as an exhibit to the registration statement. Each statement is qualified in all respects by this reference.
We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information and the information specifically regarding how we voted proxies relating to portfolio securities for the period ended June 30, 2020, are available free of charge by contacting us at 10 East 40th Street, 42nd floor, New York, NY 10016 or by telephone at toll-free (888) 748-0702. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s Internet site at http://www.sec.gov.
We maintain a website at http://www.prospectstreet.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through this website. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or the accompanying prospectus.
No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the agents. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is current as of any time subsequent to the date hereof
.

PROSPECTUS

PROSPECT CAPITAL CORPORATION
Common Stock
Preferred Stock
Debt Securities
Subscription Rights
Warrants
Units
We may offer, from time to time, in one or more offerings or series, together or separately, under this registration statement our common stock, preferred stock, debt securities, subscription rights to purchase our securities, warrants representing rights to purchase our securities or separately tradeable units combining two or more of our securities, collectively, the Securities, to provide us with additional capital. Securities may be offered at prices and on terms to be disclosed in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our Securities.
We may offer shares of common stock, subscription rights, units, warrants, options or rights to acquire shares of common stock, at a discount to net asset value per share in certain circumstances. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing our net asset value per share and may reduce our market price per share. We do not intend to seek stockholder approval at our 2020 annual meeting to be able to issue shares of common stock below net asset value, subject to the condition that the maximum number of shares salable below net asset value pursuant to this authority in any particular offering that could result in such dilution is limited to 25% of our then outstanding common stock immediately prior to each such offering, but may seek stockholder approval to do so in the future. See “Sales of Common Stock Below Net Asset Value” in this prospectus.
Our Securities may be offered directly to one or more purchasers, or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to the offering will identify any agents, underwriters or dealers involved in the sale of our Securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents, underwriters or dealers, or the basis upon which such amount may be calculated. We may not sell any of our Securities through agents, underwriters or dealers without delivery of the prospectus and a prospectus supplement describing the method and terms of the offering of such Securities. Our common stock is traded on The NASDAQ Global Select Market under the symbol “PSEC.” As of February 12, 2020 the last reported sales price for our common stock was $6.50.
Prospect Capital Corporation, or the Company, is a company that lends to and invests in middle market privately-held companies. Prospect Capital Corporation, a Maryland corporation, has been organized as a closed-end investment company since April 13, 2004 and has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended, or the 1940 Act, and is a non-diversified investment company within the meaning of the 1940 Act.
Prospect Capital Management L.P., our investment adviser, manages our investments and Prospect Administration LLC, our administrator, provides the administrative services necessary for us to operate.
Investing in our Securities involves a heightened risk of total loss of investment. Before buying any Securities, you should read the discussion of the material risks of investing in our Securities in “Risk Factors” beginning on page 11 of this prospectus.
This prospectus contains important information about us that you should know before investing in our Securities. Please read it before making an investment decision and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission, or the SEC. You may make inquiries or obtain this information free of charge by writing to Prospect Capital Corporation at 10 East 40th Street, 42nd Floor, New York, NY 10016, or by calling 212-448-0702. Our Internet address is http://www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be a part of this prospectus. You may also obtain information about us from our website and the SEC’s website (http://www.sec.gov).
The SEC has not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this Prospectus is February 13, 2020

Statistical and market data used in this prospectus has been obtained from governmental and independent industry sources and publications. We have not independently verified the data obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained in this prospectus, for which the safe harbor provided in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 is not available.
    You should rely only on the information contained, or incorporated by reference, in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of this prospectus and the information in any accompanying prospectus supplement is accurate only as of the date on the front of the accompanying prospectus supplement. Our business, financial condition and prospects may have changed since that date. To the extent required by applicable law, we will update this prospectus during the offering period to reflect material changes to the disclosure herein. See also “Incorporation by Reference” and “Available Information.”

i

INCORPORATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. Pursuant to the Small Business Credit Availability Act, or the SBCAA, we are allowed to “incorporate by reference” the information that we file with the SEC, which means we can disclose important information to you by referring you to those documents. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:
•our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 filed with the SEC on August 27, 2019;
•our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2019 filed with the SEC on November 6, 2019 and December 31, 2019 filed with the SEC on February 10, 2020;
•our Current Reports on Form 8-K filed with the SEC on July 29, 2019, August 12, 2019, September 11, 2019, September 24, 2019, November 7, 2019, December 5, 2019, and December 23, 2019;
•our definitive Proxy Statement on Schedule 14A filed with the SEC on September 9, 2019; and
•the description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-50691) filed with the SEC on April 16, 2004, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

To obtain copies of these filings, see “Available Information.” We will also provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:
Investor Relations
10 East 40th Street, 42nd Floor
New York, NY 10016
Telephone: (212) 448-0702

This prospectus is also available on our website at http://www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

ii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC, using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act. Under the shelf registration process, we may offer, from time to time on a delayed basis over a three-year period, shares of our common stock, shares of our preferred stock, debt securities, subscription rights to purchase shares of our securities, warrants representing rights to purchase our securities or units comprised of one or more of the other securities described in this prospectus in any combination. The Securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of the Securities that we may offer. Each time we use this prospectus to offer Securities, we will provide an accompanying prospectus supplement that will contain specific information about the terms of that offering. This prospectus and any accompanying prospectus supplement will together constitute the prospectus for an offering of our Securities. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and any accompanying prospectus supplement together with any exhibits and the additional information described under the headings “Incorporation by Reference” and “Available Information” and the section under the heading “Risk Factors” before you make an investment decision. You should rely only on the information contained, or incorporated by reference, collectively, in this prospectus and any accompanying prospectus supplement.

PROSPECTUS SUMMARY
The following summary contains basic information about this offering. It does not contain all the information that may be important to an investor. For a more complete understanding of this offering, we encourage you to read this entire document and the documents to which we have referred.
Information contained or incorporated by reference in this prospectus may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements about the future that may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “plans,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933, as amended, or the Securities Act. The matters described in “Risk Factors” and certain other factors noted throughout this prospectus and in any exhibits to the registration statement of which this prospectus is a part, constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. The Company reminds all investors that no forward-looking statement can be relied upon as an accurate or even mostly accurate forecast because humans cannot forecast the future.
The terms “we,” “us,” “our,” “Prospect,” and “Company” refer to Prospect Capital Corporation; “Prospect Capital Management” or the “Investment Adviser” refers to Prospect Capital Management L.P., our investment adviser; and “Prospect Administration” or the “Administrator” refers to Prospect Administration LLC, our administrator.
The Company
We are a financial services company that lends to and invests in middle market privately-held companies. In this prospectus, we use the term “middle-market” to refer to companies typically with annual revenues between $50 million and $2 billion.
From our inception to the fiscal year ended June 30, 2007, we invested primarily in industries related to the industrial/energy economy, which consists of companies in the discovery, production, transportation, storage and use of energy resources as well as companies that sell products and services to, or acquire products and services from, these companies. Since then, we have widened our strategy to focus on other sectors of the economy and continue to broaden our portfolio holdings.
We have been organized as a closed-end investment company since April 13, 2004 and have filed an election to be treated as a business development company under the 1940 Act. We are a non-diversified company within the meaning of the 1940 Act. Our headquarters are located at 10 East 40th Street, 42nd Floor, New York, NY 10016, and our telephone number is (212) 448-0702.
Our Investment Objective and Policies
Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments. We focus on making investments in private companies. We are a non-diversified company within the meaning of the 1940 Act.
We invest primarily in first and second lien secured loans and unsecured debt, which in some cases includes an equity component. First and second lien secured loans generally are senior debt instruments that rank ahead of unsecured debt of a given portfolio company. These loans also have the benefit of security interests on the assets of the portfolio company, which may rank ahead of or be junior to other security interests. Our investments in collateralized loan obligations (“CLOs”) are subordinated to senior loans and are generally unsecured. Our investments have generally ranged between $5 million and $250 million each, although the investment size may be more or less than this range. We invest in debt and equity positions of CLOs which are a form of securitization in which the cash flows of a portfolio of loans are pooled and passed on to different classes of owners in various tranches. Our CLO investments are derived from portfolios of corporate debt securities which are generally risk rated from BB to B.
We have qualified and elected to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. As a RIC, we generally do not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To continue to qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to qualify for RIC tax treatment, we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our ordinary income plus the excess of our realized net short-term capital gains over our realized net long-term capital losses.

The Offering
We may offer, from time to time, in one or more offerings or series, together or separately, our Securities, which we expect to use initially to maintain balance sheet liquidity, involving repayment of debt under our credit facility, investment in high quality short-term debt instruments or a combination thereof, and thereafter to make long-term investments in accordance with our investment objectives.
Our Securities may be offered directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to a particular offering will disclose the terms of that offering, including the name or names of any agents, underwriters or dealers involved in the sale of our Securities by us, the purchase price, and any fee, commission or discount arrangement between us and our agents, underwriters or dealers, or the basis upon which such amount may be calculated. We may not sell any of our Securities through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the offering of our Securities.
We may sell our common stock, subscription rights, units, warrants, options or rights to acquire our common stock, at a price below the current net asset value of our common stock upon approval of our directors, including a majority of our independent directors, in certain circumstances. Our stockholders approved our ability to issue warrants, options or rights to acquire our common stock at our 2008 annual meeting of stockholders for an unlimited time period and in accordance with the 1940 Act which provides that the conversion or exercise price of such warrants, options or rights may be less than net asset value per share at the date such securities are issued or at the date such securities are converted into or exercised for shares of our common stock. We do not intend to seek stockholder approval at our 2020 annual meeting to be able to issue shares of common stock below net asset value, subject to the condition that the maximum number of shares salable below net asset value pursuant to this authority in any particular offering that could result in such dilution is limited to 25% of our then outstanding common stock immediately prior to each such offering, but may seek stockholder approval to do so in the future. See “Sales of Common Stock Below Net Asset Value” in this prospectus and in the prospectus supplement, if applicable. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing our net asset value per share and may reduce our market price per share. We have no current intention of engaging in a rights offering, although we reserve the right to do so in the future.
Set forth below is additional information regarding the offering of our Securities:

Use of Proceeds	Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from selling Securities pursuant to this prospectus initially to maintain balance sheet liquidity, involving repayment of debt under our credit facility, if any, investments in high quality short-term debt instruments or a combination thereof, and thereafter to make long-term investments in accordance with our investment objective. Interest on borrowings under the credit facility is one-month LIBOR plus 220 basis points, with no minimum LIBOR floor. Additionally, the lenders charge a fee on the unused portion of the credit facility equal to either 50 basis points if more than sixty percent of the credit facility is drawn, or 100 basis points if more than thirty-five percent and an amount less than or equal to sixty percent of the credit facility is drawn, or 150 basis points if an amount less than or equal to thirty-five percent of the credit facility is drawn. See “Use of Proceeds.”

Investment Advisory Agreement	The Company has entered into an investment advisory and management agreement with the Investment Adviser, or the “Investment Advisory Agreement,” under which the Investment Adviser, subject to the overall supervision of our Board of Directors, manages the day-to-day operations of, and provides investment advisory services to, us. Under the terms of the Investment Advisory Agreement, the Investment Adviser: (i) determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes, (ii) identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies); and (iii) closes and monitors investments we make.

For providing these services the Investment Adviser receives a fee from us, consisting of two components: a base management fee and an incentive fee. The base management fee is calculated at an annual rate of 2.00% on our total assets. For services currently rendered under the Investment Advisory Agreement, the base management fee is payable quarterly in arrears. The base management fee is calculated based on the average value of our gross assets at the end of the two most recently completed calendar quarters and appropriately adjusted for any share issuances or repurchases during the current calendar quarter.

The incentive fee has two parts. The first part, the income incentive fee, is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees and other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement described below, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital gains or losses. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, is compared to a “hurdle rate” of 1.75% per quarter (7.00% annualized). The “catch-up” provision requires us to pay 100% of our pre-incentive fee net investment income with respect to that portion of such income, if any, that exceeds the hurdle rate but is less than 125% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming an annualized hurdle rate of 7%). The “catch-up” provision is meant to provide Prospect Capital Management with 20% of our pre-incentive fee net investment income as if a hurdle rate did not apply when our pre-incentive fee net investment income exceeds 125% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming an annualized hurdle rate of 7%). The second part of the incentive fee, the capital gains incentive fee, is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date), and equals 20% of our realized capital gains for the calendar year, if any, computed net of all realized capital losses and unrealized capital depreciation at the end of such year.

Administration Agreement	The Company has entered into an administration agreement (the “Administration Agreement”) with Prospect Administration under which Prospect Administration, among other things, provides (or arranges for the provision of) administrative services and facilities for us. For providing these services, we reimburse Prospect Administration for our allocable portion of overhead incurred by Prospect Administration in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of our Chief Financial Officer and Chief Compliance Officer and her staff, including the internal legal staff. Under this agreement, Prospect Administration furnishes us with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities. Prospect Administration also performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. In addition, Prospect Administration assists us in determining and publishing our net asset value, overseeing the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. We reimburse Prospect Administration for our allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of our chief executive officer, president, chief financial officer, chief operating officer, chief compliance officer, treasurer and secretary and their respective staffs.
Distributions	In June 2010, our Board of Directors approved a change in dividend policy from quarterly distributions to monthly distributions. Since that time, we have paid monthly distributions to the holders of our common stock and intend to continue to do so. The amount of the monthly distributions is determined by our Board of Directors and is based on our estimate of our investment company taxable income and net short-term capital gains. Certain amounts of the monthly distributions may from time to time be paid out of our capital rather than from earnings for the month as a result of our deliberate planning or accounting reclassifications. Distributions in excess of our current and accumulated earnings and profits constitute a return of capital and will reduce the stockholder’s adjusted tax basis in such stockholder’s common stock. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a stockholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. After the adjusted basis is reduced to zero, these distributions will constitute capital gains to such stockholders. Certain additional amounts may be deemed as distributed to stockholders for income tax purposes. Other types of Securities will likely pay distributions in accordance with their terms. See “Price Range of Common Stock,” “Distributions” and “Material U.S. Federal Income Tax Considerations.”
Taxation	We have qualified and elected to be treated for U.S. federal income tax purposes as a regulated investment company, or a RIC, under Subchapter M of the Internal Revenue Code of 1986, or the Code. As a RIC, we generally do not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To maintain our qualification as a RIC and obtain RIC tax treatment, we must satisfy certain source-of-income and asset diversification requirements and distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “Distributions” and “Material U.S. Federal Income Tax Considerations.”

Dividend Reinvestment and Direct Stock Purchase Plan	We have adopted a dividend reinvestment and direct stock purchase plan that provides for reinvestment of our dividends or distributions on behalf of our stockholders, unless a stockholder elects to receive cash, and the ability to purchase additional shares by making optional cash investments. As a result, when our Board of Directors authorizes, and we declare, a cash dividend or distribution, then our stockholders who have not “opted out” of our dividend reinvestment and direct stock purchase plan will have their cash dividends or distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends or distributions. If you are not a current stockholder and want to enroll or have “opted out” and wish to rejoin, you may purchase shares directly through the plan or opt in by enrolling online or submitting to the plan administrator a completed enrollment form and, if you are not a current stockholder, making an initial investment of at least $250. Stockholders who receive distributions in the form of stock are subject to the same U.S. federal, state and local tax consequences as stockholders who elect to receive their distributions in cash. See “Dividend Reinvestment and Direct Stock Purchase Plan.”
The NASDAQ Global Select Market Symbol	PSEC
Anti-takeover Provisions	Our charter and bylaws, as well as certain statutory and regulatory requirements, contain provisions that may have the effect of discouraging a third party from making an acquisition proposal for us. These anti-takeover provisions may inhibit a change in control in circumstances that could give the holders of our common stock the opportunity to realize a premium over the market price of our common stock. See “Description Of Our Capital Stock.”
Custodian, Transfer and Dividend Paying Agent and Registrar	Our Securities are held under custody agreements by (1) U.S. Bank National Association, (2) Israeli Discount Bank of New York Ltd., (3) Fifth Third Bank, (4) Peapack-Gladstone Bank, (5) Customers Bank, (6) Key Bank National Association, and (7) BankUnited, N.A.
American Stock Transfer & Trust Company acts as our transfer agent, dividend paying agent and registrar.
License Agreement	We entered into a license agreement with Prospect Capital Investment Management, LLC, an affiliate of Prospect Capital Management, pursuant to which Prospect Capital Investment Management agreed to grant us a non-exclusive, royalty free license to use the name “Prospect Capital.” Under this agreement, we have a right to use the Prospect Capital name, for so long as Prospect Capital Management or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we have no legal right to the Prospect Capital name. This license agreement will remain in effect for so long as the Investment Advisory Agreement with our Investment Adviser is in effect.
Risk Factors	Investment in our Securities involves certain risks relating to our structure and investment objective that should be considered by prospective purchasers of our Securities. In addition, as a business development company, our portfolio primarily includes securities issued by privately-held companies. These investments generally involve a high degree of business and financial risk, and are less liquid than public securities. We are required to mark the carrying value of our investments to fair value on a quarterly basis, and economic events, market conditions and events affecting individual portfolio companies can result in quarter-to-quarter mark-downs and mark-ups of the value of individual investments that collectively can materially affect our net asset value, or NAV. Also, our determinations of fair value of privately-held securities may differ materially from the values that would exist if there was a ready market for these investments. A large number of entities compete for the same kind of investment opportunities as we do. Moreover, our business requires a substantial amount of capital to operate and to grow and we seek additional capital from external sources. In addition, the failure to qualify as a RIC eligible for pass-through tax treatment under the Code on income distributed to stockholders could have a materially adverse effect on the total return, if any, obtainable from an investment in our Securities. See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Securities.

Available Information	We have filed with the SEC a registration statement on Form N-2 under the Securities Act of 1933, as amended, or the Securities Act, which contains additional information about us and our Securities being offered by this prospectus. We are obligated to file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is available at the SEC’s public reference room in Washington, D.C. and on the SEC’s website at http://www.sec.gov.
We maintain a website at http://www.prospectstreet.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through this website. You may also obtain such information by contacting us at 10 East 40th Street, 42nd Floor, New York, NY 10016 or by telephone at (212) 448-0702. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus.
We incorporate by reference into this prospectus the documents listed in “Incorporation by Reference” in this prospectus and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. Please refer to “Incorporation by Reference” and “Available Information”
See “Incorporation by Reference” and “Available Information” in this prospectus for further information on where to access, or how to request, copies of documents or further information in connection with the Company, this prospectus or an offering of Securities to which this prospectus relates.

FEES AND EXPENSES
The following tables are intended to assist you in understanding the costs and expenses that an investor in this offering will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. In these tables, we assume that we have borrowed $1.08 billion under our credit facility, which is the maximum amount available under the credit facility with the current levels of other debt, in addition to our other indebtedness of $2.1 billion. We do not intend to issue preferred stock during the year. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you” or “us” or that “we” will pay fees or expenses, the Company will pay such fees and expenses out of our net assets and, consequently, you will indirectly bear such fees or expenses as an investor in the Company. However, you will not be required to deliver any money or otherwise bear personal liability or responsibility for such fees or expenses.

Stockholder transaction expenses:
Sales load (as a percentage of offering price)(1)	-
Offering expenses borne by the Company (as a percentage of offering price)(2)	-
Dividend reinvestment plan expenses(3)	$15.00
Total stockholder transaction expenses (as a percentage of offering price)(4)	-
Annual expenses (as a percentage of net assets attributable to common stock):
Management fees(5)	4.05%
Incentive fees payable under Investment Advisory Agreement (20% of realized capital gains and 20% of pre-incentive fee net investment income)(6)	2.18%
Total advisory fees	6.23%
Total interest expense(7)	5.41%
Acquired Fund Fees and Expenses(8)	0.86%
Other expenses(9)	1.14%
Total annual expenses(6)(9)	13.64%
Example
The following table demonstrates the projected dollar amount of cumulative expenses we would pay out of net assets and that you would indirectly bear over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we have borrowed all $1.08 billion available under our line of credit, in addition to our other indebtedness of $2.1 billion and that our annual operating expenses would remain at the levels set forth in the table above and that we would pay the costs shown in the table above. We do not anticipate increasing the leverage percentage to a level higher than that which would be indicated after the borrowing of the entire available balance of the credit facility. Any future debt issuances would be dependent on future equity issuances and we do not anticipate any significant change in the borrowing costs as a percentage of net assets attributable to common stock. In the event that securities to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate these examples to reflect the applicable sales load.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return*	$115	$322	$504	$864
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return**	$125	$350	$547	$935
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*     Assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation.
**     Assumes no unrealized capital depreciation or realized capital losses and 5% annual return resulting entirely from net realized capital gains (and therefore subject to the capital gains incentive fee).

While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The income incentive fee under our Investment Advisory Agreement with Prospect Capital Management is unlikely to be material assuming a 5% annual return and is not included in the example. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our distributions to our common stockholders and our expenses would likely be higher. In addition, while the example assumes reinvestment of all dividends and other distributions at NAV, participants in our dividend reinvestment plan will receive a number of shares of our common stock determined by dividing the total dollar amount of the distribution payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the distribution. See “Dividend Reinvestment and Direct Stock Purchase Plan” for additional information regarding our dividend reinvestment plan.
This example and the expenses in the table above should not be considered a representation of our future expenses. Actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.
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(1)In the event that the Securities to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will disclose the estimated applicable sales load.
(2)The related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the estimated offering expenses borne by us as a percentage of the offering price.
(3)The expenses of the dividend reinvestment plan are included in “other expenses.” The plan administrator’s fees under the plan are paid by us. There are no brokerage charges or other charges to stockholders who participate in reinvestment of dividends or other distributions under the plan except that, if a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15 transaction fee plus a $0.10 per share brokerage commissions from the proceeds. See “Capitalization” and “Dividend Reinvestment and Direct Stock Repurchase Plan” in this prospectus.
(4)The related prospectus supplement will disclose the offering price and the total stockholder transaction expenses as a percentage of the offering price.
(5)Our base management fee is 2% of our gross assets (which include any amount borrowed, i.e., total assets without deduction for any liabilities, including any borrowed amounts for non-investment purposes, for which purpose we have not and have no intention of borrowing). Although we have no intent to borrow the entire amount available under our line of credit, assuming that we had total borrowings of $3.2 billion, the 2% management fee of gross assets would equal approximately 4.05% of net assets.
(6)Based on the incentive fee paid during our six months ended December 31, 2019, all of which consisted of an income incentive fee. The capital gain incentive fee is paid without regard to pre-incentive fee income.

The incentive fee has two parts. The first part, the income incentive fee, is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees and other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement (as defined herein), and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital gains or losses. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, is compared to a “hurdle rate” of 1.75% per quarter (7.00% annualized).

The net investment income used to calculate this part of the incentive fee is also included in the amount of the gross assets used to calculate the 2.00% base management fee. We pay the Investment Adviser an income incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

•No incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate;
•100.00% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 125.00% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming a 7.00% annualized hurdle rate); and

•20.00% of the amount of our pre-incentive fee net investment income, if any, that exceeds 125.00% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming a 7.00% annualized hurdle rate).
These calculations are appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

The second part of the incentive fee, the capital gains incentive fee, is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date), and equals 20.00% of our realized capital gains for the calendar year, if any, computed net of all realized capital losses and unrealized capital depreciation at the end of such year. In determining the capital gains incentive fee payable to the Investment Adviser, we calculate the aggregate realized capital gains, aggregate realized capital losses and aggregate unrealized capital depreciation, as applicable, with respect to each investment that has been in our portfolio. For the purpose of this calculation, an “investment” is defined as the total of all rights and claims which may be asserted against a portfolio company arising from our participation in the debt, equity, and other financial instruments issued by that company. Aggregate realized capital gains, if any, equal the sum of the differences between the aggregate net sales price of each investment and the aggregate amortized cost basis of such investment when sold or otherwise disposed. Aggregate realized capital losses equal the sum of the amounts by which the aggregate net sales price of each investment is less than the aggregate amortized cost basis of such investment when sold or otherwise disposed. Aggregate unrealized capital depreciation equals the sum of the differences, if negative, between the aggregate valuation of each investment and the aggregate amortized cost basis of such investment as of the applicable calendar year-end. At the end of the applicable calendar year, the amount of capital gains that serves as the basis for our calculation of the capital gains incentive fee involves netting aggregate realized capital gains against aggregate realized capital losses on a since-inception basis and then reducing this amount by the aggregate unrealized capital depreciation. If this number is positive, then the capital gains incentive fee payable is equal to 20.00% of such amount, less the aggregate amount of any capital gains incentive fees paid since inception.
(7)As of February 12, 2020, Prospect has $2.1 billion outstanding of its Unsecured Notes (as defined below) in various maturities, ranging from April 15, 2020 to October 15, 2043, and interest rates, ranging from 3.75% to 6.88%, some of which are convertible into shares of Prospect common stock at various conversion rates.
(8)The Company’s stockholders indirectly bear the expenses of underlying investment companies in which the Company invests. This amount includes the fees and expenses of investment companies in which the Company is invested in as of December 31, 2019. When applicable, fees and expenses are based on historic fees and expenses for the investment companies, and for those investment companies with little or no operating history fees and expenses are based on expected fees and expenses stated in the investment companies’ prospectus or other similar communication without giving effect to any performance. Future fees and expenses for certain investment companies may be substantially higher or lower because certain fees and expenses are based on the performance of the investment companies, which may fluctuate over time. The amount of the Company’s average net assets used in calculating this percentage was based on net assets of approximately $3.2 billion as of December 31, 2019. Amount reflects the estimated annual asset management fees incurred indirectly by us in connection with our investment in CLOs during the next 12 months, including asset management fees payable to the collateral managers of CLO equity tranches and incentive fees due to the collateral managers of CLO equity tranches. As a percent of the Company’s net assets, the CLO acquired fund fees are 0.86%. The 0.86% is based on 3.45% of fees for the entire CLO portfolio. The 3.45% is composed of 3.45% of collateral manager fees and 0% of incentive fees. The 3.45% of collateral manager fees are determined by multiplying 0.40% (collateral managers fees historically paid) by 8.61 (the leverage in such CLOs). However, such amounts are uncertain and difficult to predict. Future fees and expenses may be substantially higher or lower because certain fees and expenses are based on the performance of the CLOs, which may fluctuate over time. As a result of such investments, our stockholders may be required to pay two levels of fees in connection with their investment in our shares, including fees payable under our Investment Advisory Agreement, and fees charged to us on such investments.
(9)“Other expenses” are based on estimated amounts for the current fiscal year. The amount shown above represents expenses during our six months ended December 31, 2019, which reflects all of our estimated recurring operating expenses (except fees and expenses reported in other items of this table) that are deducted from our operating income and reflected as expenses in our Statement of Operations. The estimate of our overhead expenses, including payments under an administration agreement with Prospect Administration, or the Administration Agreement is based on our projected allocable portion of overhead and other expenses incurred by Prospect Administration in performing its obligations under the Administration Agreement. “Other expenses” does not include non-recurring expenses.

RISK FACTORS
Investing in our Securities involves a high degree of risk. Before you invest in our Securities, you should be aware of various risks, including those described in our Annual Report on Form 10-K for the year ended June 30, 2019, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and those described below. You should carefully consider such risk factors, together with all of the other information included or incorporated by reference in this prospectus, before you decide whether to make an investment in our Securities. The risks set forth below are not the only risks we face. If any of the adverse events or conditions described below occurs, our business, financial condition and results of operations could be materially adversely affected. In such case, our NAV, and the trading price of our common stock could decline, or the value of our preferred stock, debt securities, and warrants, if any are outstanding, may decline, and you may lose all or part of your investment. You should also carefully review the cautionary statement in this prospectus referred to under “Forward-Looking Statements” below. See also “Incorporation by Reference” and “Available Information” in this prospectus.
Risks Relating to Our Business
Our Board of Directors may change our operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse to us and could impair the value of our stockholders’ investment.
Our Board of Directors has the authority to modify or waive our current operating policies and our strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, financial condition, and value of our common stock. However, the effects might be adverse, which could negatively impact our ability to pay dividends and cause stockholders to lose all or part of their investment.
Risks Relating to Our Investments
We have not yet identified the portfolio company investments we intend to acquire using the proceeds of the offerings.
We have not yet identified the potential investments for our portfolio that we will purchase following the future offerings pursuant to this prospectus and any related prospectus supplement. Our Investment Adviser will select our investments subsequent to the closing of any such offering, and our stockholders will have no input with respect to such investment decisions. These factors increase the uncertainty, and thus the risk, of investing in our Securities.
Risks Relating to the Offerings Pursuant to This Prospectus
We may use proceeds of future offerings in a way with which you may not agree.
We will have significant flexibility in applying the proceeds of the offerings and may use the net proceeds from the offerings in ways with which you may not agree, or for purposes other than those contemplated at the time of such offerings. We will also pay operating expenses, and may pay other expenses such as due diligence expenses of potential new investments, from the net proceeds of future offerings. Our ability to achieve our investment objective may be limited to the extent that net proceeds of such offerings, pending full investment, are used to pay expenses rather than to make investments.
We cannot assure you that we will be able to successfully deploy the proceeds of offerings within the timeframe we have contemplated.
We currently anticipate that a portion of the net proceeds of future offerings will be invested in accordance with our investment objective within six to twelve months following completion of any such offering. We cannot assure you, however, that we will be able to locate a sufficient number of suitable investment opportunities to allow us to successfully deploy in that timeframe that portion of net proceeds of such future offerings. To the extent we are unable to invest within our contemplated timeframe after the completion of an offering, our investment income, and in turn our results of operations, will likely be adversely affected.
Our most recent NAV was calculated as of December 31, 2019 and our NAV when calculated as of any date thereafter may be higher or lower.
Our most recent NAV per share is $8.66 determined by us as of December 31, 2019. NAV per share as of March 31, 2020 may be higher or lower than $8.66 based on potential changes in valuations, issuances of securities and earnings for the quarter then ended. Our board of directors has not yet approved the fair value of portfolio investments as of any date subsequent to December 31, 2019. The fair value of our portfolio investments is determined using a consistently applied valuation process in accordance with our documented valuation policy that has been reviewed and approved by our board of directors, who also approve in good faith the valuation of such securities on a quarterly basis in connection with the preparation of quarterly financial statements and based on input from independent valuation firms, our Adviser, the Administrator and the audit committee of our board of directors.
Risks Relating to Our Securities
Our credit ratings may not reflect all risks of an investment in our debt securities.
Our credit ratings are an assessment by third parties of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of our debt securities. Our credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors discussed above on the market value of or trading market for the publicly issued debt securities.
Senior securities, including debt, expose us to additional risks, including the typical risks associated with leverage and could adversely affect our business, financial condition and results of operations.
We currently use our revolving credit facility to leverage our portfolio and we expect in the future to borrow from and issue senior debt securities to banks and other lenders and may securitize certain of our portfolio investments. We also have the Unsecured Notes outstanding, which are a form of leverage and are senior in payment rights to our common stock.
With certain limited exceptions, as a BDC, we are only allowed to borrow amounts or otherwise issue senior securities such that our asset coverage, as defined in the 1940 Act, is at least 200% after such borrowing or other issuance. The amount of leverage that we employ will depend on the Investment Adviser’s and our Board of Directors’ assessment of market conditions and other factors at the time of any proposed borrowing. There is no assurance that a leveraging strategy will be successful. Leverage involves risks and special considerations for stockholders, any of which could adversely affect our business, financial condition and results of operations, including the following:
•A likelihood of greater volatility in the net asset value and market price of our common stock;
•Diminished operating flexibility as a result of asset coverage or investment portfolio composition requirements required by lenders or investors that are more stringent than those imposed by the 1940 Act;
•The possibility that investments will have to be liquidated at less than full value or at inopportune times to comply with debt covenants or to pay interest or dividends on the leverage;
•Increased operating expenses due to the cost of leverage, including issuance and servicing costs;
•Convertible or exchangeable securities, such as the Convertible Notes (as defined below) outstanding or those issued in the future may have rights, preferences and privileges more favorable than those of our common stock;
•Subordination to lenders’ superior claims on our assets as a result of which lenders will be able to receive proceeds available in the case of our liquidation before any proceeds will be distributed to our stockholders;
•Difficulty meeting our payment and other obligations under the Unsecured Notes (as defined below) and our other outstanding debt;
•The occurrence of an event of default if we fail to comply with the financial and/or other restrictive covenants contained in our debt agreements, including the credit agreement and each indenture governing the Unsecured Notes, which event of default could result in all or some of our debt becoming immediately due and payable;
•Reduced availability of our cash flow to fund investments, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;
•The risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including borrowings under our amended senior credit facility; and
•Reduced flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy.
For example, the amount we may borrow under our revolving credit facility is determined, in part, by the fair value of our investments. If the fair value of our investments declines, we may be forced to sell investments at a loss to maintain compliance with our borrowing limits. Other debt facilities we may enter into in the future may contain similar provisions. Any such forced sales would reduce our net asset value and also make it difficult for the net asset value to recover. The Investment Adviser and our Board of Directors in their best judgment nevertheless may determine to use leverage if they expect that the benefits to our stockholders of maintaining the leveraged position will outweigh the risks.
•In addition, our ability to meet our payment and other obligations of the Unsecured Notes and our credit facility depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot provide assurance that our business will generate cash flow from operations, or that future borrowings will be available to us under our existing credit facility or otherwise, in an amount sufficient to enable us to meet our payment obligations under the Unsecured Notes and our other debt and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including the Unsecured Notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Unsecured Notes and our other debt.

Illustration.    The following table illustrates the effect of leverage on returns from an investment in our common stock assuming various annual returns, net of interest expense. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing below. The calculation assumes (i) $5.4 billion in total assets, (ii) an average cost of funds of 5.59%, (iii) $2.2 billion in debt outstanding and (iv) $3.2 billion of shareholders’ equity.

Assumed Return on Our Portfolio (net of expenses)	(10.0)%	(5.0)%	—%	5.0%	10.0%
Corresponding Return to Stockholder	(20.7)%	(12.3)%	(3.8)%	4.6%	13.0%

The assumed portfolio return is required by regulation of the SEC and is not a prediction of, and does not represent, our projected or actual performance. Actual returns may be greater or less than those appearing in the table. Pursuant to SEC regulations, this table is calculated as of December 31, 2019. As a result, it has not been updated to take into account any changes in assets or leverage since December 31, 2019.
On March 23, 2018, the Small Business Credit Availability Act was signed into law, which included various changes to regulations under the federal securities laws that impact BDCs, including changes to the 1940 Act to allow BDCs to decrease their asset coverage requirement to 150% from 200% under certain circumstances. While certain other BDCs have elected to allow for the increase in leverage, after consideration of the expected negative impact on us, including a rating downgrade by S&P, our Board of Directors has not currently elected to approve application of the modified asset coverage requirement for the Company.
The Convertible Notes and the Public Notes present other risks to holders of our common stock, including the possibility that such notes could discourage an acquisition of us by a third party and accounting uncertainty.
Certain provisions of our $172.8 million aggregate principal amount of 4.75% Senior Convertible Notes due 2020, our $290.8 million aggregate principal amount of 4.95% Convertible Notes due 2022 and our $201.3 million aggregate principal amount of 6.375% Convertible Notes due 2025, which we refer to collectively as the Convertible Notes and our $320.0 million aggregate principal amount of 5.875% Senior Notes due 2023, our $234.4 million aggregate principal amount of 6.250% Notes due 2024, our $70.8 million aggregate principal amount of 6.250% Senior Notes due 2028, our $69.2 million aggregate principal amount of 6.875% Notes due 2029 and our $100.0 million aggregate principal amount of 6.375% Notes due 2024, which we refer to collectively as the Public Notes, could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of the Convertible Notes and the Public Notes will have the right, at their option, to require us to repurchase all of their notes or any portion of the principal amount of such notes in integral multiples of $1,000. We may also be required to increase the conversion rate or provide for conversion into the acquirer’s capital stock in the event of certain fundamental changes with respect to the Convertible Notes. These provisions could discourage an acquisition of us by a third party.
The accounting for convertible debt securities is subject to frequent scrutiny by the accounting regulatory bodies and is subject to change. We cannot predict if or when any such change could be made and any such change could have an adverse impact on our reported or future financial results. Any such impacts could adversely affect the market price of our common stock.
We may in the future determine to fund a portion of our investments with preferred stock, which would magnify the potential for gain or loss and the risks of investing in us in the same way as our borrowings.
Preferred stock, which is another form of leverage, has the same risks to our common stockholders as borrowings because the dividends on any preferred stock we issue must be cumulative. Payment of such dividends and repayment of the liquidation preference of such preferred stock must take preference over any dividends or other payments to our common stockholders, and preferred stockholders are not subject to any of our expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference.

Holders of any preferred stock we might issue would have the right to elect members of the board of directors and class voting rights on certain matters.
Holders of any preferred stock we might issue, voting separately as a single class, would have the right to elect two members of the board of directors at all times and in the event dividends become two full years in arrears, would have the right to elect a majority of the directors until such arrearage is completely eliminated. In addition, preferred stockholders have class voting rights on certain matters, including changes in fundamental investment restrictions and conversion to open-end status, and accordingly can veto any such changes. Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of our common stock and preferred stock, both by the 1940 Act and by requirements imposed by rating agencies or the terms of our credit facilities, might impair our ability to maintain our qualification as a RIC for federal income tax purposes. While we would intend to redeem our preferred stock to the extent necessary to enable us to distribute our income as required to maintain our qualification as a RIC, there can be no assurance that such actions could be effected in time to meet the tax requirements.
In addition to regulatory restrictions that restrict our ability to raise capital, our credit facility contains various covenants which, if not complied with, could accelerate repayment under the facility, thereby materially and adversely affecting our liquidity, financial condition and results of operations.
The agreement governing our credit facility requires us to comply with certain financial and operational covenants. These covenants include:
•Restrictions on the level of indebtedness that we are permitted to incur in relation to the value of our assets;
•Restrictions on our ability to incur liens; and
•Maintenance of a minimum level of stockholders’ equity.
As of December 31, 2019, we were in compliance with these covenants. However, our continued compliance with these covenants depends on many factors, some of which are beyond our control. Accordingly, there are no assurances that we will continue to comply with the covenants in our credit facility. Failure to comply with these covenants would result in a default under this facility which, if we were unable to obtain a waiver from the lenders thereunder, could result in an acceleration of repayments under the facility and thereby have a material adverse impact on our business, financial condition and results of operations.
Failure to extend our existing credit facility, the revolving period of which is currently scheduled to expire on September 9, 2023, could have a material adverse effect on our results of operations and financial position and our ability to pay expenses and make distributions.
The revolving period for our credit facility with a syndicate of lenders is currently scheduled to terminate on September 9, 2023, with an additional one-year amortization period (with distributions allowed) after the completion of the revolving period. During such one-year amortization period, all principal payments on the pledged assets will be applied to reduce the balance. At the end of the one-year amortization period, the remaining balance will become due, if required by the lenders. If the credit facility is not renewed or extended by the participant banks by September 9, 2023, we will not be able to make further borrowings under the facility after such date and the outstanding principal balance on that date will be due and payable on September 9, 2024. As of December 31, 2019, we had $92.0 million of outstanding borrowings under our credit facility. Interest on borrowings under the credit facility is one-month LIBOR plus 220 basis points with a minimum LIBOR floor of zero. Additionally, the lenders charge a fee on the unused portion of the credit facility equal to either 50 basis points if more than 60% of the credit facility is drawn, or 100 basis points if more than 35% and an amount less than or equal to 60% of the credit facility is drawn, or 150 basis points if an amount less than or equal to 35% of the credit facility is drawn.
The credit facility requires us to pledge assets as collateral in order to borrow under the credit facility. If we are unable to extend our facility or find a new source of borrowing on acceptable terms, we will be required to pay down the amounts outstanding under the facility during the one-year term-out period through one or more of the following: (1) principal collections on our securities pledged under the facility, (2) at our option, interest collections on our securities pledged under the facility and cash collections on our securities not pledged under the facility, or (3) possible liquidation of some or all of our loans and other assets, any of which could have a material adverse effect on our results of operations and financial position and may force us to decrease or stop paying certain expenses and making distributions until the facility is repaid. In addition, our stock price could decline significantly, we would be restricted in our ability to acquire new investments and, in connection with our year-end audit, and our independent registered accounting firm could raise an issue as to our ability to continue as a going concern.

Failure to refinance our existing Unsecured Notes could have a material adverse effect on our results of operations and financial position.
The Prospect Capital InterNotes ® issued pursuant to our medium term notes program, which we refer to as the Prospect Capital InterNotes, the Convertible Notes and the Public Notes, which we collectively refer to as the Unsecured Notes, mature at various dates from April 15, 2020 to October 15, 2043. If we are unable to refinance the Unsecured Notes or find a new source of borrowing on acceptable terms, we will be required to pay down the amounts outstanding at maturity under the facility during the two-year term-out period through one or more of the following: (1) borrowing additional funds under our then current credit facility, (2) issuance of additional common stock or (3) possible liquidation of some or all of our loans and other assets, any of which could have a material adverse effect on our results of operations and financial position. In addition, our stock price could decline significantly; we would be restricted in our ability to acquire new investments and, in connection with our year-end audit, our independent registered accounting firm could raise an issue as to our ability to continue as a going concern.
The trading market or market value of our publicly issued debt securities may fluctuate.
Our publicly issued debt securities may or may not have an established trading market. We cannot assure our noteholders that a trading market for our publicly issued debt securities will ever develop or be maintained if developed. In addition to our creditworthiness, many factors may materially adversely affect the trading market for, and market value of, our publicly issued debt securities. These factors include, but are not limited to, the following:
•the time remaining to the maturity of these debt securities;
•the outstanding principal amount of debt securities with terms identical to these debt securities;
•the ratings assigned by national statistical ratings agencies;
•the general economic environment;
•the supply of debt securities trading in the secondary market, if any;
•the redemption or repayment features, if any, of these debt securities;
•the level, direction and volatility of market interest rates generally; and
•market rates of interest higher or lower than rates borne by the debt securities.
Our noteholders should also be aware that there may be a limited number of buyers when they decide to sell their debt securities. This too may materially adversely affect the market value of the debt securities or the trading market for the debt securities.
Terms relating to redemption may materially adversely affect our noteholders return on any debt securities that we may issue.
If our noteholders’ debt securities are redeemable at our option, we may choose to redeem their debt securities at times when prevailing interest rates are lower than the interest rate paid on their debt securities. In addition, if our noteholders’ debt securities are subject to mandatory redemption, we may be required to redeem their debt securities also at times when prevailing interest rates are lower than the interest rate paid on their debt securities. In this circumstance, our noteholders may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as their debt securities being redeemed.
Our shares of common stock currently trade at a discount from net asset value and may continue to do so in the future, which could limit our ability to raise additional equity capital.
Shares of closed-end investment companies frequently trade at a market price that is less than the net asset value that is attributable to those shares. This characteristic of closed-end investment companies is separate and distinct from the risk that our net asset value per share may decline. It is not possible to predict whether any shares of our common stock will trade at, above, or below net asset value. The stocks of BDCs as an industry, including shares of our common stock, currently trade below net asset value as a result of concerns over liquidity, interest rate changes, leverage restrictions and distribution requirements. When our common stock is trading below its net asset value per share, we will not be able to issue additional shares of our common stock at its market price without first obtaining approval for such issuance from our stockholders and our independent directors. Similar to our 2019 annual meeting, we do not intend to seek stockholder approval at our 2020 annual meeting to be able to sell shares of common stock at any level of discount from net asset value per share, subject to the condition that the maximum number of shares salable below net asset value pursuant to this authority in any particular offering that could result in such dilution is limited to 25% of our then outstanding common stock immediately prior to each such offering, but may seek stockholder approval to do so in the future. Our stockholders approved our ability to issue warrants, options or rights to acquire our common stock at our 2008 annual meeting of stockholders for an unlimited time period and in accordance with the 1940 Act which provides that the conversion or exercise price of such warrants, options or rights may be less than net asset value per share at the date such securities are issued or at the date such securities are converted into or exercised for shares of our common stock.
There is a risk that investors in our common stock may not receive dividends or that our dividends may not grow over time and investors in our debt securities may not receive all of the interest income to which they are entitled.
We intend to make distributions on a monthly basis to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. If we declare a dividend and if more stockholders opt to receive cash distributions rather than participate in our dividend reinvestment plan, we may be forced to sell some of our investments in order to make cash dividend payments.
In addition, due to the asset coverage test applicable to us as a BDC, we may be limited in our ability to make distributions. Further, if we invest a greater amount of assets in equity securities that do not pay current dividends, it could reduce the amount available for distribution.
The above-referenced restrictions on distributions may also inhibit our ability to make required interest payments to holders of our debt, which may cause a default under the terms of our debt agreements. Such a default could materially increase our cost of raising capital, as well as cause us to incur penalties under the terms of our debt agreements.
Investing in our securities may involve a high degree of risk and is highly speculative.
The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments in portfolio companies may be speculative and aggressive, and therefore, an investment in our shares may not be suitable for someone with low risk tolerance.
Our stockholders may experience dilution in their ownership percentage if they opt out of our dividend reinvestment plan.
All dividends declared in cash payable to stockholders that are participants in our dividend reinvestment plan are automatically reinvested in shares of our common stock. As a result, our stockholders that opt out of our dividend reinvestment plan will experience dilution in their ownership percentage of our common stock over time. Stockholders who do not elect to receive distributions in shares of common stock may experience accretion to the net asset value of their shares if our shares are trading at a premium and dilution if our shares are trading at a discount. The level of accretion or discount would depend on various factors, including the proportion of our stockholders who participate in the plan, the level of premium or discount at which our shares are trading and the amount of the distribution payable to a stockholder.
Sales of substantial amounts of our common stock in the public market may have an adverse effect on the market price of our common stock.
Sales of substantial amounts of our common stock, or the availability of such common stock for sale (including as a result of the conversion of the Convertible Notes into common stock), could adversely affect the prevailing market prices for our common stock. If this occurs and continues, it could impair our ability to raise additional capital through the sale of securities should we desire to do so.
If we sell shares of our common stock or securities to subscribe for or are convertible into shares of our common stock at a discount to our net asset value per share, stockholders who do not participate in such sale will experience immediate dilution in an amount that may be material.
Similar to our 2019 annual meeting, we do not intend to seek stockholder approval at our 2020 annual meeting to be able to sell shares of common stock at any level of discount from net asset value per share, subject to the condition that the maximum number of shares salable below net asset value pursuant to this authority in any particular offering that could result in such dilution is limited to 25% of our then outstanding common stock immediately prior to each such offering, but may seek stockholder approval to do so in the future. Our stockholders approved our ability to issue warrants, options or rights to acquire our common stock at our 2008 annual meeting of stockholders for an unlimited time period and in accordance with the 1940 Act which provides that the conversion or exercise price of such warrants, options or rights may be less than net asset value per share at the date such securities are issued or at the date such securities are converted into or exercised for shares of our common stock. The issuance or sale by us of shares of our common stock or securities to subscribe for or are convertible into shares of our common stock at a discount to net asset value poses a risk of dilution to our stockholders. In particular, stockholders who do not purchase additional shares of common stock at or below the discounted price in proportion to their current ownership will experience an immediate decrease in net asset value per share (as well as in the aggregate net asset value of their shares of common stock if they do not participate at all). These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we experience in our assets, potential earning power and voting interests from such issuance or sale. In addition, such sales may adversely affect the price at which our common stock trades. We have sold shares of our common stock at prices below net asset value per share in the past and may do so to the future. We have not sold any shares of our common stock at prices below net asset value per share since December 3, 2014.
Our ability to enter into transactions with our affiliates is restricted.
We are prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our independent directors. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities is our affiliate for purposes of the 1940 Act and we are generally prohibited from buying or selling any security or other property from or to such affiliate, absent the prior approval of our independent directors. The 1940 Act also prohibits “joint” transactions with an affiliate, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of our independent directors. Subject to certain limited exceptions, we are prohibited from buying or selling any security or other property from or to the Investment Adviser and its affiliates and persons with whom we are in a control relationship, or entering into joint transactions with any such person, absent the prior approval of the SEC.
On January 13, 2020 we received a co-investment exemptive order from the SEC (the “Order”), which superseded a prior co-investment exemptive order granted on February 10, 2014, granting us the ability to negotiate terms other than price and quantity of co-investment transactions with other funds managed or owned by the Investment Adviser or certain affiliates, including Priority Income Fund, Inc. and TP Flexible Income Fund, Inc. (f/k/a Pathway Capital Opportunity Fund, Inc.), subject to the conditions included therein. Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objective and strategies. In certain situations where co-investment with one or more funds managed or owned by the Investment Adviser or its affiliates is not covered by the Order, such as when there is an opportunity to invest in different securities of the same issuer, the personnel of the Investment Adviser or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. Moreover, except in certain circumstances, when relying on the Order, we will be unable to invest in any issuer in which one or more funds managed by the Investment Adviser or its affiliates has previously invested.
The market price of our securities may fluctuate significantly.
The market price and liquidity of the market for our securities may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:
•significant volatility in the market price and trading volume of securities of business development companies or other companies in the energy industry, which are not necessarily related to the operating performance of these companies;
•price and volume fluctuations in the overall stock market from time to time;
•changes in regulatory policies or tax guidelines, particularly with respect to RICs or business development companies;
•loss of RIC qualification;
•changes in earnings or variations in operating results;
•changes in the value of our portfolio of investments;
•any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;
•departure of one or more of Prospect Capital Management’s key personnel;
•operating performance of companies comparable to us;
•short-selling pressure with respect to shares of our common stock or BDCs generally;
•future sales of our securities convertible into or exchangeable or exercisable for our common stock or the conversion of such securities, including the Convertible Notes;
•uncertainty surrounding the strength of the U.S. economic recovery;
•concerns regarding European sovereign debt;
•changes in prevailing interest rates;

•litigation matters;
•general economic trends and other external factors; and
•loss of a major funding source.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has, from time to time, been brought against that company.
If our stock price fluctuates significantly, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.
There is a risk that you may not receive distributions or that our distributions may not grow over time.
We have made and intend to continue to make distributions on a monthly basis to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results or maintain a tax status that will allow or require any specified level of cash distributions or year-to-year increases in cash distributions. In addition, due to the asset coverage test applicable to us as a business development company, we may be limited in our ability to make distributions.
Provisions of the Maryland General Corporation Law and of our charter and bylaws could deter takeover attempts and have an adverse impact on the price of our common stock.
Our charter, bylaws and the Maryland General Corporation Law contain provisions that may have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for our stockholders or otherwise be in their best interest. These provisions may prevent stockholders from being able to sell shares of our common stock at a premium over prevailing market prices.
Our charter provides for the classification of our Board of Directors into three classes of directors, serving staggered three-year terms, which may render a change of control or removal of our incumbent management more difficult. Furthermore, any and all vacancies on our Board of Directors will be filled generally only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term and until a successor is elected and qualifies.
Our Board of Directors is authorized to create and issue new series of shares, to classify or reclassify any unissued shares of stock into one or more classes or series, including preferred stock and, without stockholder approval, to amend our charter to increase or decrease the number of shares of common stock that we have authority to issue, which could have the effect of diluting a stockholder’s ownership interest. Prior to the issuance of shares of stock of each class or series, including any reclassified series, our Board of Directors is required by our governing documents to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of shares of stock.
Our charter and bylaws also provide that our Board of Directors has the exclusive power to adopt, alter or repeal any provision of our bylaws, and to make new bylaws. The Maryland General Corporation Law also contains certain provisions that may limit the ability of a third party to acquire control of us, such as:
•The Maryland Business Combination Act, which, subject to certain limitations, prohibits certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of the common stock or an affiliate thereof) for five years after the most recent date on which the stockholder becomes an interested stockholder and, thereafter, imposes special minimum price provisions and special stockholder voting requirements on these combinations.
•The Maryland Control Share Acquisition Act, which provides that “control shares” of a Maryland corporation (defined as shares of common stock which, when aggregated with other shares of common stock controlled by the stockholder, entitles the stockholder to exercise one of three increasing ranges of voting power in electing directors, as described more fully below) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares of common stock.
The provisions of the Maryland Business Combination Act will not apply, however, if our Board of Directors adopts a resolution that any business combination between us and any other person will be exempt from the provisions of the Maryland Business Combination Act. Our Board of Directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Maryland Business Combination Act, provided that the business combination is first approved by the Board of Directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. There can be no assurance that this resolution will not be altered or repealed in whole or in part at any time. If the resolution is altered or repealed, the provisions of the Maryland Business Combination Act may discourage others from trying to acquire control of us.
As permitted by Maryland law, our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of our common stock. This bylaw provision may be amended or eliminated by our Board of Directors at any time in the future, provided that we will notify the Division of Investment Management at the SEC prior to amending or eliminating this provision. However, the SEC has taken the position that the Maryland Control Share Acquisition Act is inconsistent with the 1940 Act and may not be invoked by a BDC. It is the view of the staff of the SEC that opting into the Maryland Control Share Acquisition Act would be acting in a manner inconsistent with Section 18(i) of the 1940 Act. See “Description of Our Capital Stock” for more information.
Your interest in us may be diluted if you do not fully exercise your subscription rights in any rights offering. In addition, if the subscription price is less than our net asset value per share, then you will experience an immediate dilution of the aggregate net asset value of your shares.
In the event we issue subscription rights, stockholders who do not fully exercise their subscription rights should expect that they will, at the completion of a rights offering pursuant to this prospectus, own a smaller proportional interest in us than would otherwise be the case if they fully exercised their rights. We cannot state precisely the amount of any such dilution in share ownership because we do not know at this time what proportion of the shares will be purchased as a result of such rights offering.
In addition, if the subscription price is less than the net asset value per share of our common stock, then our stockholders would experience an immediate dilution of the aggregate net asset value of their shares as a result of the offering. The amount of any decrease in net asset value is not predictable because it is not known at this time what the subscription price and net asset value per share will be on the expiration date of a rights offering or what proportion of the shares will be purchased as a result of such rights offering. Such dilution could be substantial.
We may in the future choose to pay dividends in our own stock, in which case our stockholders may be required to pay tax in excess of the cash they receive.
We may distribute taxable dividends that are payable in part in our stock. In accordance with guidance issued by the Internal Revenue Service (“IRS”), a publicly traded RIC should generally be eligible to treat a distribution of its own stock as fulfilling its RIC distribution requirements if each stockholder is permitted to elect to receive his or her distribution in either cash or stock of the RIC (even where there is a limitation on the percentage of the distribution payable in cash, provided that the limitation is at least 20%), subject to the satisfaction of certain guidelines. If too many stockholders elect to receive cash, each stockholder electing to receive cash generally must receive a portion of his or her distribution in cash (with the balance of the distribution paid in stock). If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the distribution paid in stock generally will be a taxable distribution in an amount equal to the amount of cash that could have been received instead of stock.
Taxable stockholders receiving such dividends would be required to include the full amount of the dividend as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for United States federal income tax purposes. As a result, a U.S. Stockholder (as defined in “Material U.S. Federal Income Tax Considerations”) may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. Stockholder sells the stock it receives as a dividend in order to pay this tax, it may be subject to transaction fees (e.g., broker fees or transfer agent fees) and the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of its stock at the time of the sale. Furthermore, with respect to Non-U.S. Stockholders (as defined in “Material U.S. Federal Income Tax Considerations”), we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our stock. It is unclear whether and to what extent we will be able to pay dividends in cash and our stock.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from selling Securities pursuant to this prospectus initially to maintain balance sheet liquidity, involving repayment of debt under our credit facility, if any, investments in high quality short-term debt instruments or a combination thereof, and thereafter to make long-term investments in accordance with our investment objective. Interest on borrowings under the credit facility is one-month LIBOR plus 220 basis points, with no minimum LIBOR floor. Additionally, the lenders charge a fee on the unused portion of the credit facility equal to either 50 basis points if more than sixty percent of the credit facility is drawn, or 100 basis points if more than thirty-five percent and an amount less than or equal to sixty percent of the credit facility is drawn, or 150 basis points if an amount less than or equal to thirty-five percent of the credit facility is drawn. A supplement to this prospectus relating to each offering will provide additional detail, to the extent known at the time, regarding the use of the proceeds from such offering including any intention to utilize proceeds to pay expenses in order to avoid sales of long-term assets.
We anticipate that substantially all of the net proceeds of an offering of Securities pursuant to this prospectus will be used for the above purposes within six months, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions, and will be so used within two years. In addition, we expect that there will be several offerings pursuant to this prospectus; we expect that substantially all of the proceeds from all offerings will be used within three years. Pending our new investments, we plan to invest a portion of net proceeds in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the date of investment and other general corporate purposes. The management fee payable by us will not be reduced while our assets are invested in such securities, which may generate a loss to the Company.

FORWARD-LOOKING STATEMENTS
Our annual report on Form 10-K for the year ended June 30, 2019, any of our quarterly reports on Form 10-Q or current reports on Form 8-K, or any other oral or written statements made in press releases or otherwise by or on behalf of Prospect Capital Corporation including this prospectus may contain forward-looking statements within the meaning of the Section 21E of the Exchange Act, which involve substantial risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments and our investment management business. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. Words such as “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “continue,” and “scheduled” and variations of these words and similar expressions are intended to identify forward-looking statements. Our actual results or outcomes may differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•our future operating results;
•our business prospects and the prospects of our portfolio companies;
•the impact of investments that we expect to make;
•our contractual arrangements and relationships with third parties;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the ability of our portfolio companies to achieve their objectives;
•difficulty in obtaining financing or raising capital, especially in volatile credit and equity environments;
•the level and volatility of prevailing interest rates and credit spreads;
•adverse developments in the availability of desirable loan and investment opportunities whether they are due to competition, regulation or otherwise;
•a compression of the yield on our investments and the cost of our liabilities, as well as the level of leverage available to us;
•our regulatory structure and tax treatment, including our ability to operate as a business development company and a RIC;
•the adequacy of our cash resources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of the Investment Adviser to locate suitable investments for us and to monitor and administer our investments; and
•authoritative generally accepted accounting principles or policy changes from such standard-setting bodies as the Financial Accounting Standards Board, the Securities and Exchange Commission, the IRS, the NASDAQ Global Select Market, and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” and elsewhere in this prospectus, and such risks and uncertainties could cause actual results to differ materially from those in any forward-looking statements. The Company reminds all investors that no forward-looking statement can be relied upon as an accurate or even mostly accurate forecast because humans cannot forecast the future. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

DISTRIBUTIONS
Through March 2010, we made quarterly distributions to our stockholders out of assets legally available for distribution. In June 2010, we changed our distribution policy from a quarterly payment to a monthly payment. To the extent prudent and practicable, we currently intend to continue making distributions on a monthly basis. Our ability to pay distributions could be affected by future business performance, liquidity, capital needs, alternative investment opportunities and loan covenants. Our distributions, if any, will be determined by our Board of Directors. Certain amounts of the monthly distributions may from time to time be paid out of our capital rather than from earnings for the quarter as a result of our deliberate planning or by accounting reclassifications.
As a RIC, we generally are not subject to U.S. federal income tax on income and gains we distribute each taxable year to our stockholders, provided that in such taxable year, we distribute an amount equal to at least 90% of our investment company taxable income (as defined by the Code) to our stockholders. Any undistributed taxable income is subject to U.S. federal income tax. In addition, we will be subject to a 4% non-deductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (i) 98% of our ordinary income recognized during the calendar year, (ii) 98.2% of our capital gain net income, as defined by the Code, recognized for the one year period ending October 31 in that calendar year and (iii) any income recognized, but not distributed, in preceding years.
We did not have an excise tax liability for the calendar year ended December 31, 2019. Tax characteristics of all distributions will be reported to stockholders, as appropriate, on Form 1099-DIV after the end of the calendar year.
In addition, although we currently intend to distribute realized net capital gains (which we define as net long-term capital gains in excess of short-term capital losses), if any, at least annually out of the assets legally available for such distributions, we may decide in the future to retain such capital gains for investment. In such event, we will be subject to U.S. federal income taxes on the retained amount. We can offer no assurance that we will achieve results that will permit the payment of any cash distributions and, if we issue senior securities, we may be prohibited from making distributions if doing so causes us to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of our borrowings.

During the years ended June 30, 2019 and June 30, 2018, we distributed approximately $263.6 million and $277.2 million, respectively, to our stockholders. The following table summarizes our distributions declared and payable for the years ended June 30, 2018 and June 30, 2019.

Declaration Date	Record Date	Payment Date	Amount Per Share	Amount Distributed (in thousands)
5/9/2017	7/29/2017	8/18/2017	$0.083330	$30,011
5/9/2017	8/31/2017	9/22/2017	0.083330	30,017
8/25/2017	9/30/2017	10/20/2017	0.060000	21,619
8/25/2017	10/31/2017	11/17/2017	0.060000	21,623
11/8/2017	11/30/2017	12/22/2017	0.060000	21,630
11/8/2017	12/30/2017	1/19/2018	0.060000	21,659
11/8/2017	1/31/2018	2/16/2018	0.060000	21,691
2/7/2018	2/28/2018	3/23/2018	0.060000	21,724
2/7/2018	3/31/2018	4/20/2018	0.060000	21,759
2/7/2018	4/28/2018	5/18/2018	0.060000	21,797
5/9/2018	5/31/2018	6/22/2018	0.060000	21,829
5/9/2018	6/30/2018	7/20/2018	0.060000	21,865
Total declared and payable for the year ended June 30, 2018				$277,224

5/9/2018	7/31/2018	8/23/2018	$0.060000	$21,881
5/9/2018	8/31/2018	9/20/2018	0.060000	21,898
8/28/2018	9/28/2018	10/18/2018	0.060000	21,914
8/28/2018	10/31/2018	11/21/2018	0.060000	21,930
11/6/2018	11/30/2018	12/20/2018	0.060000	21,945
11/6/2018	1/2/2019	1/24/2019	0.060000	21,963
11/6/2018	1/31/2019	2/21/2019	0.060000	22,003
2/6/2019	2/28/2018	3/21/2019	0.060000	22,008
2/6/2019	3/29/2019	4/18/2019	0.060000	22,013
2/6/2019	4/30/2019	5/23/2019	0.060000	22,018
5/8/2019	5/31/2019	6/20/2019	0.060000	22,023
5/8/2019	6/28/2019	7/18/2019	0.060000	22,028
Total declared and payable for the year ended June 30, 2019				$263,624
Dividends and other distributions to common stockholders are recorded on the ex-dividend date. As such, the table above includes distributions with record dates during the years ended June 30, 2019 and June 30, 2018. It does not include distributions previously declared to stockholders of record on any future dates, as those amounts are not yet determinable. The following dividends were previously declared and will be recorded and payable subsequent to June 30, 2019:
◦$0.06 per share for July 2019 to holders of record on July 31, 2019 with a payment date of August 22, 2019.
◦$0.06 per share for August 2019 to holders of record on August 30, 2019 with a payment date of September 19, 2019.
◦$0.06 per share for September 2019 to holders of record on September 30, 2019 with a payment date of October 24, 2019.
◦$0.06 per share for October 2019 to holders of record on October 31, 2019 with a payment date of November 20, 2019.
◦$0.06 per share for November 2019 to holders of record on November 29, 2019 with a payment date of December 19, 2019.
◦$0.06 per share for December 2019 to holders of record on January 2, 2020 with a payment date of January 23, 2020.
◦$0.06 per share for January 2020 to holders of record on January 31, 2020 with a payment date of February 20, 2020.
◦$0.06 per share for February 2020 to holders of record on February 28, 2020 with a payment date of March 19, 2020.
◦$0.06 per share for March 2020 to holders of record on March 31, 2020 with a payment date of April 23, 2020.
◦$0.06 per share for April 2020 to holders of record on April 30, 2020 with a payment date of May 21, 2020.

SENIOR SECURITIES
Information about our senior securities is shown in the following table as of the end of each of the last ten fiscal years. (All figures in this item are in thousands except per unit data.) The senior securities table below has been audited by BDO USA, LLP, our independent registered public accounting firm.  The report of BDO USA, LLP on the senior securities table, as of June 30, 2019, is attached as an exhibit to the registration statement of which this prospectus is a part.

	Total Amount Outstanding(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
Credit Facility(15)
Fiscal 2020 (as of December 31, 2019, unaudited)	$92,000	$58,259	—	—
Fiscal 2019 (as of June 30, 2019)	167,000	34,298	—	—
Fiscal 2018 (as of June 30, 2018)	37,000	155,503	—	—
Fiscal 2017 (as of June 30, 2017)	—	—	—	—
Fiscal 2016 (as of June 30, 2016)	—	—	—	—
Fiscal 2015 (as of June 30, 2015)	368,700	18,136	—	—
Fiscal 2014 (as of June 30, 2014)	92,000	69,470	—	—
Fiscal 2013 (as of June 30, 2013)	124,000	34,996	—	—
Fiscal 2012 (as of June 30, 2012)	96,000	22,668	—	—
Fiscal 2011 (as of June 30, 2011)	84,200	18,065	—	—
Fiscal 2010 (as of June 30, 2010)	100,300	8,093	—	—

2015 Notes(5)
Fiscal 2015 (as of June 30, 2015)	$150,000	$2,241	—	—
Fiscal 2014 (as of June 30, 2014)	150,000	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	150,000	2,578	—	—
Fiscal 2012 (as of June 30, 2012)	150,000	3,277	—	—
Fiscal 2011 (as of June 30, 2011)	150,000	3,740	—	—

2016 Notes(6)
Fiscal 2016 (as of June 30, 2016)	$167,500	$2,269	—	—
Fiscal 2015 (as of June 30, 2015)	167,500	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	167,500	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	167,500	2,578	—	—
Fiscal 2012 (as of June 30, 2012)	167,500	3,277	—	—
Fiscal 2011 (as of June 30, 2011)	172,500	3,740	—	—

2017 Notes(7)
Fiscal 2017 (as of June 30, 2017)	$50,734	$2,251	—	—
Fiscal 2016 (as of June 30, 2016)	129,500	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	130,000	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	130,000	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	130,000	2,578	—	—
Fiscal 2012 (as of June 30, 2012)	130,000	3,277	—	—

2018 Notes(8)
Fiscal 2017 (as of June 30, 2017)	$85,419	$2,251	—	—
Fiscal 2016 (as of June 30, 2016)	200,000	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	200,000	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	200,000	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	200,000	2,578	—	—

	Total Amount Outstanding(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
2019 Notes(10)
Fiscal 2018 (as of June 30, 2018)	$101,647	$2,452	—	—
Fiscal 2017 (as of June 30, 2017)	200,000	2,251	—	—
Fiscal 2016 (as of June 30, 2016)	200,000	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	200,000	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	200,000	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	200,000	2,578	—	—

5.00% 2019 Notes(11)
Fiscal 2018 (as of June 30, 2018)	$153,536	$2,452	—	—
Fiscal 2017 (as of June 30, 2017)	300,000	2,251	—	—
Fiscal 2016 (as of June 30, 2016)	300,000	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	300,000	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	300,000	2,305	—	—

2020 Notes(16)
Fiscal 2020 (as of December 31, 2019, unaudited)	$175,037	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	224,114	2,365	—	—
Fiscal 2018 (as of June 30, 2018)	392,000	2,452	—	—
Fiscal 2017 (as of June 30, 2017)	392,000	2,251	—	—
Fiscal 2016 (as of June 30, 2016)	392,000	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	392,000	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	400,000	2,305	—	—

6.95% 2022 Notes(9)
Fiscal 2014 (as of June 30, 2014)	$100,000	$2,305	—	$1,038
Fiscal 2013 (as of June 30, 2013)	100,000	2,578	—	1,036
Fiscal 2012 (as of June 30, 2012)	100,000	3,277	—	996

2022 Notes(17)
Fiscal 2020 (as of December 31, 2019, unaudited)	$292,127	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	328,500	2,365	—	—
Fiscal 2018 (as of June 30, 2018)	328,500	2,452	—	—
Fiscal 2017 (as of June 30, 2017)	225,000	2,251	—	—

2023 Notes(12)
Fiscal 2020 (as of December 31, 2019, unaudited)	$319,002	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	318,863	2,365	—	—
Fiscal 2018 (as of June 30, 2018)	318,675	2,452	—	—
Fiscal 2017 (as of June 30, 2017)	248,507	2,251	—	—
Fiscal 2016 (as of June 30, 2016)	248,293	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	248,094	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	247,881	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	247,725	2,578	—	—

2024 Notes
Fiscal 2020 (as of December 31, 2019, unaudited)	$234,443	$2,463	—	$1,012
Fiscal 2019 (as of June 30, 2019)	234,443	2,365	—	1,002
Fiscal 2018 (as of June 30, 2018)	199,281	2,452	—	1,029
Fiscal 2017 (as of June 30, 2017)	199,281	2,251	—	1,027
Fiscal 2016 (as of June 30, 2016)	161,364	2,269	—	951

	Total Amount Outstanding(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
6.375% 2024 Notes(12)
Fiscal 2020 (as of December 31, 2019, unaudited)	$99,753	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	99,726	2,365	—	—

2025 Notes
Fiscal 2020 (as of December 31, 2019, unaudited)	$201,250	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	201,250	2,365	—	—

2028 Notes
Fiscal 2020 (as of December 31, 2019, unaudited)	$70,761	$2,463	—	$1,029
Fiscal 2019 (as of June 30, 2019)	70,761	2,365	—	984
Fiscal 2018 (as of June 30, 2018)	55,000	2,452	—	1,004

2029 Notes
Fiscal 2020 (as of December 31, 2019, unaudited)	$69,170	$2,463	—	$1,054
Fiscal 2019 (as of June 30, 2019)	69,170	2,365	—	983

Prospect Capital InterNotes®(14)
Fiscal 2020 (as of December 31, 2019, unaudited)	$622,409	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	707,699	2,365	—	—
Fiscal 2018 (as of June 30, 2018)	760,924	2,452	—	—
Fiscal 2017 (as of June 30, 2017)	980,494	2,251	—	—
Fiscal 2016 (as of June 30, 2016)	908,808	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	827,442	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	785,670	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	363,777	2,578	—	—

All Senior Securities(12)(13)(14)(15)(16)(17)(18)
Fiscal 2020 (as of December 31, 2019, unaudited)	$2,175,952	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	2,421,526	2,365	—	—
Fiscal 2018 (as of June 30, 2018)	2,346,563	2,452	—	—
Fiscal 2017 (as of June 30, 2017)	2,681,435	2,251	—	—
Fiscal 2016 (as of June 30, 2016)	2,707,465	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	2,983,736	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	2,773,051	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	1,683,002	2,578	—	—
Fiscal 2012 (as of June 30, 2012)	664,138	3,277	—	—
Fiscal 2011 (as of June 30, 2011)	406,700	3,740	—	—
Fiscal 2010 (as of June 30, 2010)	100,300	8,093	—	—
____________________________________________
(1)     Except as noted, the total amount of each class of senior securities outstanding at the end of the year/period presented (in 000’s).
(2)The asset coverage ratio for a class of secured senior securities representing indebtedness is calculated as our consolidated total assets, less all liabilities and indebtedness not represented by senior securities, divided by secured senior securities representing indebtedness. The asset coverage ratio for a class of unsecured senior securities is inclusive of all senior securities. This asset coverage ratio is multiplied by $1,000 to determine the Asset Coverage Per Unit.
(3)This column is inapplicable.
(4)This column is inapplicable, except for the 6.95% 2022 Notes, the 2024 Notes, the 2028 Notes and the 2029 Notes. The average market value per unit is calculated as an average of quarter-end prices and shown as the market value per $1,000 of indebtedness.
(5)We repaid the outstanding principal amount of the 2015 Notes on December 15, 2015.
(6)We repaid the outstanding principal amount of the 2016 Notes on August 15, 2016.
(7)We repaid the outstanding principal amount of the 2017 Notes on October 15, 2017.

(8)We repaid the outstanding principal amount of the 2018 Notes on March 15, 2018.
(9)We redeemed the 6.95% 2022 Notes on May 15, 2015.
(10)We repaid the outstanding principal amount of the 2019 Notes on January 15, 2019.
(11)We redeemed the 5.00% 2019 Notes on September 26, 2018.
(12)For the period ended December 31, 2019 and all fiscal years ended June 30th, the notes are presented net of unamortized discount.
(13)While we do not consider commitments to fund under revolving arrangements to be Senior Securities, if we were to elect to treat such unfunded commitments, which were $25,111 as of December 31, 2019 as Senior Securities for purposes of Section 18 of the 1940 Act, our asset coverage per unit would be $2,435.
(14)Pursuant to notice to call provided on December 11, 2019, we redeemed, prior to maturity, $3,918 of our Prospect Capital InterNotes® at par with settlement on January 15, 2020. The notes were scheduled to mature on July 15, 2022 and bore interest rates that ranged from 4.500% to 4.750%. During the period of January 1, 2020 through February 12, 2020, we issued $44,822 aggregate principal amount of Prospect Capital InterNotes® at par.
(15)As of February 12, 2020, we had $206,000 outstanding borrowings under our credit facility.
(16)On December 23, 2019, we commenced a tender offer to purchase for cash up to $10,000 aggregate principal amount of the 2020 Notes (“2020 Notes December Tender Offer”). The 2020 Notes December Tender Offer expired at 12:00 midnight, New York City time, on January 23, 2020 (one minute after 11:59 p.m., New York City time, on January 22, 2020). As of the expiration date of the 2020 Notes December Tender Offer, $2,215 aggregate principal amount of the 2020 Notes, representing approximately 1.27% of the outstanding 2020 Notes, were validly tendered and accepted. Following the settlement of the 2020 Notes December Tender Offers, approximately $172,822 aggregate principal amount of the 2020 Notes remains outstanding.
(17)On December 23, 2019, we commenced a tender offer to purchase for cash up to $25,000 aggregate principal amount of the 2022 Notes (“2022 Notes December Tender Offer”). The 2022 Notes December Tender Offer expired at 12:00 midnight, New York City time, on January 23, 2020 (one minute after 11:59 p.m., New York City time, on January 22, 2020). As of the expiration date of the 2022 Notes December Tender Offer, $1,302 aggregate principal amount of the 2022 Notes, representing approximately 0.45% of the outstanding 2022 Notes, were validly tendered and accepted. Following the settlement of the 2022 Notes December Tender Offer, approximately $290,825 aggregate principal amount of the 2022 Notes remains outstanding.
(18)If we were to consider the additional borrowings, issuances, repurchases and maturities subsequent to December 31, 2019, our asset coverage per unit for our senior secured credit facility and unsecured notes would be $26,751 and $2,368, respectively, or $2,337 including the effects of unfunded commitments.

PRICE RANGE OF COMMON STOCK
Our common stock is quoted on the NASDAQ Global Select Market under the symbol “PSEC.” The following table sets forth, for the periods indicated, our NAV per share of common stock and the high and low sales prices per share of our common stock as reported on the NASDAQ Global Select Market. Our common stock historically trades at prices both above and below its NAV per share. There can be no assurance, however, that such premium or discount, as applicable, to NAV per share will be maintained. Common stock of business development companies, like that of closed-end investment companies, frequently trades at a discount to current NAV per share. In the past, our common stock has traded at a discount to our NAV per share. The risk that our common stock may continue to trade at a discount to our NAV per share is separate and distinct from the risk that our NAV per share may decline.

		Stock Price		Premium (Discount) of High to NAV	Premium (Discount) of Low to NAV	Dividends Declared
	NAV(1)	High(2)	Low(2)
Twelve Months Ending June 30, 2018
First quarter	$9.12	$8.34	$6.55	(8.6)%	(28.2)%	$0.226660
Second quarter	9.28	7.26	5.56	(21.8)%	(40.1)%	0.180000
Third quarter	9.23	7.01	6.21	(24.1)%	(32.7)%	0.180000
Fourth quarter	9.35	6.93	6.30	(25.9)%	(32.6)%	0.180000
Twelve Months Ending June 30, 2019
First quarter	$9.39	$7.58	$6.67	(19.3)%	(29.0)%	$0.180000
Second quarter	9.02	7.27	5.77	(19.4)%	(36.0)%	0.180000
Third quarter	9.08	6.93	6.27	(23.7)%	(30.9)%	0.180000
Fourth quarter	9.01	6.83	6.24	(24.2)%	(30.7)%	0.180000
Twelve Months Ending June 30, 2020
First quarter	$8.87	$6.73	$6.30	(24.1)%	(29.0)%	$0.180000
Second quarter	8.66	6.70	6.37	(22.6)%	(26.4)%	0.180000
Third quarter (through February 12, 2020)	(3)(4)	6.61	6.46	(4)	(4)	0.180000	(5)
_______________________________________________________________________________
(1)Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high or low sales price. The NAVs shown are based on outstanding shares of our common stock at the end of each period.
(2)The High/Low Stock Price is calculated as of the closing price on a given day in the applicable quarter.
(3)Our most recently estimated NAV per share is $8.66 on December 31, 2019. NAV per share as of March 31, 2020, may be higher or lower than $8.66 based on potential changes in valuations, issuances of securities, dividends paid and earnings for the quarters then ended.
(4)NAV has not yet been finally determined for any day after December 31, 2019.
(5)On February 10, 2020, Prospect announced the declaration of monthly dividends in the following amounts and with the following dates:
•$0.06 per share for February 2020 (record date of February 28, 2020 and payment date of March 19, 2020);
•$0.06 per share for March 2020 (record date of March 31, 2020 and payment date of April 23, 2020); and
•$0.06 per share for April 2020 (record date of April 30, 2020 and payment date of May 21, 2020).

On February 12, 2020, the last reported sales price of our common stock was $6.50 per share.

As of February 12, 2020, we had approximately 141 stockholders of record.

The below table sets forth each class of our outstanding securities as of February 12, 2020.

Title of Class	Amount Authorized	Amount Held by Registrant or for its Account	Amount Outstanding
Common Stock	1,000,000,000	—	367,658,352

MANAGEMENT OF THE COMPANY
Investment Adviser
Prospect Capital Management, a Delaware limited partnership that is registered as an investment adviser under the Investment Advisers Act of 1940, or the “Advisers Act,” manages our investments. Prospect Capital Management is led by John F. Barry III and M. Grier Eliasek, two senior executives with significant investment advisory and business experience. Both Messrs. Barry and Eliasek spend a significant amount of their time in their roles at Prospect Capital Management working on our behalf. The principal executive offices of Prospect Capital Management are 10 East 40th Street, 42nd Floor, New York, NY 10016. We depend on the due diligence, skill and network of business contacts of the senior management of the Investment Adviser. We also depend, to a significant extent, on the Investment Adviser’s investment professionals and the information and deal flow generated by those investment professionals in the course of their investment and portfolio management activities. The Investment Adviser’s senior management team evaluates, negotiates, structures, closes, monitors and services our investments. Our future success depends to a significant extent on the continued service of the senior management team, particularly John F. Barry III and M. Grier Eliasek. The departure of any of the senior managers of the Investment Adviser could have a materially adverse effect on our ability to achieve our investment objective. In addition, we can offer no assurance that Prospect Capital Management will remain the Investment Adviser or that we will continue to have access to its investment professionals or its information and deal flow.
We have entered into an investment advisory and management agreement with the Investment Adviser, under which the Investment Adviser, subject to the overall supervision of our Board of Directors, manages the day-to-day operations of, and provides investment advisory services to, us. Under the terms of the Investment Advisory Agreement, the Investment Adviser: (i) determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes, (ii) identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies); and (iii) closes and monitors investments we make. Under the Investment Advisory Agreement, we pay Prospect Capital Management investment advisory fees, which consist of an annual base management fee based on our gross assets, which we define as total assets without deduction for any liabilities (and, accordingly, includes the value of assets acquired with proceeds from borrowings), as well as a two-part incentive fee based on our performance. Mr. Barry currently controls Prospect Capital Management. Under the Investment Advisory Agreement (as defined below), we pay Prospect Capital Management investment advisory fees, which consist of an annual base management fee based on our gross assets as well as a two-part incentive fee based on our performance.
Staffing
Mr. John F. Barry III, our Chairman and Chief Executive Officer, Mr. Grier Eliasek, our Chief Operating Officer and President, and Ms. Kristin L. Van Dask, our Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary, comprise our senior management. Over time, we expect to add additional officers and employees.
Messrs. Barry and Eliasek each also serves as an officer of Prospect Administration and performs his respective functions under the Administration Agreement. Our day-to-day investment operations are managed by Prospect Capital Management. In addition, we reimburse Prospect Administration for our allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of our chief executive officer, president, chief financial officer, chief operating officer, chief compliance officer, treasurer and secretary and their respective staffs.
Properties
We do not own any real estate or other physical properties materially important to our operation. Our corporate headquarters are located at 10 East 40th Street, 42nd Floor, New York, NY 10016, where we occupy an office space pursuant to the Administration Agreement.
Legal Proceedings
From time to time, we may become involved in various investigations, claims and legal proceedings that arise in the ordinary course of our business. These matters may relate to intellectual property, employment, tax, regulation, contract or other matters. The resolution of such matters that may arise out of these investigations, claims and proceedings will be subject to various uncertainties and, even if such matters are without merit, could result in the expenditure of significant financial and managerial resources.
We are not aware of any material pending legal proceeding, and no such material proceedings are contemplated to which we are a party or of which any of our property is subject.

Portfolio Managers
The following individuals function as portfolio managers primarily responsible for the day-to-day management of our portfolio. Our portfolio managers are not responsible for day-to-day management of any other accounts. For a description of their principal occupations for the past five years, see above.

Name	Position	Length of Service with Company (Years)
John F. Barry III	Chairman and Chief Executive Officer	15
M. Grier Eliasek	President and Chief Operating Officer	15
Mr. Eliasek receives no compensation from the Company. Mr. Eliasek receives a salary and bonus from Prospect Capital Management that takes into account his role as a senior officer of the Company and of Prospect Capital Management, his performance and the performance of each of Prospect Capital Management and the Company. Mr. Barry receives no compensation from the Company. Mr. Barry, as the sole member of Prospect Capital Management, receives a salary and/or bonus from Prospect Capital Management and is entitled to equity distributions after all other obligations of Prospect Capital Management are met.
The following table sets forth the dollar range of our common stock beneficially owned by each of the portfolio managers described above as of December 31, 2019.

Name	Aggregate Dollar Range of Common Stock Beneficially Owned by Portfolio Managers
John F. Barry III	Over $100,000
M. Grier Eliasek	Over $100,000

CERTAIN RELATIONSHIPS AND TRANSACTIONS
We have entered into the Investment Advisory Agreement with Prospect Capital Management. Our Chairman of the Board of Directors is the sole member of and controls Prospect Capital Management. Our senior management may in the future also serve as principals of other investment managers affiliated with Prospect Capital Management that may in the future manage investment funds with investment objectives similar to ours. In addition, our executive officers and directors and the principals of Prospect Capital Management may serve as officers, directors or principals of entities that operate in the same or related lines of business as we do or of investment funds managed by affiliates. Accordingly, we may not be given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with Prospect Capital Management. However, our Investment Adviser and other members of the affiliated present and predecessor companies of Prospect Capital Management intend to allocate investment opportunities in a fair and equitable manner consistent with our investment objectives and strategies so that we are not disadvantaged in relation to any other client.
In addition, pursuant to the terms of the Administration Agreement, Prospect Administration provides, or arranges to provide, the Company with the office facilities and administrative services necessary to conduct our day-to-day operations. Prospect Capital Management is the sole member of and controls Prospect Administration.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
As of February 12, 2020, there were no persons that owned 25% or more of our outstanding voting securities, and we believe no person should be deemed to control us, as such term is defined in the 1940 Act.
The following table sets forth, as of February 12, 2020, certain ownership information with respect to our common stock for those persons who directly or indirectly own, control or hold with the power to vote, 5% or more of our outstanding common stock and all officers and directors, as a group. Unless otherwise indicated, we believe that the beneficial owners set forth in the tables below have sole voting and investment power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class(1)
5% or more holders
John F. Barry III (2)	64,103,524	17.4%
Other executive officers and directors as a group	1,360,095	0.4%
_______________________________________________________________________________
(1)Based on a total of 367,658,352 shares of our common stock issued and outstanding as of February 12, 2020.
(2)Mr. Barry also serves as the Chief Executive Officer of the Company. Mr. Barry has sole voting and dispositive power over 63,913,087 shares held by him directly and through the John and Daria Barry Foundation as of February 12, 2020. Mr. Barry has shared voting and dispositive power over the remaining 190,437 shares beneficially owned as of February 12, 2020.
The following table sets forth the dollar range of our equity securities beneficially owned by each of our directors and officers as of February 12, 2020 within the same family of investment companies. Information as to beneficial ownership is based on information furnished to us by the directors. We are part of a “family of investment companies”, as that term is defined in the 1940 Act, that includes Priority Income Fund, Inc. (“Priority”) and TP Flexible Income Fund, Inc. (formerly Pathway Capital Opportunity Fund, Inc.) (“FLEX”).

Name of Director or Officer	Dollar Range of Equity Securities in the Company(1)	Dollar Range of Equity Securities in Priority(1)	Dollar Range of Equity Securities in FLEX(1)
Independent Directors
William J. Gremp	Over $100,000	None	None
Andrew C. Cooper	None	None	None
Eugene S. Stark	Over $100,000	Over $100,000	None
Interested Directors
John F. Barry III	Over $100,000	None	None
M. Grier Eliasek	Over $100,000	None	None
Officer
Kristin Van Dask	Over $100,000	None	None
_______________________________________________________________________________
(1)Dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000 or over $100,000.

PORTFOLIO COMPANIES
The following is a listing of our portfolio companies at December 31, 2019. Values are as of December 31, 2019. (All figures in this item are in thousands)
The portfolio companies are presented in three categories: “companies more than 25% owned” are portfolio companies in which Prospect directly or indirectly owns more than 25% of the outstanding voting securities of such portfolio company and, therefore, such portfolio company is presumed to be controlled by us under the 1940 Act; “companies owned 5% to 24.99%” are portfolio companies where Prospect directly or indirectly owns 5% to 24.99% of the outstanding voting securities of such portfolio company and/or holds one or more seats on the portfolio company’s Board of Directors and, therefore, such portfolio company is deemed to be an affiliated person with us under the 1940 Act; “companies less than 5% owned” are portfolio companies where Prospect directly or indirectly owns less than 5% of the outstanding voting securities of such portfolio company and where it has no other affiliations with such portfolio company. As of December 31, 2019, Prospect owned controlling interests in CP Energy Services Inc.; Credit Central Loan Company, LLC; Echelon Transportation LLC; First Tower Finance Company LLC; Freedom Marine Solutions, LLC; InterDent, Inc.; Kickapoo Ranch Pet Resort; MITY, Inc.; National Property REIT Corp.; Nationwide Loan Company LLC; NMMB, Inc.; Pacific World Corporation; R-V Industries, Inc.; Universal Turbine Parts, LLC; USES Corp.; and Valley Electric Company, Inc. We also own affiliated interests in Edmentum Ultimate Holdings, LLC; Nixon, Inc.; Targus Cayman HoldCo Limited; and United Sporting Companies, Inc. Prospect makes available significant managerial assistance to its portfolio companies. Prospect generally requests and may receive rights to observe the meetings of its portfolio companies’ Boards of Directors.

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Companies more than 25% owned
CP Energy Services Inc. 1508 Neptune Drive Clinton, Oklahoma 73601	Energy Equipment & Services	Senior Secured Term Loan (12.95% (LIBOR + 11.00% with 1.00% LIBOR floor), due 12/29/2022)	First priority lien			35,048
		Senior Secured Term Loan A to Spartan Energy Services, Inc. (9.80% (LIBOR + 8.00% with 1.00% LIBOR floor), due 12/31/2022)	First priority lien			13,156
		Senior Secured Term Loan B to Spartan Energy Services, Inc. (15.80% PIK (LIBOR + 14.00% with 1.00% LIBOR floor), due 12/31/2022)	First priority lien			20,801
		Series B Convertible Preferred Stock (16.00%, 790 shares)		100.0%	32,716
		Common Stock (102,924 shares)		99.8%	—
Credit Central Loan Company, LLC 700 East North Street, Suite 15 Greenville, SC 29601	Consumer Finance	Subordinated Term Loan (10.00% plus 10.00% PIK, due 6/26/2024)(1)	Second priority lien			56,862
		Class A Units (14,867,312 units)(1)		98.6%	20,020
		Net Revenues Interest (25% of Net Revenues)(1)		25.0%	—
Echelon Transportation, LLC 1465 Post Road East Westport, CT 06880	Aerospace & Defense	Senior Secured Term Loan (11.99% (LIBOR + 9.75% with 2.00% LIBOR floor) plus 2.25% PIK, due 3/31/2022)	First priority lien			39,917
		Senior Secured Term Loan (11.24% (LIBOR + 9.00% with 2.00% LIBOR floor) plus 1.00% PIK, due 12/7/2024)	First priority lien			19,198
		Membership Interest (100%)		100.0%	31,950

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
First Tower Finance Company LLC P.O. Box 320001 406 Liberty Park Court Flowood, Mississippi 39232	Consumer Finance	Subordinated Term Loan to First Tower, LLC (10.00% plus 10.50% PIK, due 6/24/2024)(1)(1)	Second priority lien			277,987
		Class A Units (95,709,910 units)(1)(1)		80.1%	224,798
Freedom Marine Solutions, LLC 111 Evergreen Drive Houma, Louisiana 70364	Energy Equipment & Services	Membership Interest (100%)		100.0%	14,920
InterDent, Inc. 9800 South La Cienega Boulevard, Suite 800 Inglewood, California 90301	Health Care Providers & Services	Senior Secured Term Loan A/B (6.85% (LIBOR + 5.05% with 0.75% LIBOR floor), due 9/5/2020)	First priority lien			14,000
		Senior Secured Term Loan A (7.30% (LIBOR + 5.50% with 0.75% LIBOR floor), due 9/5/2020)	First priority lien			77,994
		Senior Secured Term Loan B (10.00% PIK, due 9/5/2020)	First priority lien			104,977
		Senior Secured Term Loan C (18.00% PIK, in non-accrual status effective 10/1/2018, due 9/5/2020)	First priority lien			—
		Senior Secured Term Loan D (1.00% PIK, in non-accrual status effective 10/1/2018, due 9/5/2020)	First priority lien			—
		Common Stock (99,900 shares)		99.9%	—
Kickapoo Ranch Pet Resort 23230 Kickapoo Road Waller, Texas 77484	Diversified Consumer Services	Membership Interest (100%)		100.0%	4,361
MITY, Inc. 1301 West 400 North Orem, UT 84057	Commercial Services & Supplies	Senior Secured Note A (10.00% (LIBOR + 7.00% with 3.00% LIBOR floor), due 6/30/2020)	First priority lien			26,250
		Senior Secured Note B (10.00% (LIBOR + 7.00% with 3.00% LIBOR floor) plus 10.00% PIK, due 6/30/2020)	First priority lien			29,936
		Subordinated Unsecured Note to Broda Enterprises ULC (10.00%, due 1/1/2028)(1)				—
		Common Stock (42,053 shares)		100.0%	—
National Property REIT Corp. 1389 Center Drive, Suite 170, Park City, Utah 84098	Equity Real Estate Investment Trusts (REITs) / Online Lending / Structured Finance	Senior Secured Term Loan A (6.50% (LIBOR + 3.50% with 3.00% LIBOR floor) plus 5.00% PIK, due 12/31/2023)	First priority lien			433,553
		Senior Secured Term Loan B (5.00% (LIBOR + 2.00% with 3.00% LIBOR floor) plus 5.50% PIK, due 12/31/2023)	First priority lien			79,000
		Senior Secured Term Loan C (15.00% (LIBOR + 12.00% with 3.00% LIBOR floor) plus 2.25% PIK, due 12/31/2023)	First priority lien			51,428
		Residual Profit Interest(2)			37,562
		Common Stock (3,203,927 shares)		100.0%	425,345
Nationwide Loan Company LLC 3435 North Cierco Avenue Chicago, IL 60641	Consumer Finance	Senior Subordinated Term Loan to Nationwide Acceptance LLC (10.00% plus 10.00% PIK, due 6/18/2020)(1)	Second priority lien			19,420
		Class A Units (32,456,159 units)(1)		94.5%	16,807
NMMB, Inc. 10 Abeel Road Cranbury, NJ 08512	Media	Senior Secured Note (10.50% (LIBOR + 8.50% with 2.00% LIBOR floor), due 12/30/2024)	First priority lien			15,100
		Common Stock (21,419 shares)		92.4%	22,818

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Pacific World Corporation 100 Technology Drive, Suite 200 Irvine, California 92618	Personal Products	Revolving Line of Credit – $26,000 Commitment (9.06% (LIBOR + 7.25% with 1.00% LIBOR floor), in non-accrual status effective 10/1/2019, due 9/26/2020)	First priority lien			20,825
		Senior Secured Term Loan A (7.06% PIK (LIBOR + 5.25% with 1.00% LIBOR floor), in non-accrual status effective 10/24/2018, due 9/26/2020)	First priority lien			41,785
		Senior Secured Term Loan B (11.06% PIK (LIBOR + 9.25% with 1.00% LIBOR floor), in non-accrual status effective 5/21/2018, due 9/26/2020)	First priority lien			—
		Convertible Preferred Equity (227,330 shares)		100.0%	—
		Common Stock (6,778,414 shares)		7.8%	—
R-V Industries, Inc. 584 Poplar Road Honey Brook, PA 19344	Machinery	Senior Subordinated Note (10.95% (LIBOR + 9.00% with 1.00% LIBOR floor), due 3/31/2022)	Second priority lien			28,622
		Common Stock (745,107 shares)		88.3%	7,881
Universal Turbine Parts, LLC 120 Grouby Airport Road Prattsville, AL 36067	Trading Companies & Distributors	Delayed Draw Term Loan – $5,000 Commitment (10.25% (LIBOR + 7.75% with 2.50% LIBOR floor), due 7/22/2021)	First priority lien			998
		Senior Secured Term Loan A (7.70% (LIBOR + 5.75% with 1.00% LIBOR floor), due 7/22/2021)	First priority lien			27,624
		Senior Secured Term Loan B (13.70% PIK (LIBOR + 11.75% with 1.00% LIBOR floor), in non-accrual status effective 7/1/2018, due 7/22/2021)	First priority lien			—
		Common Stock (10,000 units)		100.0%	—
USES Corp. 200 Crescent Court, Suite 1030 Dallas, TX 75201	Commercial Services & Supplies	Senior Secured Term Loan A (9.00% PIK, in non-accrual status effective 4/1/2016, due 7/29/2022)	First priority lien			16,101
		Senior Secured Term Loan B (15.50% PIK, in non-accrual status effective 4/1/2016, due 7/29/2022)	First priority lien			—
		Common Stock (268,962 shares)		100.0%	—
Valley Electric Company, Inc. 1100 Merrill Creek Parkway Everett, WA 98023	Construction & Engineering	Senior Secured Note to Valley Electric Co. of Mt. Vernon, Inc. (8.00% (LIBOR + 5.00% with 3.00% LIBOR floor) plus 2.50% PIK, due 12/31/2024)	First priority lien			10,430
		Senior Secured Note (8.00% plus 10.00% PIK, due 6/23/2024)	First priority lien			33,301
		Consolidated Revenue Interest (2.0%)		2.0%	2,746
		Common Stock (50,000 shares)		95.0%	76,023

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Companies 5% to 24.99% owned
Edmentum Ultimate Holdings, LLC 5600 West 83rd Street, Suite 300, 8200 Tower Bloomington, MN 55437	Diversified Consumer Services	Second Lien Revolving Credit Facility to Edmentum, Inc. – $7,834 Commitment (5.00% PIK, due 12/9/2021)	Second priority lien			8,033
		Unsecured Senior PIK Note (8.50% PIK, due 12/9/2021)				8,548
		Unsecured Junior PIK Note (10.00% PIK, due 12/9/2021)				40,338
		Class A Units (370,964 units)		11.5%	8,123
Nixon, Inc. 701 South Coast Highway Encinitas, CA 92024	Textiles, Apparel & Luxury Goods	Common Stock (857 units)		8.6%	—
Targus Cayman HoldCo Limited 1211 North Miller Street Anaheim, CA 92806	Textiles, Apparel & Luxury Goods	Common Stock (7,383,395 shares)		9.7%	16,224
United Sporting Companies, Inc. 1211 North Miller Street Anaheim, CA 92806	Distributors	Second Lien Term Loan (12.80% (LIBOR + 11.00% with 1.75% LIBOR floor) plus 2.00% PIK, in non-accrual status effective 4/1/2017, due 11/16/2019)	Second priority lien			6,357
		Common Stock (218,941 shares)		22.0%	—
Companies less than 5% owned
8TH Avenue Food & Provisions, Inc. 1335 Strassner Drive Brentwood, Missouri 63144	Food Products	Second Lien Term Loan (9.49% (LIBOR + 7.75%), due 10/1/2026)	Second priority lien			24,841
ACE Cash Express, Inc. 1231 Greenway Drive, Suite 600 Irving, TX 75038	Consumer Finance	Senior Secured Note (12.00%, due 12/15/2022)(1)	First priority lien			25,491
Ahead Data Blue, LLC 401 North Michigan Avenue Suite 3400 Chicago, IL 60611	IT Services	Second Lien Term Loan (10.30% (LIBOR + 8.50% with 1.50% LIBOR floor), due 11/8/2025)	Second priority lien			70,000
AmeriLife Group, LLC 2650 McCormick Drive, Suite 300T Clearwater, FL 33759	Insurance	Second Lien Term Loan (10.80% (LIBOR + 9.00%), due 6/11/2027)	Second priority lien			10,000
Apidos CLO XI P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 10.94%, due 10/17/2030)(1)			27,462
Apidos CLO XII P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 15.64%, due 4/15/2031)(1)			30,457
Apidos CLO XV P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 15.00%, due 4/21/2031)(1)			29,519
Apidos CLO XXII P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 7.32%, due 10/20/2027)(1)			23,446
Ark-La-Tex Wireline Services, LLC 6913 Wesport Avenue Shreveport, LA 71129	Energy Equipment & Services	Escrow Receivable			—
Atlantis Health Care Group (Puerto Rico), Inc. 299 Park Avenue, 34th Floor New York, New York 10171	Health Care Providers & Services	Revolving Line of Credit – $6,000 Commitment (10.75% (LIBOR + 8.75% with 2.00% LIBOR floor), due 2/21/2020)	First priority lien			2,000

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
		Senior Secured Term Loan (10.75% (LIBOR + 8.75% with 2.00% LIBOR floor), due 2/21/2020)	First priority lien			73,919
Barings CLO 2018-III P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 9.42%, due 7/20/2029)(1)			34,711
Broder Bros., Co. Six Neshaminy Interplex, 6th Floor Trevose, PA 19053	Textiles, Apparel & Luxury Goods	Senior Secured Note (10.47% (LIBOR + 8.50% with 1.25% LIBOR floor), due 12/02/2022)	First priority lien			172,844
Brookside Mill CLO Ltd. 75 Fort Street P.O. Box 1350 George Town, Grand Cayman KY1-1108 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 5.43%, due 1/17/2028)(1)			12,763
California Street CLO IX Ltd. P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 10.64%, due 7/16/2032)(1)			31,743
Candle-Lite Company, LLC 10521 Millington Ct Cincinnati, OH 45242	Household Products	Senior Secured Term Loan A (7.42% (LIBOR + 5.50% with 1.25% LIBOR floor), due 1/23/2023)	First priority lien			12,061
		Senior Secured Term Loan B (11.42% (LIBOR + 9.50% with 1.25% LIBOR floor), due 1/23/2023)	First priority lien			12,500
Capstone Logistics Acquisition, Inc. 6525 The Corners Parkway, Suite 520 Peachtree Corners, GA 30092	Commercial Services & Supplies	Second Lien Term Loan (10.05% (LIBOR + 8.25% with 1.00% LIBOR floor), due 10/7/2022)	Second priority lien			98,982
Carlyle C17 CLO Limited P.O. Box 1093 Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 20.27%, due 4/30/2031)(1)			12,792
Carlyle Global Market Strategies CLO 2014-4-R, Ltd. 190 Elgin Avenue, George Town, Grand Cayman KY1-9005 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 21.30%, due 7/15/2030)(1)			17,577
Carlyle Global Market Strategies CLO 2016-3, Ltd. 27 Hospital Road George Town, Grand Cayman KY1-9008 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.59%, due 10/20/2029)(1)			26,208
CCPI Inc. 838 Cherry Street Blanchester, OH 45107	Electronic Equipment, Instruments & Components	Escrow Receivable			2,307
CCS-CMGC Holdings, Inc. 1283 Murfreesboro Road, Suite 500 Nashville, TX 37217	Health Care Providers & Services	First Lien Term Loan (7.30% (LIBOR + 5.50%), due 10/1/2025)	First priority lien			5,945
		First Lien Term Loan (7.43% (LIBOR + 5.50%), due 10/1/2025)	First priority lien			3,586
		Second Lien Term Loan (10.93% (LIBOR + 9.00%), due 10/1/2026)	Second priority lien			36,399
Cent CLO 21 Limited P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 13.37%, due 7/27/2030)(1)			28,433

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
CIFC Funding 2013-III-R, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 12.15%, due 4/24/2031)(1)			22,814
CIFC Funding 2013-IV, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 14.09%, due 4/28/2031)(1)			28,641
CIFC Funding 2014-IV-R, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 13.42%, due 10/17/2030)(1)			25,457
CIFC Funding 2016-I, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.55%, due 10/21/2031)(1)			27,479
Cinedigm DC Holdings, LLC 902 Broadway, 9th Floor New York, NY 10010	Entertainment	Senior Secured Term Loan (11.00% (LIBOR + 9.00% with 2.00% LIBOR floor) plus 2.50% PIK, due 3/31/2021)	First priority lien			12,559
Class Valuation, LLC 2600 Bellingham Dr. #100 Troy, MI 48083	Real Estate Management & Development	Revolving Line of Credit – $1,500 Commitment (10.20% (LIBOR + 8.25% with 1.50% LIBOR floor), due 3/12/2020)	First priority lien			—
		Senior Secured Term Loan (10.20% (LIBOR + 8.25% with 1.50% LIBOR floor), due 3/10/2023)	First priority lien			38,432
Collections Acquisition Company, Inc. Two Easton Oval, Suite 310 Columbus, OH 43219	Diversified Financial Services	Senior Secured Term Loan (10.15% (LIBOR + 7.65% with 2.50% LIBOR floor), due 6/3/2024)	First priority lien			30,433
Columbia Cent CLO 27 Limited P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 17.36%, due 10/25/2028)(1)			24,635
Coverall North America, Inc. 1201 West Peachtree, Suite 2800 Atlanta, Georgia 30309	Commercial Services & Supplies	Senior Secured Term Loan A (7.95% (LIBOR + 6.00% with 1.00% LIBOR floor), due 11/02/2020)	First priority lien			5,100
		Senior Secured Term Loan B (12.95% (LIBOR + 11.00% with 1.00% LIBOR floor), due 11/02/2020)	First priority lien			23,000
CP VI Bella Midco 2701 Renaissance Boulevard, Suite 200 King of Prussia, PA 19406	IT Services	Second Lien Term Loan (8.55% (LIBOR + 6.75%), due 12/29/2025)	Second priority lien			15,750
Digital Room, LLC 8000 Haskell Avenue Van Nuys, CA 91406	Commercial Services & Supplies	First Lien Term Loan (6.80% (LIBOR + 5.00%), due 5/21/2026)	First priority lien			9,819
		Second Lien Term Loan (10.80% (LIBOR + 9.00%), due 5/21/2027)	Second priority lien			69,477

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Dunn Paper, Inc. 218 Riverview St. Port Huron, MI 48060	Paper & Forest Products	First Lien Term Loan (6.55% (LIBOR + 4.75% with 1.00% LIBOR floor), due 8/26/2022)	First priority lien			4,371
		Second Lien Term Loan (10.55% (LIBOR + 8.75% with 1.00% LIBOR floor), due 8/26/2023)	Second priority lien			11,379
Easy Gardener Products, Inc. 3022 Franklin Avenue Waco, Texas 76710	Household Durables	Senior Secured Term Loan (11.95% (LIBOR + 10.00% with 0.25% LIBOR floor), in non-accrual status effective 10/1/2019, due 09/30/2020)	First priority lien			4,353
Engine Group, Inc. 315 Park Avenue South, 14th Floor New York, NY 10010	Media	Senior Secured Term Loan (6.94% (LIBOR + 5.00% with 1.00% LIBOR floor), due 9/15/2022)	First priority lien			4,031
		Second Lien Term Loan (10.94% (LIBOR + 9.00% with 1.00% LIBOR floor), due 9/15/2023)	Second priority lien			31,305
EXC Holdings III Corp 200 West Street Waltham, MA 02451	Technology Hardware, Storage & Peripherals	Second Lien Term Loan (9.59% (LIBOR + 7.50% with 1.00% LIBOR floor), due 12/01/2025)	Second priority lien			12,408
Galaxy XV CLO, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 9.86%, due 10/15/2030)(1)			25,468
Galaxy XXVII CLO, Ltd. 190 Elgin Avenue George Town, Grand Cayman KY1-9005 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 8.24%, due 5/16/2031)(1)			11,463
Galaxy XXVIII CLO, Ltd. 190 Elgin Avenue George Town, Grand Cayman KY1-9005 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 7.75%, due 7/15/2031)(1)			18,207
GEON Performance Solutions, ULC 75 Tideman Drive Orangeville, Ontario Canada, L9W 3K3	Chemicals	Revolving Line of Credit – $3,621 Commitment (7.96% (LIBOR+6.25% with 1.63% LIBOR floor), due10/25/2024)	First priority lien			—
		First Lien Term Loan (7.96% (LIBOR+6.25% with 1.63% LIBOR floor), due10/25/2024)	First priority lien			31,207
Global Tel*Link Corporation 12021 Sunset Hills Road, Suite 100 Reston, Virginia 20190	Diversified Telecommunication Services	First Lien Term Loan (6.05% (LIBOR + 4.25%), due 11/29/2025)	First priority lien			9,490
		Second Lien Term Loan (10.05% (LIBOR + 8.25%), due 11/29/2026)	Second priority lien			38,674
GlobalTranz Enterprises, Inc. 7350 N. Dobson Road, Suite 130 Scottsdale, Arizona 85256	Air Freight & Logistics	Second Lien Term Loan (10.04% (LIBOR + 8.25%), due 5/15/2027)	Second priority lien			12,385
H.I.G. ECI Merger Sub, Inc. 100 High Street, 16th Floor Boston, MA 02110	IT Services	Senior Secured Term Loan A (7.45% (LIBOR + 5.50% with 1.50% LIBOR floor), due 5/31/2023)	First priority lien			44,016
		Senior Secured Term Loan B (12.45% (LIBOR + 10.50% with 1.50% LIBOR floor), due 5/31/2023)	First priority lien			29,900
Halcyon Loan Advisors Funding 2012-1 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 0.00%, due 8/15/2023)(1)			—

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Halcyon Loan Advisors Funding 2013-1 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 0.00%, due 4/15/2025)(1)			1,347
Halcyon Loan Advisors Funding 2014-1 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 0.00%, due 4/18/2026)(1)			1,244
Halcyon Loan Advisors Funding 2014-2 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 0.00%, due 4/28/2025)(1)			—
Halcyon Loan Advisors Funding 2015-3 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 5.48%, due 10/18/2027)(1)			23,126
HALYARD MD OPCO, LLC 19 West 44th St. Suite 1401 New York, NY 10036	Media	Revolving Line of Credit – $2,000 Commitment (9.94% (LIBOR + 8.00%), due 2/6/2020)	First priority lien			—
		First Lien Term Loan (10.00% (LIBOR + 8.00% with 2.00% LIBOR floor), due 8/6/2023)	First priority lien			11,250
HarbourView CLO VII-R, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.35%, due 7/18/2031)(1)			10,796
Help/Systems Holdings, Inc. 6455 City West ParkWay Eden Prairie, MN 55344	Software	First Lien Term Loan (6.55% (LIBOR + 4.75% with 1.00% LIBOR floor), due 11/19/2027)	First priority lien			8,416
		Second Lien Term Loan (9.80% (LIBOR + 8.00% with 1.00% LIBOR floor), due 11/19/2027)	Second priority lien			17,157
Inpatient Care Management Company, LLC 19105 US Highway 41 North, Suite 300 Lutz, FL 33548	Health Care Providers & Services	Senior Secured Term Loan (9.95% (LIBOR + 8.00% with 1.00% LIBOR floor), due 6/8/2021)	First priority lien			16,568
Jefferson Mill CLO Ltd. 75 Fort Street, P.O. Box 1350 George Town, Grand Cayman KY1-1108 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.33%, due 10/20/2031)(1)			12,525
K&N Parent, Inc. 1455 Citrus Street Riverside, CA 92507	Auto Components	Second Lien Term Loan (10.55% (LIBOR + 8.75% with 1.00% LIBOR floor), due 10/21/2024)	Second priority lien			25,491
Keystone Acquisition Corp. 777 East Park Drive Harrisburg, PA 17111	Health Care Providers & Services	Second Lien Term Loan (11.19% (LIBOR + 9.25% with 1.00% LIBOR floor), due 5/1/2025)	Second priority lien			50,000
LCM XIV Ltd. P.O. Box 1093, Queensgate House Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 12.43%, due 7/21/2031)(1)			19,141
Maverick Healthcare Equity, LLC 2546 West Birchwood Avenue Mesa, AZ 85202	Health Care Providers & Services	Preferred Units (10.00%, 1,250,000 units)		1.4%	—

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
		Class A Common Units (1,250,000 units)		1.4%	—
Medusind Acquisition, Inc. 1450 Brickell Avenue, 31st Floor Miami, FL 33131	Health Care Providers & Services	First Lien Term Loan (10.25% (LIBOR + 8.25% with 1.00% LIBOR floor), due 4/8/2024)	First priority lien			23,302
Mountain View CLO 2013-I Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 8.54%, due 10/15/2030)(1)			18,882
Mountain View CLO IX Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 17.73%, due 7/15/2031)(1)			29,285
Octagon Investment Partners XV, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.41%, due 7/19/2030)(1)			24,320
Octagon Investment Partners 18-R Ltd. P.O. Box 1093, Queensgate House Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 14.15%, due 4/16/2031)(1)			21,652
Pearl Intermediate Parent LLC 1 Gorham Island, Suite 300 Westport, CT 06880	Health Care Providers & Services	Second Lien Term Loan (8.05% (LIBOR + 6.25%), due 2/15/2026)	Second priority lien			4,978
PeopleConnect Intermediate, LLC 500 108th Avenue, Suite 1600 Bellevue, WA 98004	Interactive Media & Services	Revolving Line of Credit – $1,000 Commitment (11.45% (LIBOR + 9.50% with 1.00% LIBOR floor), due 7/1/2020)	First priority lien			—
		Senior Secured Term Loan A (8.45% (LIBOR + 6.50% with 1.00% LIBOR floor), due 7/1/2020)	First priority lien			17,328
		Senior Secured Term Loan B (14.45% (LIBOR + 12.50% with 1.00% LIBOR floor), due 7/1/2020)	First priority lien			19,413
PG Dental Holdings New Jersey, LLC 33 Wood Avenue South, 6th Fl. Iselin, NJ 08830	Health Care Providers & Services	Delayed Draw Term Loan – $5,000 Commitment (10.00% (LIBOR + 7.25% with 2.75% LIBOR floor), due 5/31/2024)	First priority lien			2,000
		Senior Secured Term Loan (10.00% (LIBOR + 7.25% with 2.75% LIBOR floor), due 5/31/2024)	First priority lien			22,530
PGX Holdings, Inc. 330 North Cutler Drive North Salt Lake, UT 84054	Diversified Consumer Services	Second Lien Term Loan (10.80% (LIBOR + 9.00% with 1.00% LIBOR floor), due 9/29/2021)	Second priority lien			85,332
PlayPower, Inc. 11515 Vanstory Drive, Suite 100 Huntersville, NC 28078	Leisure Products	First Lien Term Loan (7.46% (LIBOR + 5.50%), due 5/10/2026)	First priority lien			6,408
Research Now Group, Inc. & Survey Sampling International LLC 5800 Tennyson Parkway, Suite 600 Plano, TX 75024	Professional Services	First Lien Term Loan (7.41% (LIBOR + 5.50% with 1.00% LIBOR floor), due 12/20/2024)	First priority lien			9,800
		Second Lien Term Loan (11.41% (LIBOR + 9.50% with 1.00% LIBOR floor), due 12/20/2025)	Second priority lien			50,000

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
RGIS Services, LLC 345 Park Avenue, 44th Floor New York, NY 10154	Commercial Services & Supplies	Senior Secured Term Loan (9.43% (LIBOR + 7.50% with 1.00% LIBOR floor), due 3/31/2023)	First priority lien			3,800
		Senior Secured Term Loan (9.41% (LIBOR + 7.50% with 1.00% LIBOR floor), due 3/31/2023)	First priority lien			4,329
		Senior Secured Term Loan (9.44% (LIBOR + 7.50% with 1.00% LIBOR floor), due 3/31/2023)	First priority lien			8,739
RME Group Holding Company 810 7th Avenue, 35th Floor New York, NY 10019	Media	Senior Secured Term Loan A (7.95% (LIBOR + 6.00% with 1.00% LIBOR floor), due 5/4/2022)	First priority lien			28,021
		Senior Secured Term Loan B (12.95% (LIBOR + 11.00% with 1.00% LIBOR floor), due 5/4/2022)	First priority lien			22,474
Rocket Software, Inc. 275 Grove Street Newton, MA 02466	Software	Second Lien Term Loan (10.05% (LIBOR + 8.25%), due 11/27/2026)	Second priority lien			49,568
Romark WM-R Ltd. 75 Fort Street, P.O. Box 1350 George Town, Grand Cayman KY1-1108 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.68%, due 4/20/2031)(1)			15,618
Rosa Mexicano 264 West 40th Street New York, NY 10018	Hotels, Restaurants & Leisure	Revolving Line of Credit– $500 Commitment (9.45% (LIBOR + 7.50% with 1.50% LIBOR floor), due 3/29/2023)	First priority lien			—
		Senior Secured Term Loan (9.45% (LIBOR + 7.50% with 1.50% LIBOR floor), due 3/29/2023)	First priority lien			21,310
Securus Technologies Holdings, Inc. 14651 Dallas Parkway, Suite 600 Dallas, TX 75254-8815	Communications Equipment	First Lien Term Loan (6.30% (LIBOR + 4.50% with 1.00% LIBOR floor), due 11/1/2024)	First priority lien			8,418
		Second Lien Term Loan (10.05% (LIBOR + 8.25% with 1.00% LIBOR floor), due 11/01/2025)	Second priority lien			41,279
SEOTownCenter, Inc. 2600 W. Executive Pkwy. #200 Lehi, UT 84043	IT Services	Senior Secured Term Loan A (9.50% (LIBOR + 7.50% with 2.00% LIBOR floor), due 4/07/2023)	First priority lien			25,000
		Senior Secured Term Loan B (14.50% (LIBOR + 12.50% with 2.00% LIBOR floor), due 4/07/2023)	First priority lien			19,000
Shutterfly, Inc. 2800 Bridge Parkway Redwood City, CA 94065	Internet & Direct Marketing Retail	First Lien Term Loan (7.80% (LIBOR + 6.00% with 1.00% LIBOR floor), due 9/25/2026)	First priority lien			2,400
		First Lien Term Loan (7.94% (LIBOR + 6.00% with 1.00% LIBOR floor), due 9/25/2026)	First priority lien			16,208
SMG US Midco 300 Conshohocken State Rd., Suite 450 West Conshohocken, PA 19428	Hotels, Restaurants & Leisure	Second Lien Term Loan (8.80% (LIBOR + 7.00%), due 1/23/2026)	Second priority lien			7,500
Sorenson Communications, LLC 4192 South Riverboat Road Salt Lake City, Utah 84123	Diversified Telecommunication Services	First Lien Term Loan (8.44% (LIBOR + 6.50%), due 4/29/2024)	First priority lien			9,216
Spectrum Holdings III Corp 2500 Northwinds Parkway, Suite 472 Alpharetta, GA 30009	Health Care Equipment & Supplies	Second Lien Term Loan (8.80% (LIBOR + 7.00% with 1.00% LIBOR floor), due 1/31/2026)	Second priority lien			6,151
Staples, Inc. 500 Staples Drive Framingham, MA 01702	Distributors	First Lien Term Loan (6.69% (LIBOR + 5.00%), due 4/16/2026)	First priority lien			8,897

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Strategic Materials 17220 Katy Freeway, Suite 150 Houston, TX 77094	Household Durables	Second Lien Term Loan (9.68% (LIBOR + 7.75% with 1.00% LIBOR floor), due 11/1/2025)	Second priority lien			5,590
Stryker Energy, LLC 6690 Beta Drive, Suite 214 Mayfield Village, OH 44143	Energy Equipment & Services	Overriding Royalty Interests			—
Sudbury Mill CLO Ltd. 75 Fort Street, P.O. Box 1350 George Town, Grand Cayman KY1-1108 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 0.00%, due 1/17/2026)(1)			4,194
Symphony CLO XIV Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 0.00%, due 7/14/2026)(1)			18,512
Symphony CLO XV, Ltd. PO Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 9.66%, due 1/17/2032)(1)			23,550
TGP HOLDINGS III LLC 1215 E. Wilmington Ave., Suite 200 Salt Lake City, UT 84106	Household Durables	Second Lien Term Loan (10.30% (LIBOR + 8.50% with 1.00% LIBOR floor), due 9/25/2025)	Second priority lien			2,968
TouchTunes Interactive Networks, Inc. 850 Third Avenue, Suite 15C New York, NY 10022	Entertainment	Second Lien Term Loan (9.95% (LIBOR + 8.25% with 1.00% LIBOR floor), due 5/29/2022)	Second priority lien			12,194
Town & Country Holdings, Inc. 295 Fifth Avenue, Suite 412 New York, NY 10016	Distributors	First Lien Term Loan (10.45% (LIBOR + 8.50% with 1.50% LIBOR floor), due 1/26/2023)	First priority lien			162,268
Transplace Holdings, Inc. 3010 Gaylord Parkway, Suite 200 Frisco, TX 75034	Transportation Infrastructure	Second Lien Term Loan (10.55% (LIBOR + 8.75% with 1.00% LIBOR floor), due 10/6/2025)	Second priority lien			28,104
Universal Fiber Systems, LLC 14401 Industrial Park Road Bristol, VA 24202	Textiles, Apparel & Luxury Goods	Second Lien Term Loan (11.43% (LIBOR + 9.50% with 1.00% LIBOR floor), due 10/02/2022)	Second priority lien			36,710
Upstream Newco, Inc. 1200 Corporate Drive, Suite 400 Birmingham, AL 35242	Health Care Providers & Services	First Lien Term Loan (6.30% (LIBOR + 4.50%), due 11/20/2026)	First priority lien			8,209
		Second Lien Term Loan (10.30% (LIBOR + 8.50%), due 11/20/2027)	Second priority lien			21,797
USG Intermediate, LLC 6500 River Place Blvd., Building III, Suite 400 Austin, TX 78730	Leisure Products	Revolving Line of Credit – $1,300 Commitment (11.05% (LIBOR + 9.25% with 1.00% LIBOR floor), due 8/24/2020)	First priority lien			1,300
		Senior Secured Term Loan A (8.55% (LIBOR + 6.75% with 1.00% LIBOR floor), due 8/24/2022)	First priority lien			3,159
		Senior Secured Term Loan B (13.55% (LIBOR + 11.75% with 1.00% LIBOR floor), due 8/24/2022)	First priority lien			18,283
		Equity		—%	—
Venio LLC 640 Freedom Business Center Drive, Suite 600 King of Prussia, PA 19406	Professional Services	Second Lien Term Loan (4.00% plus 10.00% PIK (LIBOR + 7.50% with 2.50% LIBOR floor), due 2/19/2020)	Second priority lien			25,416
Versant Health Holdco, Inc. (f/k/a Wink Holdco, Inc.) 939 Elkridge Landing Road, Suite 200 Linthicum, MD 21090	Insurance	Second Lien Term Loan (8.55% (LIBOR + 6.75% with 1.00% LIBOR floor), due 12/1/2025)	Second priority lien			2,989

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Voya CLO 2012-4, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.56%, due 10/16/2028)(1)			25,983
Voya CLO 2014-1, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 10.80%, due 4/18/2031)(1)			21,733
Voya CLO 2016-3, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 10.03%, due 10/20/2031)(1)			20,019
Voya CLO 2017-3, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 10.45%, due 7/20/2030)(1)			40,255
VT Topco, Inc. 290 West Mount Pleasant Avenue, Suite 3200 Livingston, NJ 07039	Commercial Services & Supplies	Second Lien Term Loan (8.94% (LIBOR + 7.00%), due 8/17/2026)	Second priority lien			6,971
_______________________________________________________________________________
(1)Certain investments that the Company has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The Company monitors the status of these assets on an ongoing basis. As of December 31, 2019, our non-qualifying assets as a percentage of total assets stood at 26.4%.
(2)As of December 31, 2019, our percent interest in the residual profit interest for National Property REIT Corp. was equal to 8.3% of Senior Secured Term Loan A residual profit and 100.0% of Senior Secured Term Loan C residual profit, calculated in arrears.

SALES OF COMMON STOCK BELOW NET ASSET VALUE
We may submit to our stockholders, for their approval, a proposal seeking authorization to make sales of our common stock at prices below our most recently determined NAV per share. Pursuant to the approval of our Board of Directors, we have made such sales in the past, and we may continue to do so under this prospectus if we seek and receive stockholder approval.
In making a determination that an offering below NAV per share is in our and our stockholders’ best interests, our Board of Directors considers a variety of factors including matters such as:
•The effect that an offering below NAV per share would have on our stockholders, including the potential dilution they would experience as a result of the offering;
•The amount per share by which the offering price per share and the net proceeds per share are less than the most recently determined NAV per share;
•The relationship of recent market prices of par common stock to NAV per share and the potential impact of the offering on the market price per share of our common stock;
•Whether the estimated offering price would closely approximate the market value of our shares;
•The potential market impact of being able to raise capital;
•The nature of any new investors anticipated to acquire shares of common stock in the offering;
•The anticipated rate of return on and quality, type and availability of investments; and
•The leverage available to us.
Our Board of Directors also considers the fact that sales of common stock at a discount will benefit our Investment Adviser as the Investment Adviser will earn additional investment management fees on the proceeds of such offerings, as it would from the offering of any other securities of the Company or from the offering of common stock at premium to NAV per share.
If we seek and receive stockholder approval, we will not sell shares of common stock under a prospectus supplement to a registration statement (the “current registration statement”) if the cumulative dilution to our NAV per share from offerings under the current registration statement exceeds 15%. This limit would be measured separately for each offering pursuant to the current registration statement by calculating the percentage dilution or accretion to aggregate NAV from that offering and then summing the percentage from each offering. For example, if our most recently determined NAV per share at the time of the first offering is $8.66 and we have 368.0 million shares of common stock outstanding, sale of 70.0 million shares of common stock at net proceeds to us of $4.33 per share (an approximately 50% discount) would produce dilution of 8.00%. If we subsequently determined that our NAV per share decreased to $8.03 on the then 438.0 million shares of common stock outstanding and then made an additional offering, we could, for example, sell approximately an additional 68.5 million shares of common stock at net proceeds to us of $4.05 per share, which would produce dilution of 6.77%, before we would reach the aggregate 15% limit. If we file a new post-effective amendment, the threshold would reset.
Sales by us of our common stock at a discount from NAV per share pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering.
The following three headings and accompanying tables will explain and provide hypothetical examples on the impact of an offering at a price less than NAV per share on three different set of investors:
•existing stockholders who do not purchase any shares of common stock in the offering;
•existing stockholders who purchase a relatively small amount of shares of common stock in the offering or a relatively large amount of shares of common stock in the offering; and
•new investors who become stockholders by purchasing shares of common stock in the offering.
NAV per share used in the tables below is based on Prospect’s most recently determined NAV per share as of December 31, 2019, as adjusted to give effect to issuances and redemption of Prospect common stock since December 31, 2019. The NAV per share used for purposes of providing information in the table below is thus an estimate and does not necessarily reflect actual NAV per share at the time sales are made. Actual NAV per share may be higher or lower based on potential changes in valuations of Prospect’s portfolio securities, accruals of income, expenses and distributions declared and thus may be higher or lower at the assumed sales prices than shown below.
The tables below provide hypothetical examples of the impact that an offering at a price less than NAV per share may have on the NAV per share of shareholders and investors who do and do not participate in such an offering. However, the tables below do not show and are not intended to show any potential changes in market price that may occur from an offering at a price less than NAV per share and it is not possible to predict any potential market price change that may occur from such an offering.

As previously noted, our stockholders approved our ability to issue warrants, options or rights to acquire our common stock at our 2008 annual meeting of stockholders for an unlimited time period and in accordance with the 1940 Act which provides that the conversion or exercise price of such warrants, options or rights may be less than net asset value per share at the date such securities are issued or at the date such securities are converted into or exercised for shares of our common stock. While our Board of Directors would likely consider factors similar to those described above in connection with the issuance of any such warrants, options or rights, the 15% dilution limit described above will not apply to any such warrants, options or rights. To the extent shares of common stock are issued at a discount to NAV per share upon the conversion or exercise of any such warrants, options or rights, the below hypothetical examples would also apply.
Impact On Existing Stockholders Who Do Not Participate in the Offering
Our existing stockholders who do not participate in an offering below NAV per share or who do not buy additional shares of common stock in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares of common stock they hold and their NAV per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases.
The following chart illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from NAV per share. It is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below. There is no maximum level of discount from NAV at which we may sell shares pursuant to the stockholder authority.
The examples assume that we have 368.0 common shares outstanding, $5,437,000,000 in total assets and $2,250,000,000 in total liabilities. The current NAV and NAV per share are thus $3,187,000,000 and $8.66. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 18,400,000 shares (5% of the outstanding shares) at $8.23 per share after offering expenses and commission (a 5% discount from NAV); (2) an offering of 36,800,000 shares (10% of the outstanding shares) at $7.79 per share after offering expenses and commissions (a 10% discount from NAV); (3) an offering of 92,000,000 shares (25% of the outstanding shares) at $6.50 per share after offering expenses and commissions (a 25% discount from NAV); and (4) an offering of 92,000,000 shares (25% of the outstanding shares) at $0.00 per share after offering expenses and commissions (a 100% discount from NAV).

	Prior to Sale	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount		Example 4 25% Offering at 100% Discount
	Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$8.59		$8.13		$6.77		—
Net Proceeds per Share to Issuer		$8.23		$7.79		$6.50		—
Decrease to NAV
Total Shares Outstanding	368,000,000	386,400,000	5.00%	404,800,000	10.00%	460,000,000	25.00%	460,000	25.00%
NAV per Share	$8.66	$8.64	(0.24)%	$8.58	(0.91)%	$8.23	(5.00)%	6.93	(20.00)%
Dilution to Stockholder
Shares Held by Stockholder A	368,000	368,000	—	368,000	—	368,000	—	368,000	—
Percentage Held by Stockholder A	0.10%	0.10%	(4.76)%	0.09%	(9.09)%	0.08%	(20.00)%	0.08%	(20.00)%
Total Asset Values
Total NAV Held by Stockholder A	$3,187,000	$3,179,412	(0.24)%	$3,158,027	(0.91)%	$3,027,650	(5.00)%	$2,549,600	(20.00)%
Total Investment by Stockholder A (Assumed to be $8.66 per Share on Shares Held Prior to Sale)		$3,187,000		$3,187,000		$3,187,000		$3,187,000
Total Dilution to Stockholder A (Total NAV Less Total Investment)		$(7,588)		$(28,972)		$(159,350)		$(637,400)
Per Share Amounts
NAV per Share Held by Stockholder A		$8.64		$8.58		$8.23		$6.93
Investment per Share Held by Stockholder A (Assumed to be $8.66 per Share on Shares Held Prior to Sale)	$8.66	$8.66		$8.66		$8.66		$8.66
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)		$(0.02)		$(0.08)		$(0.43)		$(1.73)
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			(0.24)%		(0.91)%		(5.00)%		(20.00)%
Impact On Existing Stockholders Who Do Participate in the Offering
Our existing stockholders who participate in an offering below NAV per share or who buy additional shares of common stock in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares of common stock immediately prior to the offering. The level of NAV dilution will decrease as the number of shares of common stock such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience NAV dilution on their existing shares but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in average NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares of common stock such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings. These shareholders may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.
The following chart illustrates the level of dilution and accretion in the offering for a stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 46,000 shares, which is 0.05% of the offering rather than its 0.10% proportionate share) and (2) 150% of such percentage (i.e., 138,000 shares, which is 0.15% of the offering rather than its 0.10% proportionate share). NAV has not been finally determined for any day after December 31, 2019. The table below is shown based upon the adjusted NAV of $8.66 as described above. The following example assumes a sale of 92,000,000 shares at a sales price to the public of $6.77 with a 4% underwriting discount and commissions and $350,000 of expenses ($6.50 per share net).

		50 % Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$6.77		$6.77
Net Proceeds per Share to Issuer		$6.50		$6.50
Decrease to NAV
Total Shares Outstanding	368,000,000	460,000,000	25.00%	460,000,000	25.00%
NAV per Share	$8.66	$8.23	(5.00)%	$8.23	(5.00)%
Dilution to Nonparticipating Stockholder
Shares Held by Stockholder A	368,000	414,000	12.50%	506,000	37.50%
Percentage Held by Stockholder A	0.10%	0.09%	(10.00)%	0.11%	10.00%
Total NAV Held by Stockholder A	$8.66	$3,406,106	6.88%	$4,163,019	30.63%
Total Investment by Stockholder A (Assumed to be $8.66 per Share) on Shares Held Prior to Sale		$3,498,413		$4,121,238
Total Dilution to Stockholder A (Total NAV Less Total Investment)		$(92,307)		$41,781
NAV per Share Held by Stockholder A after offering		$8.23		$8.23
Investment per Share Held by Stockholder A (Assumed to be $8.66 per Share on Shares Held Prior to Sale)		$8.45		$8.14
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)		$(0.22)		$0.09
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			(2.64)%		1.01%
Impact On New Investors
Investors who are not currently stockholders and who participate in an offering below NAV but whose investment per share is greater than the resulting NAV per share due to selling compensation and expenses paid by the issuer will experience an immediate decrease, albeit small, in the NAV of their shares of common stock and their NAV per share compared to the price they pay for their shares of common stock. Investors who are not currently stockholders and who participate in an offering below NAV per share and whose investment per share is also less than the resulting NAV per share due to selling compensation and expenses paid by the issuer being significantly less than the discount per share will experience an immediate increase in the NAV of their shares of common stock and their NAV per share compared to the price they pay for their shares of common stock. These investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.
The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical 5%, 10% and 25% discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (0.10%) of the shares of common stock in the offering as Stockholder A in the prior examples held immediately prior to the offering. It is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below. There is no maximum level of discount from NAV at which we may sell shares pursuant to the stockholder authority.

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$8.59		$8.13		$6.77
Net Proceeds per Share to Issuer		$8.23		$7.79		$6.50
Decrease to NAV
Total Shares Outstanding	368,000,000	386,400,000	5.00%	404,800,000	10.00%	460,000,000	25.00%
NAV per Share	$8.66	$8.64	(0.24)%	$8.58	(0.91)%	$8.23	(5.00)%
Dilution to Participating Stockholder
Shares Held by Stockholder A	—	18,400		36,800		92,000
Percentage Held by Stockholder A	—%	—%		0.01%		0.02%
Total NAV Held by Stockholder A	$—	$158,971		$315,803		$756,913
Total investment by Stockholder A		$158,055		$299,146		$622,826
Total Dilution to Stockholder A (Total NAV Less Total Investment)		$916		$16,657		$134,087
NAV per Share Held by Stockholder A		$8.59		$8.13		$6.77
Investment per Share Held by Stockholder A		$8.64		$8.58		$8.23
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)		$(0.05)		$(0.45)		$(1.46)
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			0.58%		5.57%		21.53%

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN
We have adopted a dividend reinvestment and direct stock purchase plan that provides for reinvestment of our dividends or other distributions on behalf of our stockholders, unless a stockholder elects to receive cash as provided below, and the ability to purchase additional shares by making optional cash investments. As a result, when our Board of Directors authorizes, and we declare, a cash dividend or other distribution, then our stockholders who have not “opted out” of our dividend reinvestment and direct stock purchase plan will have their cash dividends or other distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends or other distributions. If you are not a current stockholder and want to enroll or have “opted out” and wish to rejoin, you may purchase shares directly through the plan or opt in by enrolling online or submitting to the plan administrator a completed enrollment form and, if you are not a current stockholder, making an initial investment of at least $250.
No action is required on the part of a registered stockholder to have their cash dividend or other distribution reinvested in shares of our common stock. A registered stockholder may elect to receive an entire dividend or other distribution in cash by notifying the plan administrator and our transfer agent and registrar, in writing so that such notice is received by the plan administrator no later than the record date for dividends to stockholders. The plan administrator will set up a dividend reinvestment account for shares acquired pursuant to the plan for each stockholder who has not so elected to receive dividends and distributions in cash or who has enrolled in the plan as described herein (each, a “Participant”). The plan administrator will hold each Participant’s shares, together with the shares of other Participants, in non-certificated form in the plan administrator’s name or that of its nominee. Upon request by a Participant to terminate their participation in the plan, received in writing, via the internet or the plan administrator’s toll free number no later than 3 business days prior to a dividend or other distribution payment date, such dividend or other distribution will be paid out in cash and not be reinvested. If such request is received fewer than 3 business days prior to a dividend or other distribution payment date, such dividend or other distribution will be reinvested but all subsequent dividends and distributions will be paid to the stockholder in cash on all balances. Upon such termination of the Participant’s participation in the plan, all whole shares owned by the Participant will be issued to the Participant in certificated form and a check will be issued to the Participant for the proceeds of fractional shares less a transaction fee of $15.00 to be deducted from such proceeds. Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends or other distributions in cash by notifying their broker or other financial intermediary of their election.
We primarily use newly-issued shares to implement reinvestment of dividends and distributions under the plan, whether our shares are trading at a premium or at a discount to net asset value. However, we reserve the right to purchase shares in the open market in connection with the implementation of reinvestment of dividends or other distributions under the plan. The number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the dividend or other distribution payable to such stockholder by the market price per share of our common stock at the close of regular trading on the NASDAQ Global Select Market on the last business day before the payment date for such dividend or other distribution. Market price per share on that date will be the closing price for such shares on the NASDAQ Global Select Market or, if no sale is reported for such day, at the average of their reported bid and asked prices. The number of shares of our common stock to be outstanding after giving effect to payment of the dividend or other distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated. Stockholders who do not elect to receive dividends and distributions in shares of common stock may experience accretion to the net asset value of their shares if our shares are trading at a premium at the time we issue new shares under the plan and dilution if our shares are trading at a discount. The level of accretion or discount would depend on various factors, including the proportion of our stockholders who participate in the plan, the level of premium or discount at which our shares are trading and the amount of the dividend or other distribution payable to a stockholder.
There are no brokerage charges or other charges to stockholders who participate in reinvestment of dividends or other distributions under the plan. The plan administrator’s fees under the plan are paid by us. If a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15 transaction fee plus a $0.10 per share brokerage commissions from the proceeds.
Stockholders who receive dividends or other distributions in the form of stock are subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their dividends or other distributions in cash. A stockholder’s basis for determining gain or loss upon the sale of stock received in a dividend or other distribution from us will be equal to the total dollar amount of the dividend or other distribution payable to the stockholder. Any stock received in a dividend or other distribution will have a new holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. Stockholder’s account (as defined below).

Participants in the plan have the option of making additional cash payments to the plan administrator for investment in the shares at the then current market price. Such payments may be made in any amount from $25 to $10,000 per transaction. Participants in the plan may also elect to have funds electronically withdrawn from their checking or savings account each month. Direct debit of cash will be performed on the 10th of each month. Participants may elect this option by submitting a written authorization form or by enrolling online at the plan administrator’s website. The plan administrator will use all funds received from participants since the prior investment of funds to purchase shares of our common stock in the open market. We will not use newly-issued shares of our common stock to implement such purchases. Purchase orders will be submitted daily. The Plan Administrator may, at its discretion, submit purchase orders less frequently but no later than 30 days after receipt. The plan administrator will charge each stockholder who makes such additional cash payments $2.50, plus a $0.10 per share brokerage commission. Cash dividends and distributions payable on all shares credited to your plan account will be automatically reinvested in additional shares pursuant to the terms of the plan. Brokerage charges for such purchases are expected to be less than the usual brokerage charge for such transactions. Instructions sent by a participant to the plan administrator in connection with such participant’s cash payment may not be rescinded.
Participants may terminate their accounts under the plan by notifying the plan administrator via its website at www.amstock.com or by filling out the transaction request form located at the bottom of their statement and sending it to the plan administrator at American Stock Transfer & Trust Company, P.O. Box 922, Wall Street Station, New York, NY 10269-0560 or by calling the plan administrator’s Interactive Voice Response System at (888) 888-0313. Upon termination, the stockholder will receive certificates for the full shares credited to your plan account. If you elect to receive cash, the plan administrator sells such shares and delivers a check for the proceeds, less the $0.10 per share commission and the plan administrator’s transaction fee of $15. In every case of termination, fractional shares credited to a terminating plan account are paid in cash at the then-current market price, less any commission and transaction fee.
The plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any payable date for the payment of any dividend by us or other distribution pursuant to any additional cash payment made. All correspondence concerning the plan should be directed to the plan administrator by mail at American Stock Transfer and Trust Company LLC, 6201 15th Avenue, Brooklyn, New York 11219, or by telephone at 888-888-0313.
Stockholders who purchased their shares through or hold their shares in the name of a broker or financial institution should consult with a representative of their broker or financial institution with respect to their participation in our dividend reinvestment plan and direct stock purchase plan. Such holders of our stock may not be identified as our registered stockholders with the plan administrator and may not automatically have their cash dividend or other distribution reinvested in shares of our common stock by the plan administrator.

1. How do I purchase shares if I am not an existing registered holder?
To make an investment online, log on to www.amstock.com, click on “Shareholders” followed by “Invest Online,” then select “All Plans” from the left toolbar. Select “Prospect Capital Corporation” Common Stock,” followed by “Invest Now.” Follow the “Steps to Invest,” which will guide you through the six-step investment process. Follow the prompts to provide your banking account number and ABA routing number to allow for the direct debit of funds from your savings or checking account. You will receive a receipt of your transaction upon completion of the investment process, as well as a subsequent e-mail confirming the number of shares purchased and their price (generally within two business days). To invest by mail, complete an Enrollment Application, which can be obtained by calling the Plan Administrator at 1-888-888-0313, and enclose a check made payable to American Stock Transfer & Trust Company, LLC for the value of your investment. The Enrollment Application may also be downloaded from the Plan Administrator’s website (www.amstock.com). The minimum initial investment is $250.00. The maximum investment is $10,000.00 per transaction. Once you are a stockholder, the minimum purchase amount is reduced to $25.00. For purchases made with voluntary contributions, there is a transaction fee of $2.50 per purchase and a per-share commission of $0.10, each to be paid by the participants in the Plan. Your cash payment, less applicable service charges, fees and commissions, will be used to purchase shares on the open market for your account. Both full and fractional shares, up to three decimal places, will be credited to your Plan account. The Plan Administrator will commingle net funds (if applicable) with cash payments from all participants to purchase shares in the open market. Purchase orders will be submitted daily. The Plan Administrator may, at its discretion, submit purchase orders less frequently but no later than 30 days after receipt. No interest will be paid by the Plan Administrator pending investment. Instructions sent to the Plan Administrator may not be rescinded. You may also authorize the Plan Administrator, on the enrollment application or the Plan Administrator’s website, to make monthly purchases of a specified dollar amount, by automatic withdrawal from your bank account. Funds will be withdrawn from your bank account, via electronic funds transfer (EFT), on the 10th day of each month (or the next following day if the 10th is not a business day). To terminate monthly purchases by automatic withdrawal, please send the Plan Administrator written, signed instructions, which must be received by the Plan Administrator not less than 3 business days prior to an automatic withdrawal for such termination to take effect prior to such withdrawal. It is your responsibility to notify the Plan Administrator if your direct debit information changes. If a check or ACH withdrawal is returned to the Plan Administrator as “unpaid,” the Plan Administrator will sell shares if already purchased and liquidate additional shares, if necessary, to reimburse itself for any loss incurred, as well as a returned check fee of $25.00. This is in addition to any other rights the Plan Administrator may have.
Stockholders who purchased their shares through or hold their shares in the name of a broker or financial institution should consult with a representative of their broker or financial institution with respect to their participation in the Plan. Such holders of common stock may not be identified as registered stockholders of Prospect Capital Corporation with the Plan Administrator.
2. How do I purchase additional shares if I am already a registered stockholder?
Additional shares may be purchased at any time. All of the terms outlined in Section #1 above apply, except the minimum investment is only $25.00. To make an investment online, log on to www.amstock.com and select “Shareholders” followed by “Account Access and General Information,” and finally “Account Access.” You will be prompted to enter your Unique Account ID. If you do not have a Unique Account ID, register directly online and your Unique Account ID will be provided. Follow the prompts when registering for your Unique Account ID. From the left toolbar, select “Purchase Additional Shares” and complete the steps. Optional cash payments may also be mailed to the Plan Administrator using the tear-off portion of your account statement (sent in conjunction with each scheduled dividend) or purchase transaction advice, or via detailed written instructions. You may also authorize the Plan Administrator, on an enrollment application or the Plan Administrator’s website, to make monthly purchases of a specified dollar amount by automatic withdrawal from your bank account. Funds will be withdrawn from your bank account, via electronic funds transfer (EFT), on the 10th day of each month (or the next following day if the 10th is not a business day). To terminate monthly purchases by automatic withdrawal, you must send the Plan Administrator written, signed instructions. It is your responsibility to notify the Plan Administrator if your direct debit information changes. All shares will be purchased in the open market at the current market price.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of the material U.S. federal income tax considerations generally applicable to us and to an investment in our shares. This summary does not purport to be a complete description of the income tax considerations applicable to us or our investors on such an investment. For example, we have not described tax consequences that we assume to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, financial institutions, U.S. Stockholders (as defined below) whose functional currency is not the U.S. dollar, persons who mark-to-market our shares and persons who hold our shares as part of a “straddle,” “hedge” or “conversion” transaction. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. This summary assumes that investors hold our common stock as capital assets (within the meaning of the Code). This discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations thereof, each as of the date of this prospectus and all of which are subject to differing interpretation or change, possibly retroactively, which could affect the continuing validity of this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to the any of the tax aspects set forth below.
This summary does not discuss the consequences of an investment in shares of our preferred stock, debt securities, subscription rights to purchase our securities, warrants representing rights to purchase our securities or separately tradeable units combining two or more of our securities. The tax consequences of such an investment will be discussed in a relevant prospectus supplement.
A “U.S. Stockholder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
•A citizen or individual resident of the United States;
•A corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•A trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.
A “Non-U.S. Stockholder” is a beneficial owner of shares of our common stock that is not a partnership and is not a U.S. Stockholder.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partner of a partnership holding shares of our common stock should consult its tax advisor with respect to the purchase, ownership and disposition of shares of our common stock.
Tax matters are very complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.
Election To Be Taxed As A RIC
As a business development company, we have elected and intend to continue to qualify to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally are not subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to obtain RIC tax treatment, we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).
Taxation As A RIC
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
•qualify to be treated as a business development company or be registered as a management investment company under the 1940 Act at all times during each taxable year;

•derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or other securities or currencies or other income derived with respect to our business of investing in such stock, securities or currencies and net income derived from an interest in a “qualified publicly traded partnership” (as defined in the Code) (the 90% Income Test); and
•diversify our holdings so that at the end of each quarter of the taxable year:
◦at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets and do not represent more than 10% of the outstanding voting securities of the issuer (which for these purposes includes the equity securities of a “qualified publicly traded partnership”); and
◦no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, (i) of one issuer, (ii) of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) of one or more “qualified publicly traded partnerships.”
To the extent that we invest in entities treated as partnerships for U.S. federal income tax purposes (other than a “qualified publicly traded partnership”), we generally must include the items of gross income derived by the partnerships for purposes of the 90% Income Test, and the income that is derived from a partnership (other than a “qualified publicly traded partnership”) will be treated as qualifying income for purposes of the 90% Income Test only to the extent that such income is attributable to items of income of the partnership which would be qualifying income if realized by us directly. In addition, we generally must take into account our proportionate share of the assets held by partnerships (other than a “qualified publicly traded partnership”) in which we are a partner for purposes of the asset diversification tests. If the partnership is a “qualified publicly traded partnership,” the net income derived from such partnership will be qualifying income for purposes of the 90% Income Test, and interests in the partnership will be “securities” for purposes of the diversification tests. We intend to monitor our investments in equity securities of entities that are treated as partnerships for U.S. federal income tax purposes to prevent our disqualification as a RIC.
In order to meet the 90% Income Test, we may establish one or more special purpose corporations to hold assets from which we do not anticipate earning dividend, interest or other qualifying income under the 90% Income Test. Any such special purpose corporation would generally be subject to U.S. federal income tax, and could result in a reduced after-tax yield on the portion of our assets held by such corporation.
Provided that we qualify as a RIC and satisfy the Annual Distribution Requirement, we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (which we define as net long-term capital gains in excess of net short-term capital losses) we timely distribute to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any investment company taxable income and net capital gain not distributed (or deemed distributed) to our stockholders.
    We will be subject to a 4% non-deductible U.S. federal excise tax on certain undistributed income of RICs unless we distribute in a timely manner an amount at least equal to the sum of (i) 98% of our ordinary income recognized during the calendar year, (ii) 98.2% of our capital gain net income, as defined by the Code, recognized for the one year period ending October 31 in that calendar year and (iii) any income recognized, but not distributed, in preceding years.
We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount, we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount.
We may hold a more than 10% interest in certain foreign corporations that are treated as controlled foreign corporations (“CFC”) for U.S. federal income tax purposes. In that event, we would be treated as receiving an income inclusion (treated as ordinary income) each year from such foreign corporations in an amount equal to our pro rata share of the corporation’s income for that tax year (including both ordinary earnings and capital gains), regardless of whether or not the CFC makes an actual distribution during such year. If we acquire shares in “passive foreign investment companies” (“PFICs”), we may be subject to federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend to our stockholders. Certain elections may be available to mitigate or eliminate such tax on excess distributions, but such elections (if available) would generally require us to recognize income or gain in advance of the receipt of cash.

Gain or loss realized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long we held a particular warrant. As a RIC, we are not allowed to carry forward or carry back a net operating loss for purposes of computing our investment company taxable income in other taxable years.
Recently issued guidance from the IRS generally permits publicly offered RICs to pay cash/stock dividends consisting of up to 80% stock if certain requirements are met. Any dividends paid in stock in accordance with such guidance will be taxable to the shareholder as if the dividend had been paid in cash and we will receive a dividend paid deduction for such distribution.
Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the diversification tests. If we dispose of assets in order to meet the Annual Distribution Requirement or to avoid the excise tax, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
If we fail to satisfy the Annual Distribution Requirement or otherwise fail to qualify as a RIC in any taxable year, we would be subject to tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would we be required to make distributions. Distributions would generally be taxable to our individual and other non-corporate taxable stockholders as ordinary dividend income eligible for the reduced maximum rate applicable to “qualified dividend income” to the extent of our current and accumulated earnings and profits, provided certain holding period and other requirements are met. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. To qualify again to be taxed as a RIC in a subsequent year, we would be required to distribute to our stockholders our accumulated earnings and profits attributable to non-RIC years. In addition, if we failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, we would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if we had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years.
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gain and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause us to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions, and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test. We will monitor our transactions and may make certain tax elections in order to mitigate the effect of these provisions.
We may invest in preferred securities or other securities the U.S. federal income tax treatment of which may be unclear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the expected tax treatment, it could affect the timing or character of income recognized, requiring us to purchase or sell securities, or otherwise change our portfolio, in order to comply with the tax rules applicable to RICs under the Code.
Taxation Of U.S. Stockholders
Distributions by us generally are taxable to U.S. Stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Stockholders to the extent of our current and accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. Provided that certain holding period and other requirements are met, such distributions (if properly reported by us) may qualify (i) for the dividends received deduction available to corporations, but only to the extent that our income consists of dividend income from U.S. corporations and (ii) in the case of individual shareholders, as qualified dividend income eligible to be taxed at long-term capital gain rates to the extent that we receive qualified dividend income (generally, dividend income from taxable domestic corporations and certain qualified foreign corporations). There can be no assurance as to what portion, if any, of our distributions will qualify for favorable treatment as qualified dividend income.
Distributions of our net capital gain (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. Stockholder as long-term capital gains, regardless of the U.S. Stockholder’s holding period for its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. Stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Stockholder.
Under proposed regulations on which taxpayers are entitled to rely, properly reported dividends paid by us that are attributable to our “qualified REIT dividends” (generally, ordinary income dividends paid by a REIT, not including capital gain dividends or dividends treated as qualified dividend income) may be eligible for the 20% deduction described in Section 199A of the Code in the case of non-corporate U.S. shareholders, provided that certain holding period and other requirements are met by the shareholder and us. There can be no assurance as to what portion, if any, of our distributions will qualify for such deduction. Subject to any future regulatory guidance to the contrary, any distribution attributable to income from our investments in publicly traded partnerships, if any, will not qualify for the 20% deduction that could be available to a noncorporate shareholder were the shareholder to own such partnership interests directly.
Although we currently intend to distribute any long-term capital gains at least annually, we may in the future decide to retain some or all of our long-term capital gains, and designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. Stockholder will be required to include its proportionate share of the deemed distribution in income as if it had been actually distributed to the U.S. Stockholder, and the U.S. Stockholder will be entitled to claim a credit equal to its allocable share of the tax paid thereon by us. The amount of the deemed distribution net of such tax will be added to the U.S. Stockholder’s tax basis for its common stock. The amount of tax that individual stockholders are treated as having paid and for which they will receive a credit may exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. Stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds such U.S. Stockholder’s liability for U.S. federal income tax. A U.S. Stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. Stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in any such month and actually paid during January of the following year, will be treated as if it had been received by our U.S. Stockholders on December 31 of the year in which the dividend was declared.
If a U.S. Stockholder purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of its investment.
A U.S. Stockholder generally will recognize taxable gain or loss if such U.S. Stockholder sells or otherwise disposes of its shares of our common stock. Any gain or loss arising from such sale or taxable disposition generally will be treated as long-term capital gain or loss if the U.S. Stockholder has held its shares for more than one year. Otherwise, it would be classified as short-term capital gain or loss. However, any capital loss arising from the sale or taxable disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a taxable disposition of shares of our common stock may be disallowed if other substantially identical shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. Capital losses are deductible only to the extent of capital gains (subject to an exception for individuals under which a limited amount of capital losses may be offset against ordinary income).
In general, individual U.S. Stockholders currently are subject to a preferential rate on their net capital gain, or the excess of realized net long-term capital gain over realized net short-term capital loss for a taxable year, including long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Stockholders currently are subject to U.S. federal income tax on net capital gain at ordinary income rates.
Certain U.S. Stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from us and capital gains from the sale or other disposition of our stock.

We make available to each of our U.S. Stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. Stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the amount and the U.S. federal tax status of each year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Stockholder’s particular situation.
Payments of dividends, including deemed payments of constructive dividends, or the proceeds of the sale or other taxable disposition of our common stock generally are subject to information reporting unless the U.S. Stockholder is an exempt recipient. Such payments may also be subject to U.S. federal backup withholding at the applicable rate if the recipient of such payment fails to supply a taxpayer identification number and otherwise comply with the rules for establishing an exemption from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that certain information is provided timely to the IRS.
Taxation Of Non-U.S. Stockholders
Whether an investment in our common stock is appropriate for a Non-U.S. Stockholder will depend upon that person’s particular circumstances. An investment in our common stock by a Non-U.S. Stockholder may have adverse tax consequences. Non-U.S. Stockholders should consult their tax advisers before investing in our common stock.
Distributions of our investment company taxable income to Non-U.S. Stockholders that are not “effectively connected” with a U.S. trade or business conducted by the Non-U.S. Stockholder will generally be subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate) to the extent of our current and accumulated earnings and profits.
Properly reported distributions to Non-U.S. Stockholders are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of our “qualified net interest income” (generally, our U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our long-term capital loss for such taxable year). Depending on our circumstances, we may report all, some or none of our potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a Non-U.S. Stockholder needs to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute form). In the case of shares held through an intermediary, the intermediary may withhold even if we report the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. Stockholders should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of our distributions will qualify for favorable treatment as qualified net interest income or qualified short-term capital gains.
Actual or deemed distributions of our net capital gain to a Non-U.S. Stockholder, and gains recognized by a Non-U.S. Stockholder upon the sale of our common stock, that are not effectively connected with a U.S. trade or business conducted by the Non-U.S. Stockholder will generally not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless the Non-U.S. Stockholder is a nonresident alien individual and is physically present in the U.S. for 183 or more days during the taxable year and meets certain other requirements.
Distributions of our investment company taxable income and net capital gain (including deemed distributions) to Non-U.S. Stockholders, and gains recognized by Non-U.S. Stockholders upon the sale of our common stock, that are effectively connected with a U.S. trade or business conducted by the Non-U.S. Stockholder will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations. In addition, if such Non-U.S. Stockholder is a foreign corporation, it may also be subject to a 30% (or lower applicable treaty rate) branch profits tax on its effectively connected earnings and profits for the taxable year, subject to adjustments, if its investment in our common stock is effectively connected with its conduct of a U.S. trade or business.
If we distribute our net capital gain in the form of deemed rather than actual distributions (which we may do in the future), a Non-U.S. Stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.
In addition, withholding at a rate of 30% is required on dividends in respect of shares of our stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the

Secretary of the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of gross proceeds from the sale of, our shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the IRS. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our shares.
A Non-U.S. Stockholder generally will be required to comply with certain certification procedures to establish that such holder is not a U.S. person in order to avoid backup withholding with respect to payments of dividends, including deemed payments of constructive dividends, or the proceeds of a disposition of our common stock. In addition, we are required to annually report to the IRS and each Non-U.S. Stockholder the amount of any dividends or constructive dividends treated as paid to such Non-U.S. Stockholder, regardless of whether any tax was actually withheld. Copies of the information returns reporting such dividend or constructive dividend payments and the amount withheld may also be made available to the tax authorities in the country in which a Non-U.S. Stockholder resides under the provisions of an applicable income tax treaty. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a Non-U.S. Stockholder’s U.S. federal income tax liability, if any, provided that certain required information is provided timely to the IRS.
Non-U.S. persons should consult their tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in our common stock.
The discussion set forth herein does not constitute tax advice, and potential investors should consult their own tax advisors concerning the tax considerations relevant to their particular situation.

DESCRIPTION OF OUR CAPITAL STOCK
The following description is based on relevant portions of the Maryland General Corporation Law and on our charter and bylaws. This summary is not necessarily complete, and we refer you to the Maryland General Corporation Law and our charter and bylaws for a more detailed description of the provisions summarized below.
Capital Stock
Our authorized capital stock consists of 1,000,000,000 shares of stock, par value $0.001 per share, all of which is initially classified as common stock. Our common stock is traded on the NASDAQ Global Select Market under the symbol “PSEC.” There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.
Under our charter, our Board of Directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock, and to authorize the issuance of such shares, without obtaining stockholder approval. Our Board of Directors will only take such actions in accordance with Section 18 as modified by Section 61 of the 1940 Act. The 1940 Act limits business development companies to only one class or series of common stock and only one class of preferred stock. As permitted by the Maryland General Corporation Law, our charter provides that the Board of Directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
The below table sets forth each class of our outstanding securities as of February 12, 2020:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by the Company or for its Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3)
Common Stock	1,000,000,000	—	367,658,352
Common Stock
All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board of Directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by U.S. federal and state securities laws or by contract. In the event of a liquidation, dissolution or winding up of us, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that prior to the issuance of preferred stock holders of a majority of the outstanding shares of common stock will elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.
Preferred Stock
Our charter authorizes our Board of Directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the Board of Directors is required by Maryland law and by our charter to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution (other than in shares of stock) is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock become in arrears by two years or more until all arrears are cured. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to operate other than as an investment company. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.
Limitation On Liability Of Directors And Officers; Indemnification And Advance Of Expenses
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.
Our charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to obligate ourselves to indemnify any present or former director or officer or any individual who, while serving as a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as a director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, manager, member or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in any such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Our insurance policy does not currently provide coverage for claims, liabilities and expenses that may arise out of activities that a present or former director or officer of us has performed for another entity at our request. There is no assurance that such entities will in fact carry such insurance. However, we note that we do not expect to request our present or former directors or officers to serve another entity as a director, officer, partner or trustee unless we can obtain insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.
Provisions Of The Maryland General Corporation Law And Our Charter And Bylaws
Anti-takeover Effect
The Maryland General Corporation Law and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. These provisions could have the effect of depriving stockholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of us. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Control Share Acquisitions
The Maryland General Corporation Law under the Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•one-tenth or more but less than one-third,
•one-third or more but less than a majority, or
•a majority or more of all voting power.
The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the Board of Directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The Maryland Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will notify the Division of Investment Management at the SEC prior to amending our bylaws to be subject to the Maryland Control Share Acquisition Act and will make such amendment only if the Board of Directors determines that it would be in our best interests.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s shares; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board of Directors.
After the five-year prohibition, any such business combination must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:
•80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute provides various exemptions from its provisions, including for business combinations that are exempted by the Board of Directors before the time that the interested stockholder becomes an interested stockholder. Our Board of Directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Maryland Business Combination Act, provided that the business combination is first approved by the Board of Directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the Board of Directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Conflicts with 1940 Act
Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Maryland Control Share Acquisition Act (if we amend our bylaws to be subject to such Act) and the Maryland Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
Classified Board of Directors
Our Board of Directors is divided into three classes of directors serving classified three-year terms. The current terms of the first, second and third classes will expire at the annual meeting of stockholders held in 2020, 2021 and 2022, respectively, and in each case, until their successors are duly elected and qualify. Each year one class of directors will be elected to the Board of Directors by the stockholders to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until his or her successor is duly elected and qualifies. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board of Directors will help to ensure the continuity and stability of our management and policies.
Election of Directors
Our charter and bylaws provide that the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote in the election of directors will be required to elect a director. Under the charter, our Board of Directors may amend the bylaws to alter the vote required to elect directors.
Number of Directors; Vacancies; Removal
Our charter provides that the number of directors will be set only by the Board of Directors in accordance with our bylaws. Our bylaws provide that a majority of our entire Board of Directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than three nor more than eight. Our charter provides that, pursuant to an election to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the Board of Directors, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.
Action by Stockholders
The Maryland General Corporation Law provides that stockholder action can be taken only at an annual or special meeting of stockholders or (unless the charter provides for stockholder action by less than unanimous written consent, which our charter does not) by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the Board of Directors or (3) by a stockholder who was a stockholder of record both at the time of provision of notice and at the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Directors at a special meeting may be made only (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of provision of notice and at the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Calling of Special Meetings of Stockholders
Our bylaws provide that special meetings of stockholders may be called by the chairman of the Board, our Board of Directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions if declared advisable by the Board and approved by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.
Our charter also provides that certain charter amendments and any proposal for our conversion, whether by merger or otherwise, from a closed-end company to an open-end company, any proposal for our liquidation or dissolution or certain amendments to Article IV and Article V of our charter requires the approval of the stockholders entitled to cast at least 80 percent of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by at least two-thirds of our continuing directors (in addition to approval by our Board of Directors), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our charter as our current directors as well as those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the continuing directors then on the Board of Directors.

Our charter and bylaws provide that the Board of Directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.
No Appraisal Rights
Except with respect to appraisal rights arising in connection with the Maryland Control Share Acquisition Act discussed above, as permitted by the Maryland General Corporation Law, our charter provides that stockholders will not be entitled to exercise appraisal rights.

DESCRIPTION OF OUR PREFERRED STOCK
In addition to shares of common stock, our charter authorizes the issuance of preferred stock. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more series, without stockholder approval. Our Board of Directors is authorized to fix for any series of preferred stock the number of shares of such series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series; except that, such an issuance must adhere to the requirements of the 1940 Act, Maryland law and any other limitations imposed by law.
The 1940 Act requires, among other things, that (1) immediately after issuance and before any distribution is made with respect to common stock, the liquidation preference of the preferred stock, together with all other senior securities, must not exceed an amount equal to 50% of our total assets (taking into account such distribution) and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on the preferred stock are in arrears by two years or more.
For any series of preferred stock that we may issue, our Board of Directors will determine and the prospectus supplement relating to such series will describe:
•the designation and number of shares of such series;
•the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, the cumulative nature of such dividends and whether such dividends have any participating feature;
•any provisions relating to convertibility or exchangeability of the shares of such series;
•the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;
•the voting powers of the holders of shares of such series;
•any provisions relating to the redemption of the shares of such series;
•any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;
•any conditions or restrictions on our ability to issue additional shares of such series or other securities;
•if applicable, a discussion of certain U.S. Federal income tax considerations; and
•any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.
All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board of Directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which cumulative dividends thereon will be cumulative.

DESCRIPTION OF OUR DEBT SECURITIES
We currently have the Notes outstanding. However, we may issue additional debt securities in one or more series in the future which, if publicly offered, will be under an indenture to be entered into between us and a trustee. The specific terms of each series of debt securities we publicly offer will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series. The description below is a summary with respect to future debt securities we may issue and not a summary of the Notes.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” On March 9, 2012, we entered into an Agreement of Resignation, Appointment and Acceptance (the “Agreement”) with American Stock Transfer & Trust Company, LLC (the “Retiring Trustee”) and U.S. Bank National Association (the “trustee”). Under the Agreement, we formally accepted the resignation of the Retiring Trustee and appointed the trustee under the Indenture, dated as of February 16, 2012 (the “indenture”), by and between us and the Retiring Trustee, as supplemented by the First Supplemental Indenture, dated as of March 1, 2012, by and between us and the Retiring Trustee, as further supplemented by the Second Supplemental Indenture, dated as of March 8, 2012, by and between us and the Retiring Trustee, and as further supplemented by the Joinder Supplemental Indenture, dated as of March 8, 2012, by and among us, the Retiring Trustee and the trustee. We accepted the resignation of the Retiring Trustee and appointed the trustee in order to take advantage of a more efficient money market based system of settling issuances of notes issued pursuant to the indenture not available through the Retiring Trustee. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.
Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture with the SEC. See “Incorporation by Reference” and “Available Information” for information on how to obtain a copy of the indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including:
•the designation or title of the series of debt securities;
•the total principal amount of the series of debt securities;
•the percentage of the principal amount at which the series of debt securities will be offered;
•the date or dates on which principal will be payable;
•the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•the terms for redemption, extension or early repayment, if any;
•the currencies in which the series of debt securities are issued and payable;
•whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
•the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;
•the denominations in which the offered debt securities will be issued;
•the provision for any sinking fund;
•any restrictive covenants;
•any events of default;
•whether the series of debt securities are issuable in certificated form;
•any provisions for defeasance or covenant defeasance;
•any special federal income tax implications, including, if applicable, federal income tax considerations relating to original issue discount;
•whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•whether the debt securities are subject to subordination and the terms of such subordination;
•the listing, if any, on a securities exchange; and
•any other terms.
The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we are permitted, as a BDC, to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200% after each issuance of debt. On March 23, 2018, President Trump signed into law the Small Business Credit Availability, which included various changes to regulations under the federal securities laws that impact BDCs, including changes to the 1940 Act to allow BDCs to decrease their asset coverage requirement to 150% from 200% under certain circumstances. While certain other BDCs have elected to allow for the increase in leverage, after consideration of the expected negative impact on us, including a rating downgrade by S&P, our Board of Directors has not currently elected to approve application of the modified asset coverage requirement for the Company. If we choose to take advantage of such additional leverage, it will mean that for every $100 of net assets, we may raise $200 from senior securities, such as borrowings or issuing preferred stock. If our asset coverage ratio declines below 200% (or 150% if we determine to take advantage of the additional leverage), we may not be able to incur additional debt and may need to sell a portion of our investments to repay some debt when it is disadvantageous to do so, and we may not be able to make distributions. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
General
The indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.
The indenture limits the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
We also will have the option of issuing debt securities in non-registered form as bearer securities if we issue the securities outside the United States to non-U.S. persons. In that case, the prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•how it handles securities payments and notices,
•whether it imposes fees or charges,
•how it would handle a request for the holders’ consent, if ever required,
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,
•how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and
•if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.
•An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” above.
•An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.
•An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.
•The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.
•An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.
•DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.
•Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations when a Global Security will be Terminated
In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “Issuance of Securities in Registered Form” above.
The special situations for termination of a global security are as follows:
•if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days,
•if we notify the trustee that we wish to terminate that global security, or
•if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under “Events of Default.”
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Special Considerations for Global Securities.”
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following:
•We do not pay the principal of, or any premium on, a debt security of the series on its due date.
•We do not pay interest on a debt security of the series within 30 days of its due date.
•We do not deposit any sinking fund payment in respect of debt securities of the series on its due date.
•We remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series.
•We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.
•Any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series under certain circumstances.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). (Section 315 of the Trust Indenture Act of 1939) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•You must give your trustee written notice that an Event of Default has occurred and remains uncured.
•The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.
•The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.
•The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:
•the payment of principal, any premium or interest or
•in respect of a covenant that cannot be modified or amended without the consent of each holder.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.
Merger or Consolidation
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities.
•The merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded.
•Under the indenture, no merger or sale of assets may be made if as a result any of our property or assets or any property or assets of one of our subsidiaries, if any, would become subject to any mortgage, lien or other encumbrance unless either (i) the mortgage, lien or other encumbrance could be created pursuant to the limitation on liens covenant in the indenture without equally and ratably securing the indenture securities or (ii) the indenture securities are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance.
•We must deliver certain certificates and documents to the trustee.
•We must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
•change the stated maturity of the principal of, or interest on, a debt security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
•adversely affect any right of repayment at the holder’s option;
•change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;
•impair your right to sue for payment;
•adversely affect any right to convert or exchange a debt security in accordance with its terms;
•modify the subordination provisions in the indenture in a manner that is adverse to holders of the debt securities;
•reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
•modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
•change any obligation we have to pay additional amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
•If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.
•If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.
In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.
•For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.
•For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance—Full Defeasance.”
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:
•If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•We must deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.
•We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.
Full Defeasance
If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
•We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.
•We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•only in fully registered certificated form,
•without interest coupons, and
•unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.
Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.
Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions—Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment or distribution of our assets by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over, upon written notice to the Trustee, to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
•our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities, and
•renewals, extensions, modifications and refinancings of any of this indebtedness.
If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
The Trustee under the Indenture
U.S. Bank National Association will serve as trustee under the indenture.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
General
We may issue subscription rights to the holders of the class of securities to whom the subscription rights are being distributed, or the Holders to purchase our Securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to the Holders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to the Holders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
•the title of such subscription rights;
•the exercise price for such subscription rights (or method of calculation thereof);
•the ratio of the offering;
•the number of such subscription rights issued to each Holder;
•the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
•if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);
•the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
•any termination right we may have in connection with such subscription rights offering; and
•any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.
Exercise of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of our Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the Securities purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
We may issue warrants to purchase shares of our common stock, preferred stock or debt securities from time to time. Such warrants may be issued independently or together with one of our Securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•the number of shares of common stock, preferred stock or debt securities issuable upon exercise of such warrants;
•the price at which and the currency or currencies, including composite currencies, in which the shares of common stock, preferred stock or debt securities purchasable upon exercise of such warrants may be purchased;
•the date on which the right to exercise such warrants will commence and the date on which such right will expire;
•whether such warrants will be issued in registered form or bearer form;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•if applicable, the number of such warrants issued with each share of common stock, preferred stock or debt securities;
•if applicable, the date on and after which such warrants and the related shares of common stock, preferred stock or debt securities will be separately transferable;
•information with respect to book-entry procedures, if any;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our stockholders authorize the proposal to issue such warrants, and our Board of Directors approves such issuance on the basis that the issuance is in our best interests and the best interest of our stockholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF OUR UNITS
A unit is a separate security consisting of two or more other securities that either may or must be traded or transferred together as a single security. The following is a general description of the terms of the units we may issue from time to time. Particular terms of any units we offer will be described in the prospectus supplement relating to such units. For a complete description of the terms of particular units, you should read both this prospectus and the prospectus supplement relating to those particular units.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include contracts for purchase of any such security or debt obligations of third parties, such as U.S. Treasury securities, such that the holder holds each component. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.
A prospectus supplement will describe the particular terms of any series of units we may issue, including the following:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•whether the units will be issued in fully registered or global form.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR
Our securities are held under custody agreements by (1) U.S. Bank National Association, (2) Israeli Discount Bank of New York Ltd., (3) Fifth Third Bank, (4) Peapack-Gladstone Bank, (5) Customers Bank, (6) Key Bank National Association, and (7) BankUnited, N.A. The addresses of the custodians are: (1) U.S. Bank National Association, Corporate Trust Services, One Federal Street, 3rd Floor, Boston, MA 02110, Attention: Prospect Capital Corporation Custody Account Administrator; (2) Israeli Discount Bank of New York Ltd., 511 Fifth Avenue, New York, NY 10017, Attention: Prospect Capital Corporation, Account Administrator; (3) Fifth Third Bank, 38 Fountain Square Plaza, MD1090CD, Cincinnati, OH, 45263, Attention: Prospect Capital Corporation Custody Account Administrator; (4) Peapack-Gladstone Bank, 500 Hills Drive, Bedminster, New Jersey 07921, Attention: Prospect Capital Corporation, Account Administrator; (5) Customers Bank, 99 Park Avenue, New York, New York 10016, Attention: Prospect Capital Corporation, Account Administrator; (6) Key Bank National Association, 127 Public Square, Cleveland, Ohio 44114, Attention: Prospect Capital Corporation, Account Administrator; (7) BankUnited, N.A., 445 Broadhollow Road, Suite 130, Melville, New York 11747, Ref: Prospect Capital Corporation; and (8) Deutsche Bank Trust Company Americas, 1761 East St. Andrew Place, Santa Ana, CA 92705, Attention: Mortgage Custody - PC141C. American Stock Transfer & Trust Company acts as our transfer agent, dividend paying agent and registrar. The principal business address of American Stock Transfer & Trust Company is 6201 15th Avenue, Brooklyn, NY 11219, telephone number: (718) 921-8200.

BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of our business. We have not paid any brokerage commissions during the three most recent fiscal years. Subject to policies established by our Board of Directors, Prospect Capital Management is primarily responsible for the execution of the publicly-traded securities portion of our portfolio transactions and the allocation of brokerage commissions.
Prospect Capital Management does not expect to execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Company, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While Prospect Capital Management generally seeks reasonably competitive trade execution costs, the Company will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, Prospect Capital Management may select a broker based partly upon brokerage or research services provided to it and the Company and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if Prospect Capital Management determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS
Certain legal matters regarding the securities offered by this prospectus will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, NY, and Venable LLP as special Maryland counsel.
INDEPENDENT ACCOUNTING FIRMS
BDO USA, LLP is the independent registered public accounting firm of the Company and National Property REIT Corp. RSM US LLP is the independent accounting firm of First Tower Finance Company LLC.
AVAILABLE INFORMATION
We have filed a registration statement with the SEC on Form N-2, including amendments, relating to the shares we are offering. This prospectus does not contain all of the information set forth in the registration statement, including any exhibits and schedules it may contain. For further information concerning us or the shares we are offering, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to describe the material terms thereof but are not necessarily complete and in each instance reference is made to the copy of any contract or other document filed as an exhibit to the registration statement. Each statement is qualified in all respects by this reference.
We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC at http://www.sec.gov.
We maintain a website at http://www.prospectstreet.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through this website. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.
No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date

5.50% Series A2 Preferred Stock

PROSPECTUS SUPPLEMENT

May , 2021

UBS Investment Bank